UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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PNM Resources Inc.
(Name of Registrant as Specified In Its Charter)

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PNM Resources, Inc. Alvarado Square Albuquerque, NM 87158

Notice of Annual Meeting of Shareholders

Tuesday, May 18, 2010

9:00 a.m., Mountain Daylight Time

South Broadway Cultural Center

1025 Broadway SE

Albuquerque, New Mexico

April 7, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc.   The meeting will be held on Tuesday, May 18, 2010, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico.  A map to the meeting location is included on the back page of this proxy statement for your reference.  You are entitled to vote all shares of our common stock held by you as of the record date of March 29, 2010.

At the meeting, shareholders are being asked to:

•                  Elect ten (10) directors.

•                  Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2010.

•                  Transact any other business properly brought up at the meeting.

The proxy statement and form of proxy were first made available to our shareholders on or about April 7, 2010.  We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders on the Internet.  We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

Your vote is extremely important.  After reading the proxy statement, please vote so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes.  Your continued interest in the business of PNM Resources, Inc. is appreciated, and we hope you will be able to attend the Annual Meeting.

Sincerely,

Jeffry E. Sterba	Patricia K. Collawn
Chairman of the Board	President and Chief Executive Officer

i

GLOSSARY OF TERMS USED IN THIS PROXY

Adjusted Cash Earnings

Adjusted cash earnings performance measure calculated for the purpose of determining certain long-term incentive equity and cash awards as described in the CD&A. Equals the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) adding amounts received by PNMR as principal payments on the Palo Verde lessor notes, (2) adding amounts received by PNMR as Palo Verde 3 toll revenue, (3) including amounts attributable to Optim Energy, LLC cash earnings, (4) excluding changes in PNMR’s working capital, (5) subtracting taxes paid by PNMR in connection with the sale of certain assets of Public Service Company of New Mexico’s gas division, and (6) excluding the impacts of the Valencia Energy Facility consolidation. The adjusted cash earnings levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are structured to ensure that award payments are not artificially inflated or deflated.

Audit Committee	Audit and Ethics Committee of the Board
Annual Meeting	Annual Meeting of PNMR shareholders to be held on May 18, 2010
Board	Board of Directors of PNM Resources, Inc.
BGHRC or Compensation Committee	Board Governance and Human Resources Committee of the Board
Cascade	Cascade Investment, L.L.C.
CD&A	Compensation Discussion and Analysis beginning on page 29
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COO	Chief Operating Officer
Company, PNMR or PNM Resources	PNM Resources, Inc., trades on the NYSE under the symbol “PNM”
Deloitte & Touche or Deloitte	Deloitte & Touche LLP
ESA	PNMR Executive Spending Account Plan
ECJV	ECJV Holdings, LLC
ERCOT	Electric Reliability Council of Texas
ERP	PNMR Employees’ Retirement Plan
ESP	PNMR Executive Savings Plan
ESP II	PNMR Executive Savings Plan II
EVP	Executive Vice President
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)
FFO/Debt Ratio

Performance measure calculated for the purpose of determining certain short-term and long-term equity and cash incentive awards as described in the CD&A. Equals PNMR’s funds from operations for the fiscal year ending on December 31, 2009, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2009. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) adjusted by the following items: (1) adding amounts received by PNMR as principal payments on the Palo Verde lessor notes, (2) adding amounts received by PNMR as Palo Verde 3 toll revenue, (3) including amounts attributable to principal payments on imputed debt from long-term leases, (4) excluding changes in PNMR’s working capital, (5) subtracting taxes paid by PNMR in connection with the sale of certain assets of Public Service Company of New Mexico’s gas division, (6) excluding the impacts of the Valencia Energy Facility consolidation, and (7) excluding the impact of capitalized interest.

Incentive EPS	Adjusted earnings per share performance measure calculated for the purpose of determining awards under the 2009 OIP. Equals PNMR’s earnings per share (as reflected on the Consolidated Statement of

ii

Earnings (Loss)) (A) minus (i) $0.10 per share attributable to a settlement with Cap Rock Holding Corporation, a subsidiary of Continental Energy Systems, L.L.C., (ii) $0.01 per share attributable to depreciation associated with the sale of gas assets, (iii) $0.05 per share attributable to the mark-to-market impact of economic hedges, (iv) $0.05 per share attributable to gain on reacquired debt, (v) $0.72 per share attributable to gain on the sale of gas operations, (vi) $0.04 per share attributable to interest earned on uncertain tax positions, (vii) $0.03 per share attributable to the net change in unrealized impairments of certain securities, and (viii) $0.01 per share attributable to the sale of certain water rights, (B) plus (w) $0.21 per share attributable to the settlement of a California energy crisis-related legal proceeding, (x) $0.03 per share attributable to discontinued operations, (y) $0.18 per share attributable to regulatory disallowances, and (z) $0.17 per share attributable to the write-down of emission allowances.

Index Group	S&P Midcap 400 Utilities Index
NACD survey	Annual survey of director compensation provided by the National Association of Corporate Directors
NEO(s) or named executive officer(s)	Named executive officers of PNMR consisting of the CEO, CFO and the 3 other highest paid executives
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
2009 OIP	PNMR 2009 Officer Incentive Plan
Optim Energy	Optim Energy, LLC, formerly known as EnergyCo, LLC
PEP or Performance Equity Plan	PNMR Second Amended and Restated Omnibus Performance Equity Plan
PNM	Public Service Company of New Mexico, wholly owned subsidiary of PNMR
PNMR Peer Group	Utility and energy companies comprising PNMR’s executive and director compensation peer group listed on page 24 and page 34
PPSC	Public Policy and Sustainability Committee of the Board
PRM	PRM Consulting Group, the compensation consultant retained by the BGHRC
PSP	PNMR Performance Stock Plan (expired in 2000, except as to the outstanding options)
Retention Plan	PNMR Officer Retention Plan
RSP	PNMR Retirement Savings Plan, a 401(k) plan
SAR	Stock Appreciation Right, a type of PEP award
SEC	Securities and Exchange Commission
SERP	Supplemental Employee Retirement Agreement
Severance Plan	PNMR Non-Union Severance Pay Plan
SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended
TSA	Transitional Services Agreement among PNM, PNMR Services Company and New Mexico Gas Company, Inc. dated as of January 12, 2008

iii

PNM Resources, Inc.

Proxy Statement for 2010 Annual Meeting of Shareholders

Tuesday, May 18, 2010

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Why am I being asked to review these materials?

You are receiving these materials because you hold shares in PNM Resources, Inc. and are entitled to vote at the Annual Meeting.  This proxy statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares. Our Board of Directors (“Board”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail.  We made these materials available to shareholders on or about April 7, 2010.  Our shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.  For a complete listing of terms defined and used in this proxy statement, see the Glossary on page ii.

What is included in these materials?

These materials include:

•                  Our proxy statement for the Annual Meeting; and

•                  Our 2009 Annual Report to Shareholders and Annual Report on Form 10-K, which includes our consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.  Proxy materials are available at http://www.proxyvoting.com/pnm.

Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners.  All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  The Notice includes instructions on how to access the proxy materials over the Internet or how to request a printed copy.  The Notice is not a ballot proxy card and cannot be used to vote your shares.  Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice.

Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on March 29, 2010, the record date.  On the record date, PNM Resources had 86,673,174 shares of common stock outstanding and entitled to be voted on at the Annual Meeting.  You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

We also have outstanding 477,800 shares of Convertible Preferred Stock, Series A (“preferred stock”), which are entitled to vote together with the holders of common stock on all matters which are voted upon by our shareholders, except the election of directors.  Each share of preferred stock is entitled to 10 votes at the Annual Meeting because each share of preferred stock is convertible into 10 shares of common stock, subject to certain anti-dilution adjustments.

What proposals will be voted on at the Annual Meeting?

The following two proposals will be considered and voted on at the Annual Meeting:

Proposal 1 — Elect Ten Directors

All directors are elected on an annual basis.  One current director (Robert M. Price) is retiring from the Board effective as of the Annual Meeting.  The Board approved the nomination of Bruce W. Wilkinson for election to the Board to fill the vacancy created by Mr. Price’s retirement.  Thus, nine current members of the Board and Mr. Wilkinson are seeking election for one-year terms at this year’s Annual Meeting.  The Board recommends:

Adelmo E. Archuleta	Manuel T. Pacheco	Jeffry E. Sterba
Patricia K. Collawn	Bonnie S. Reitz	Bruce W. Wilkinson
Julie A. Dobson	Donald K. Schwanz	Joan B. Woodard
Robert R. Nordhaus

for election to the Board at the Annual Meeting.  Detailed information about these nominees is provided beginning on page 9.

If a nominee becomes unavailable for election, proxy holders will vote for another nominee proposed by the Board or the seat will remain vacant until the Board proposes another nominee.

Proposal 2 — Ratify Appointment of Independent Public Accountants

The Audit and Ethics Committee of the Board (“Audit Committee”), which is comprised entirely of independent non-employee directors, selects and hires the independent registered public accountant, subject to ratification by the Company’s shareholders, to audit the Company’s financial records.  The Audit Committee has selected Deloitte & Touche to audit the Company’s consolidated financial statements for the fiscal year beginning January 1, 2010.

Representatives of Deloitte & Touche will attend the Annual Meeting, where they will have the opportunity to answer questions.  If shareholders fail to ratify the appointment of Deloitte & Touche, the Audit Committee would reconsider its selection.

What are our Board of Directors’ Voting Recommendations?

Our Board unanimously recommends that you vote your shares “For” each of the nominees to the Board and “For” the ratification of the appointment of Deloitte & Touche.

How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

In Person:	You can attend and cast your vote at the Annual Meeting.

By Telephone:

For automated telephone voting, call 1-866-540-5760 (toll free) from any touch-tone telephone and follow the instructions.

(You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

By Internet:

Access www.proxyvoting.com/pnm and follow the instructions.

(You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)

NOTE: There is a different Internet address for shares held in the 401(k) plan. Access www.proxyvoting.com/pnm-emp.

Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.

Your shares will be voted in the manner you indicate.  Holders of our preferred stock may only vote in person or by faxing the completed paper proxy card pursuant to the instructions on the proxy card for the preferred stock.

What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf.  By voting by telephone or the Internet, or by completing and mailing a printed proxy card, you are giving the proxy committee (B. S. Reitz, D. K. Schwanz, and J. B. Woodard) appointed by the Board the authority to vote your shares in the manner you indicate.  If you sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or Internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

FOR the election of the directors nominated, and

FOR ratification of the appointment of Deloitte & Touche as independent public accountants for 2010.

Can I change my vote or revoke my proxy?

Yes.  Any subsequent vote by any means will change your prior vote.  The last vote actually received before the Annual Meeting will be the one counted.  You may also revoke your proxy by voting in person at the Annual Meeting.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other business to be conducted at the Annual Meeting other than those discussed in this proxy statement.  If any other matter is properly presented, the proxy committee will vote on the matter in accordance with its judgment.  Shareholders attending the meeting will directly vote on those matters.

Why did I receive more than one proxy card or Notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts.  Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue.  Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan.    If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker.  You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, then you will receive a separate vote authorization form and supplemental materials on voting instructions for these shares from the PNMR Corporate Investment Committee.  Thus, if you have shares allocated to your RSP account, you will need to vote your RSP shares with the RSP vote authorization form.  If you participate in the RSP, you will receive the proxy statement and RSP voting materials by mail.

What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock and preferred stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the Internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist.  Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

What vote is required to approve each proposal?

A quorum and the affirmative vote of the holders of a majority of the shares of PNM Resources common stock present, in person or by proxy, and entitled to vote at the Annual Meeting are required to elect directors.  A quorum and the affirmative vote of a majority of the shares of our common stock and preferred stock, voting together as a single class, are required to ratify the appointment of independent public accountants.   Abstentions and withheld votes will have the effect of a vote against these matters, while broker non-votes will not be counted in calculating voting results on these matters.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with BNY Mellon Shareowner Services, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder, and the Notice was forwarded to you by that organization.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I don’t give my broker voting instructions for my “street name” shares?

If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters.   When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting.  Ratification of the appointment of Deloitte & Touche as independent public accountants for 2010 is considered a routine matter for which brokerage firms may vote your shares without your voting instructions.

What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given.  In prior years, brokers would exercise discretionary voting on uncontested elections of directors.  On July 1, 2009, the SEC approved a change to NYSE rules to provide that election of directors is now considered a non-routine matter.  Thus, your “street name” shares cannot be voted on Proposal 1 without receipt of your voting instructions.

We encourage you to provide instructions to your broker by giving your proxy.  This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting, are counted for quorum purposes, and will have the same effect as a vote against the matter.  Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote.

Who may attend the Annual Meeting?

Admission tickets will be distributed at the registration tables in the lobby of the South Broadway Cultural Center prior to the Annual Meeting.  Attendance is limited to shareholders of record on March 29, 2010.  If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

Can I vote my shares in person at the Meeting?

If you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting.  If you hold your shares in “street name,” you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.

Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors.  This solicitation is being made by mail, but also may be made in person, by telephone or via the Internet.  The Company has hired Georgeson Shareholder Communications, Inc., to assist in the solicitation for an estimated fee of $7,500 plus any out-of-pocket expenses.  PNM Resources will pay all costs related to solicitation.  BNY Mellon Shareowner Services is tabulating the vote.

Is this proxy statement the only way that proxies are being solicited?

No.  As stated above, the Company has retained Georgeson Shareholder Communications, Inc., to aid in the solicitation of proxy materials. In addition to mailing these proxy materials, certain directors, officers or employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

Where can I find voting results of the Annual Meeting?

Preliminary voting results will be disclosed in a Current Report on Form 8-K within four business days after the date of the Annual Meeting, and final voting results will be disclosed in an amended Form 8-K within four business days after the final voting results are known.  Such results will also be published on our website at www.pnmresources.com.

Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call our Shareholder Services at 1-800-545-4425.

INTRODUCTION

PNM Resources is an investor-owned holding company of energy and energy-related businesses.  Its headquarters are in Albuquerque, New Mexico, and it trades on the NYSE under the symbol “PNM.”

GOVERNANCE

In recognition of the importance of governance to the proper management of the Company, the Board has organized the various governance policies adopted and practiced over the years into a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks.  The Board has chosen those practices it believes to be in the best interests of its investors.  Because the Board wants to follow and stay abreast of best corporate governance practices, it has charged its Board Governance and Human Resources Committee (“BGHRC”) with reviewing the principles at least annually (more often if necessary) and recommending any necessary changes to the Board.

The Corporate Governance Principles document is attached as Appendix A, and can also be found on PNM Resources’ website at www.pnmresources.com.  The principles document sets forth key practices and addresses the following:

•	Responsibilities of the Board
•	Process for Director Nominations
•	Director Qualifications
•	Director Independence
•	Planning/Oversight Functions
•	Stock Ownership Guidelines
•	Director Service
•	Director Compensation
•	Leadership Structure

CODE OF ETHICS

The Company has adopted a code of ethics, Do the Right Thing-Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer and principal accounting officer) and employees.  Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., Alvarado Square, MS-2850, Albuquerque New Mexico 87158.  Do the Right Thing is also available on our website at www.pnmresources.com.  The Company will post amendments to or waivers from its code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on its website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, or auditing matters, and other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee that are posted on the Company’s website at www.pnmresources.com. The Company also established an anonymous/confidential hotline through which employees and others may report concerns about the Company’s business practices.

OTHER GOVERNANCE POLICIES

Leadership Structure

We believe the Company and its shareholders are best served by a board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Company’s Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and Chief Executive Officer (“CEO”), as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director.

The Board has addressed the question of whether to separate the offices of Chairman and CEO on several occasions and has reached different determinations, based on its conclusions of what was in the best interests of the Company and its shareholders at the time.  The Board has separated the two offices on four different occasions since the late

1980s.  Most recently, upon the retirement of Jeffry E. Sterba, the Board separated the two offices again effective March 1, 2010. The Board believes that it should retain the flexibility to make a judgment regarding its leadership structure.  Currently, the Board believes that separating the two offices allows the Board to retain Mr. Sterba as the best qualified person to serve as Chairman of the Board and to appoint Ms. Patricia K. Collawn as the best qualified person to serve as CEO.

Even though Mr. Sterba’s long employment history with the Company disqualifies him as serving as an independent chair, the Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently includes eight non-management directors among its ten members, seven of whom qualify as independent under applicable NYSE listing standards.  As discussed below on page 15, the Board routinely holds executive sessions at which only non-management directors are present, and, each year, the non-management directors select a presiding independent director responsible for facilitating and chairing the non-management directors meetings scheduled for that year.

Board committees provide additional oversight of management.  All Board committee members are non-employee directors who have not participated in company management and all committees have a majority of independent directors.  In addition, the Audit Committee and the BGHRC are composed entirely of independent directors.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing the most material risks facing the Company to the Board’s attention.  Our Board has oversight responsibility for the processes established to report and monitor material risks applicable to the Company.  The Board also oversees the appropriate allocation of responsibility for risk oversight among the committees of the Board.  Over the past several years, Board committees have played a crucial role in risk oversight.  For example, the Finance Committee reviews and recommends to the full Board the Company’s capital structure and oversees the Company’s management of risks associated with capital availability and costs thereof.  In addition, the Finance Committee monitors risks associated with the Company’s trading activities.  The Audit and Ethics Committee plays a central role in overseeing the integrity of the Company’s financial statements and reviewing and approving the performance of the Company’s internal audit function and independent accountants.  The Public Policy and Sustainability Committee considers risks to our reputation and reviews risks related to the sustainability of our operations, including risks associated with climate change and environmental regulation.  The BGHRC considers risks related to succession planning and considers risk related to the attraction and retention of talent and risks related to the design of compensation programs and arrangements.  The BGHRC monitors the design and administration of the Company’s overall incentive programs to ensure that they incent strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk taking by Company employees.

In July and September 2009, the Board reviewed briefing materials prepared by the Company’s enterprise risk management team regarding the potential significant risks facing the Company.  Each risk was assigned to a Board committee with a responsible reporting officer.  The Board discussed the appropriate level of Board oversight for these risks and determined that while the more detailed oversight would continue at the committee level, the Board would also be updated as developments occurred.  The Board does not believe that its process for risk oversight should affect its leadership structure (i.e. whether it may combine the Chairman and CEO roles in the future) because Board committees (comprised entirely of non-management directors) play the central role in risk oversight.

Stock Option Grant Policy

The Board adopted the Stock Option Grant Policy on December 4, 2006, to govern the granting of all forms of equity compensation.  The policy was amended in February 2007, to set forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in the Company’s securities under PNM Resources’ Insider Trading Policy.  The Stock Option Grant Policy, as amended to date, is attached as Appendix B, and can also be found on our website at www.pnmresources.com.

The Company conducts an annual review of equity compensation awards to ensure compliance with the requirements of the Stock Option Grant Policy.

Related Person Transactions Policy

On February 13, 2007, the Board approved the “Policy and Procedures Governing Related Party Transactions,” attached as Appendix C to this proxy statement, and posted on our website at www.pnmresources.com.  The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the BGHRC, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the BGHRC will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue.  For a discussion of 2009 related person transactions approved under this policy, please see page 21 of this proxy statement under the caption “Related Person Transactions.”

PROPOSAL 1:  ELECT TEN DIRECTORS (PROPOSAL 1 ON YOUR PROXY CARD)

General Information

As discussed below, ten director nominees are seeking election to the Board for one-year terms at this year’s Annual Meeting:  nine current members of the Board and Bruce W. Wilkinson (nominated to fill the vacancy created by retirement of Robert Price).  There are no vacancies as the Board fixed the number of directors at ten, effective March 1, 2010.

Patricia K. Collawn joined the Board on March 1, 2010, when Jeffry E. Sterba retired as CEO and Ms. Collawn became CEO and President.  Mr. Sterba will continue as Board Chairman.  The BGHRC recommended the appointment of Ms. Collawn to the Board effective March 1, 2010.

Robert M. Price will complete his current term, but will not stand for election at the Annual Meeting of Shareholders on May 18, 2010.  We sincerely acknowledge his dedication, leadership, engagement, and contributions to the Company during his tenure.

The BGHRC contracted the services of Spencer Stuart to provide assistance in identifying candidates for consideration of board membership.   Spencer Stuart recommended Bruce W. Wilkinson for Board consideration as a director candidate.  The BGHRC interviewed Mr. Wilkinson and subsequently approved his nomination for election to the Board to fill the vacancy created by Mr. Price’s retirement.

Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by the Board upon the recommendation of the BGHRC, the nominating committee of the Board.  Alternatively, the seat will remain vacant if a substitute nominee is not selected prior to the Annual Meeting.

As discussed below on page 14, under the “Director Independence” section, seven of the ten director nominees are independent directors.  Biographical information including a brief description of the specific relevant qualifications and attributes regarding each nominee is noted below.

DIRECTORS NOMINATED THIS YEAR – TERM EXPIRING IN 2011

Adelmo E. Archuleta

Director since July 15, 2003

President and CEO, Molzen-Corbin & Associates, a New Mexico consulting engineering and architecture firm, since 1982

Mr. Archuleta, age 59, is a resident of Albuquerque, New Mexico, and holds a Master’s degree in Civil Engineering from New Mexico State University.  He joined Molzen-Corbin & Associates in 1975, and has led the firm as its President and Chief Executive Officer since 1982.  Other directorships include:  the Bank of Albuquerque; Presbyterian Healthcare Services; New Mexico Mutual Casualty, and the Greater Albuquerque Chamber of Commerce. Mr. Archuleta currently serves as Chair of the Public Policy and Sustainability Committee and is a member of the Audit and Ethics Committee.

Specific Qualifications/ Attributes:

•                  CEO experience

•                  Engineering background and experience

•                  New Mexico candidate

•                  Community engagement

•                  Business background and experience

Patricia K. Collawn

Director since March 1, 2010

President and CEO, PNM Resources, Inc., since 3/1/10

President and Chief Operating Officer, PNM Resources, Inc. – 8/08 – 2/10

Utilities President, PNM Resources, Inc. – 2007 – 2008

President and CEO, Public Service Company of Colorado – 2005 – 2007

President, Customer and Field Operations – Xcel Energy – 7/03 - 10/05

President of Retail Services – Xcel Energy  – 3/01 – 7/03

Vice President of Marketing and Sales – Xcel Energy – 8/00 – 3/01

Vice President of Marketing – New Century Energies – 1999  – 2000

Ms. Collawn, age 51, is a resident of Albuquerque, New Mexico, and is President and CEO of PNM Resources, PNM and TNMP.  She holds an MBA from Harvard University.  Ms. Collawn joined PNMR in June 2007 as Utilities President and she became PNMR’s President and Chief Operating Officer in August 2008.  Ms. Collawn has more than 15 years of utility experience.  Other directorships in addition to various Company subsidiaries include: CTS Corporation, for which she serves on the nominating and governance committee, and is the chair of the compensation committee; the Greater Albuquerque Chamber of Commerce (Chair-elect); and United Way of Central New Mexico.

Specific Qualifications/ Attributes:

•                  CEO and COO experience

•                  Business background and experience

•                  Extensive utility and energy industry expertise and leadership

•                  Federal electric, natural gas and environmental regulatory experience

Julie A. Dobson

Director since July 16, 2002

Chairman, TeleBright Corp., a telecommunications decision-support technology company, since 2002

Chief Operating Officer, TeleCorp PCS, 1998 - 2002

Ms. Dobson, age 53, is a resident of Potomac, Maryland, and was Chief Operating Officer and one of the founding principals of TeleCorp PCS, a wireless/mobile phone company serving more than a million customers when sold to AT&T Wireless.  A 1978 William & Mary graduate, she earned an MBA in Finance at the University of Pittsburgh the following year before beginning a long career in what became Verizon, starting in sales with Bell of Pennsylvania, and concluding as president of one of the company’s non-regulated businesses, Bell Atlantic Mobile (New York).  Other directorships include:  The American Water Works Company, Voorhees, New Jersey, and serves on the compensation committee; and Safeguard Scientifics, Inc., Wayne, Pennsylvania, for which she serves as chair of the compensation committee.  Prior committee memberships at Safeguard Scientifics, Inc., include the audit committee and the corporate governance committee. She previously served as non-executive Chairman and Director of  LCCI, McLean, Virginia.  Ms. Dobson currently serves as Chair of the Audit and Ethics Committee and is a member of the Board Governance and Human Resources Committee.  The Board of Directors has determined that Ms. Dobson qualifies as an “audit committee financial expert” as defined by the SEC regulations.

Specific Qualifications/ Attributes:

•                  CFO and COO experience

•                  “Financial expert” under SEC requirements

•                  Finance educational background

•                  Technology background

•                  Business background and experience in regulated and non-regulated corporations

Robert R. Nordhaus

Director since September 18, 2007

Member, Van Ness, Feldman, P.C., Attorney at Law, since 1997

Mr. Nordhaus, age 73, is a resident of Washington, DC, and is a member of Van Ness, Feldman, P.C., Attorneys at Law.  Mr. Nordhaus practiced with the firm from 1981 to 1993, when he was appointed General Counsel of the Department of Energy by President Clinton. He rejoined the firm in 1997.  Mr. Nordhaus is a 1960 graduate of Stanford University, and a 1963 graduate of Yale Law School.  Mr. Nordhaus currently serves as a member of the Finance Committee and the Public Policy and Sustainability Committee.

Specific Qualifications/ Attributes:

•                  Extensive utility and energy industry legal expertise and leadership

•                  Federal electric, natural gas and environmental regulatory experience

Manuel T. Pacheco

Director since November 20, 2001

Interim President, New Mexico State University – 6/09 - 12/09

Interim President, Highlands University – 7/06 - 1/07

Retired President, University of Missouri System – 1997 - 2003

Dr. Pacheco, age 68, is a resident of Phoenix, Arizona, and served as Interim President of New Mexico State University, Las Cruces, New Mexico, from June 2009 to December 2009; and as Interim President of New Mexico Highlands University, Las Vegas, New Mexico, from July 2006 to January 2007.  He retired in 2003 as the President of the University of Missouri System.  From 1984 to 1997, he served as President of various universities, including the University of Arizona and the University of Houston. He holds a Doctorate degree in Foreign Language Education.  Dr. Pacheco currently serves as a member of the Audit and Ethics Committee and the Board Governance and Human Resources Committee.

Specific Qualifications/ Attributes:

•                  Board experience

•                  New Mexico native

•                  Leadership background and experience

•                  Academic background

Bonnie S. Reitz

Director since July 16, 2002

Owner, InsideOut…Culture to Customer, since 3/03

President, EOS Airlines - 4/05 – 8/05

Senior Vice President, Sales and Distribution, Continental Airlines, Inc., 1994 - 2003

Ms. Reitz, age 57, is a resident of St. Petersburg, Florida, and is the owner/founder of InsideOut…Culture to Customer, a business consulting company.  Ms. Reitz was President of EOS Airlines from April to August 2005.  Ms. Reitz retired in 2003, as Senior Vice President for Sales and Distribution of Continental Airlines.  Ms. Reitz is a 1974 Purdue graduate and began her career in the airline industry in 1977.  Other directorships include: Express Jet Holdings of Houston, Texas, for which she serves on the compensation committee and the corporate governance committee; the local and national organizations of Dress for Success; and Farelogix, a provider of low-cost, multi-source distribution and independent faring technology to the global travel industry.  Ms. Reitz currently serves as a member of the Board Governance and Human Resources Committee and the Public Policy and Sustainability Committee.

Specific Qualifications/ Attributes:

•                  Customer service and delivery systems expertise

•                  Marketing background and experience

•                  Business consulting background

•                  Regulated industry (travel industry) experience

Donald K. Schwanz

Director since July 29, 2008

Chairman and CEO, CTS Corporation - 2002 - 2007

CEO, CTS Corporation - 2001 - 2007

COO, CTS Corporation - 1/01 - 9/01

Honeywell, 1979 - 2000

Mr. Schwanz, age 66, is a resident of Scottsdale, Arizona, and is retired Chairman and CEO of CTS Corporation, a global manufacturer of electronic components and sensors and a provider of electronic manufacturing services. Mr. Schwanz held various management and senior executive roles at Honeywell from 1979 to 2000, where he last served as President of Industrial Controls Business.  He graduated from Massachusetts Institute of Technology with a Bachelor’s degree in Mechanical Engineering, and he earned an MBA in General Management from Harvard Graduate School of Business in 1968. Other directorships include: Multi-Fineline Electronix, Inc. (MFLEX), where he currently serves as Chair, Compensation Committee, and is a member of the Audit Committee.  Mr. Schwanz currently serves as a member of the Finance Committee and the Public Policy and Sustainability Committee.

Specific Qualifications/ Attributes:

•                  CEO experience

•                  Board and Board Chairman experience

•                  Regulatory environment experience

•                  Technology and innovation experience

Jeffry E. Sterba

Director since March 7, 2000

Chairman of the PNM Resources, Inc. Board of Directors, since 3/1/10

Chairman and CEO, PNM Resources, Inc. – 8/11/08 – 3/1/10

Chairman, President and CEO, PNM Resources, Inc. – 2000 – 8/11/08

Executive Vice President, USEC, 1999 - 2000

Executive Vice President and Chief Operating Officer, PNM - 1997 - 1999

Mr. Sterba, age 55, is a resident of Albuquerque, New Mexico, and retired from PNM Resources on March 1, 2010, and currently is Chairman of the Board of PNM Resources.  Mr. Sterba became President of PNM on March 6, 2000, became President and CEO of PNM on June 6, 2000, and was elected Chairman of the Board of the Company on October 1, 2000.  Previously, Mr. Sterba served as Executive Vice President of USEC, Inc., from January 1999 to February 2000.  Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM overseeing all of its business units.  During his previous years at the Company, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring, retail electric and water services, and electric business development and finance.  Other directorships in addition to various Company subsidiaries include: Edison Electric Institute; the Keystone Center; Albuquerque Community Foundation; U. S. Chamber of Commerce; Meridian Institute; and Optim Energy, LLC.  Mr. Sterba also serves on an advisory board for Wells Fargo Bank, N.A.

Specific Qualifications/Attributes:

•                  Extensive Board experience, including Board Chairman

•                  CEO Experience

•                  Extensive utility and energy industry expertise and leadership

•                  Extensive electric, natural gas and environmental regulatory experience

Bruce W. Wilkinson

New Director Nominee

Retired Chairman and Chief Executive Officer McDermott International, Inc. – 2000 - 2008

Mr. Wilkinson, age 65, served as President and Chief Operating Officer from May 2000 to July 2000, and as Chairman and Chief Executive Officer of McDermott International, Inc., an energy services company, until his retirement in September 2008.  He was a Principal of Pinnacle Equity Partners, L.L.C., a private equity group, from May 1999 to April 2000; Chairman and Chief Executive Officer of Chemical Logistics Corporation, a company formed to consolidate chemical distribution companies, from April 1998 to April 1999; President and Chief Executive Officer of Tyler Corporation (a diversified manufacturing and service company) from April 1997 to October 1997; Interim President and Chief Executive Officer of Proler International, Inc. (a ferrous metals recycling company) from July 1996 to December 1996; and Chairman and Chief Executive Officer of CRSS, Inc. (a global engineering and construction services company) from October 1989 to March 1996.  Mr. Wilkinson has a B.A and J.D. from the University of Oklahoma and an LLM from the University of London.

Other directorships include:  Director of Cameron International Corporation (formerly, Cooper Cameron Corp.), since 2002;  Trustee of the University of St. Thomas in Houston, Texas; and Trustee of Duchesne Academy of the Sacred Heart in Houston.

Specific Qualifications/Attributes:

•                  Board Chairman and CEO experience

•                  Extensive business background and experience

•                  Energy and power industry experience

Joan B. Woodard, Ph. D.

Director since July 15, 2003

Sandia National Laboratories

Executive Vice President and Deputy Director of National Security Technologies & Systems – 3/09 – 4/10

Executive Vice President and Deputy Director for Nuclear Weapons – 2005 - 2009

Executive Vice President and Deputy Director, Chief Operating Officer – 1999 – 2005

Dr. Woodard, age 57, is a resident of Albuquerque, New Mexico, and is retired Executive Vice President and Deputy Director for Sandia National Laboratories in Albuquerque. She began her career with Sandia National Laboratories in 1974, and previously led the nuclear deterrent program, served as the lead Vice President for energy research and development, and served as the chief operations officer.    She holds a Doctorate degree in Mechanical Engineering from the University of California.  She serves on advisory boards for the Missouri University of Science and Technology, as well as the Intelligence Science Board.  Dr. Woodard currently serves as Chair of the Board Governance and Human Resources Committee, and is a member of the Finance Committee, and serves as the presiding director of the non-management directors’ meetings.

Specific Qualifications/ Attributes:

•                  COO experience

•                  Executive leadership experience and background

•                  Energy background and expertise

•                  New Mexico candidate

•                  Academic background

The Board of Directors unanimously recommends a vote FOR each director nominee.

DIRECTOR INDEPENDENCE

In accordance with the Company’s Corporate Governance Principles, the Board has affirmatively determined that all of the directors, except Patricia K. Collawn, Jeffry E. Sterba, and Donald K. Schwanz, are independent of PNM Resources and its management.  Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.  Mr. Sterba is not considered to be independent because he was employed as CEO of the Company until March 1, 2010.  Mr. Schwanz is not considered to be independent under applicable NYSE listing standards because he served as Chairman and CEO of CTS Corporation in 2007 and 2006 when Patricia Collawn, our President and CEO, served on the compensation committee of CTS Corporation.  Mr. Schwanz retired as Chairman and CEO of CTS Corporation in October 2007 and was elected to the Board on July 29, 2008.  Mr. Schwanz currently has no direct or indirect relationship with PNM Resources other than service on the Board, Finance Committee, and Public Policy and Sustainability Committee.

Prior to selecting Bruce W. Wilkinson as a new director nominee, the Board determined that Mr. Wilkinson would qualify as an independent director.  In determining the independence of Mr. Wilkinson and the remaining non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law, including the NYSE listing standards.  In addition, other than service on the Board or Board committee, all other relationships were considered to be immaterial in amount and significance.

BOARD MEETINGS

The Chairman of the Board presides at all meetings of the shareholders and of the Board.  In circumstances where the non-employee (i.e. non-management) directors meet without the Chairman, the Board selects a presiding director.  A presiding director is nominated and approved by the non-management directors annually.  Dr. Joan B. Woodard currently serves as the presiding director.  The director selected is responsible for facilitating and chairing the non-management directors’ meetings scheduled for that year.  The non-management directors meet at least twice a year without management present, and will meet more often as the need arises.

In 2009, the full Board met seven times.  The non-management directors held four regularly scheduled meetings in 2009.  Attendance in 2009 at full Board and committee meetings was 99%.

Directors are expected to attend the Annual Meeting, and as stated in the Corporate Governance Principles (Appendix A), directors are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting.  Directors are expected to actively participate in Board and committee meetings.  All directors attended the 2009 Annual Meeting held on May 19, 2009.

COMMUNICATION WITH THE BOARD

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board.  If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board.  The Corporate Secretary shall promptly forward the unopened envelope to the Board.  From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website  www.pnmresources.com for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management or independent directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158.

DIRECTOR SERVICE POLICY

On February 19, 2002, the Board adopted a revised Director Service Policy addressing various aspects of board service, retirement practices, terms of office and inside directors.  The current Director Service Policy can be found on page A-8 of the Corporate Governance Principles, (Appendix A) and on the Company’s website at www.pnmresources.com.

BOARD COMMITTEES AND THEIR FUNCTIONS

The Board has four current standing committees: the Audit and Ethics Committee, the Board Governance and Human Resources Committee, the Finance Committee, and the Public Policy and Sustainability Committee.  All committee members are independent directors, with the exception of Donald K. Schwanz, who is a member of the Finance Committee and the Public Policy and Sustainability Committee.  The Finance Committee and Public Policy and Sustainability Committee are not required to be comprised solely of independent directors under applicable rules.

Each committee has a written charter that addresses the committee’s purpose and responsibilities.  All charters attached to this proxy statement can be found at www.pnmresources.com, and are available in print without charge to any shareholder who requests it.  The charters are in compliance with applicable NYSE Listing Standards.

The table below provides 2009 membership and meeting information for each of the Board Committees.

Name	Audit & Ethics	Board Governance & Human Resources	Finance	Public Policy & Sustainability
A. E. Archuleta	X			X*
J. A. Dobson	X*	X
R. R. Nordhaus			X	X
M. T. Pacheco	X	X
R. M. Price (retires 5/18/10)	X		X*
B. S. Reitz		X*		X
D. K. Schwanz (1)			X	X
J. B. Woodard (2)		X	X
# Meetings in 2009	9	7	5	4
# Executive Sessions in 2009	4	5

*Committee Chair

(1) Finance Committee Chair Elect

(2)Elected BGHRC Chair on February 16, 2010

Upon his election at the Annual Meeting, Mr. Wilkinson will serve on the Audit and Ethics and the Finance Committees.

A summary of the committee responsibilities is included below:

Audit and Ethics Committee

Functions:

•      Committee consists of four independent, non-employee directors.

•      Oversees the integrity of the Company’s financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

•      Ensures compliance with legal and regulatory requirements by the Company.

•      Assesses and ensures the independent accountant’s qualifications and independence.

•      Reviews and approves the performance of the Company’s internal audit function and independent accountants.

•      Approves independent accountant services and fees for audit and non-audit services.

•      Oversees the Company’s management of risks as assigned.

Charter:

A copy of the Audit Committee Charter may be found in Appendix D to this proxy statement and can also be found at www.pnmresources.com.  The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee conducted an evaluation of its performance in 2009.

Financial Expert:

The Board has unanimously determined that all Audit Committee members are financially literate under current NYSE listing standards, and in addition, Ms. Julie A. Dobson qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

Board Governance and Human Resources Committee

Functions:

•                  Four independent, non-employee directors (including meeting the outside director rules under Section 162(m) of the Tax Code).

•                  Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long term results and maximizing shareholder value).

•                  Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.

•                  Evaluates CEO performance in light of corporate goals and objectives.

•                  Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.

•                  Reviews and approves all components of compensation for all officers, giving due consideration to the CEO’s recommendations.

•                  Oversees and approves guidelines for all other employee compensation programs.

•                  Recommends candidates for election to the Board.

•                  Develops policy on composition and size of the Board, as well as tenure and retirement of directors.

•                  Develops director independence standards consistent with applicable laws or regulations.

•                  Recommends Board compensation levels and stock ownership guidelines.

•                  Oversees the performance evaluation of the Board.

•                  Recommends applicable revisions to the corporate governance principles.

•                  Oversees the Policy and Procedure Governing Related Party Transactions.

•                  Oversees the Company’s management of risks as assigned.

Charter:	A copy of the BGHRC Charter, as amended February 16, 2010, may be found in Appendix E to this proxy statement, and can also be found at www.pnmresources.com.

Interlocks:	No member of the BGHRC had a relationship during 2009 that requires disclosure as a compensation committee interlock or as insider participation.

Evaluation:	The BGHRC conducted an evaluation of its performance in 2009.

The BGHRC will consider director candidates proposed by shareholders.  Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the BGHRC.  Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board.  Candidates should represent the interests of all shareholders and not those of a special interest group.  A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

•                  directors should be individuals of the highest character and integrity and have inquiring minds, vision and the ability to work well with others and exercise good judgment;

•                  directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•                  directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•                  directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

•                  directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

•                  directors are required to have an equity ownership interest in the Company prior to commencing service on the Board. Each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page A-3 of the Corporate Governance Principles (Appendix A).

In addition, please see “Shareholder Proposals for the Year 2011 Annual Meeting” on page 67 below for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

The BGHRC and Board have no formal policy regarding diversity in recruiting directors.  However, the BGHRC does consider diversity in identifying nominees for a balanced board with varied expertise including having accounting or related financial management expertise.  For example, in the past, efforts were made to recruit more female nominees.  More recently, the BGHRC focused on geographic diversity to recruit candidates from Texas and New Mexico to reflect the geographic market served by the Company and its utility subsidiaries, PNM and TNMP.  In addition, the BGHRC seeks to recruit nominees who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies.

Ms. Bonnie S. Reitz served as Chair of the BGHRC from February 13, 2006 to February 16, 2010.  Dr. Joan B. Woodard was elected Chair of the BGHRC on February 16, 2010.

Finance Committee

Functions:

•                  Four non-employee directors.

•                  Reviews financial policies and performance objectives, including dividend policy.

•                  Reviews and recommends to the Board the Company’s capital structure, including debt issuances.

•                  Oversees the Company’s pension fund governance, performance, and funding level.

•                  Oversees the Company’s management of risks as assigned.

Charter:	A copy of the Finance Committee Charter, as amended on February 17, 2009, may be found in Appendix F to this proxy statement and can also be found at www.pnmresources.com.
Evaluation:	The Finance Committee conducted an evaluation of its performance in 2009.

Mr. Robert M. Price served as chair of the Finance Committee since May 19, 2009.  Mr. Price will complete his current term, but will not stand for election at the Annual Meeting of Shareholders on May 18, 2010.  Mr. Donald K. Schwanz was elected Chair of the Finance Committee to be effective May 18, 2010.

Public Policy and Sustainability Committee

Functions:

•                  Four non-employee directors.

•                  Oversees the Company’s public responsibilities and corporate citizenship.

•                  Reviews the Company’s Corporate Environmental Management Systems, monitors the implementation of Corporate Environmental Policy, environmental/sustainability strategies and results.

•                  Reviews the Company’s policies and public positions regarding the impact on sustainability of its operations and products, its environmental impact, its promotion of energy efficiency and use of renewable energy resources.

•                  Ensures that the Company addresses relevant public affairs considering the interests of its key constituents, and recognizing the long-term interests of shareholders.

•                  Reviews the Company’s programs and results regarding safety for employees, contractors and the public at large.

•                  Oversees the Policy and Procedure Governing Related Party Transactions.

•                  Oversees the Company’s management of risks as assigned.

Charter:	A copy of the PPSC Charter amended on February 17, 2009, may be found in Appendix G to this proxy statement and can also be found at www.pnmresources.com.
Evaluation:	The PPSC conducted an evaluation of its performance in 2009.

PNM Resources Common Stock** Owned by Executive Officers and Directors

(As of March 30, 2010)

	Amount and Nature of Shares Beneficially Owned (a)
Name	Aggregate No. of Shares Held (b)	Right to Acquire within 60 Days (c)	Percent of Shares Beneficially Owned

Adelmo E. Archuleta	11,301	19,183	*

Alice A. Cobb	61,230	49,669	*

Patricia K. Collawn	64,709	111,719	*

Julie A. Dobson	13,400	21,433	*

Charles N. Eldred	36,429	44,939	*

Robert R. Nordhaus	4,750	1,033	*

Patrick T. Ortiz(d)	57,553	96,040	*

Manuel T. Pacheco	9,208	19,183	*

Robert M. Price	10,400	15,683	*

Bonnie S. Reitz	9,650	25,183	*

Donald K. Schwanz	4,500	334	*

Jeffry E. Sterba	238,391	866,377	1.27%

Bruce W. Wilkinson(e)	5,000	0	*

Joan B. Woodard	10,150	19,183	*

Directors and Executive Officers as a Group (16)	575,704	1,347,267	2.22%

(a)          Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.

(b)         Shares held in the individual’s name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual’s account. The amounts shown also include the number of restricted stock units held by each director and officer.

(c)          The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after March 30, 2010, and number of shares that executive officers have a right to acquire through the ESP II upon the participant’s death or termination of employment.  As of March 30, 2010, the number of shares reported in this column include the following ESP II share rights held by our NEOs:  J. E. Sterba — 4,402; P. K. Collawn — 61,738; C. N. Eldred — 5,617; P. T. Ortiz — 3,989; and 17,785 ESP share rights held by our directors and officers as a group.

(d)         Mr. P. T. Ortiz retired from the Company on December 31, 2009.

(e)         Mr. B. W. Wilkinson is a director nominee for election at the annual Meeting and is not a current director.

*Less than 1% of PNM Resources outstanding shares of common stock.

**The only other outstanding class of equity securities of PNM Resources consists of 477,800 shares of Convertible Preferred Stock, Series A issued to Cascade as discussed below in footnote 1 of the next table.

Ownership of More than Five Percent of PNM Resources’ Common Stock*

	Voting Authority			Dispositive Authority		Total	Percentage
Name and Address	Sole	Shared	None	Sole	Shared	Amount	of Class

Cascade Investment, L.L.C. (1) 2365 Carillon Point Kirkland, Washington 98033	7,019,550	0	0	7,019,550	0	7,019,550	8.1%

GAMCO Investors, Inc. et al (2) One Corporate Center Rye, NY 10580-1435	5,793,100	0	0	6,007,100	0	6,007,100	6.93%

BlackRock, Inc. (3) 40 East 52nd Street New York, NY 10022	5,838,165	0	0	5,838,165	0	5,838,165	6.74%

Donald Smith & Co., Inc. (4) 152 West 57th Street New York, NY 10019	3,514,222	0	0	4,776,172	0	4,776,172	5.51%

(1) As reported on Schedule 13G/A filed February 17, 2009 with the SEC by Cascade Investment, L.L.C. (“Cascade”).  The filing reported that all shares beneficially owned by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.   As previously reported, on October 7, 2007, PNM Resources issued 4,000,000 equity-linked units to Cascade which were settled on November 17, 2008 upon the issuance by PNMR of 477,800 shares of its Convertible Preferred Stock, Series A to Cascade.  The 477,800 preferred shares are convertible into 4,778,000 shares of common stock, subject to certain anti-dilution adjustments. The number of shares in the table does not reflect any shares of common stock that Cascade would be entitled to receive upon conversion of the preferred stock.  Certain regulatory approvals must be obtained before any conversion into common stock that would result in Cascade owning 10% or more of the outstanding common stock of PNM Resources.

(2) As reported on Schedule 13D/A filed October 23, 2009 with the SEC by GAMCO Investors, Inc. et al.  This filing reported that Gabelli Funds, LLC beneficially owed 2,380,000 shares (2.75%) with sole voting and sole dispositive power; and GAMCO Asset Management Inc. beneficially owned 3,413,000 shares with sole voting power and 3,627,100 shares (4.18%) with sole dispositive power.

(3) As reported on Schedule 13G filed January 29, 2010 with the SEC by BlackRock, Inc.  This filing reported that it amended the most recent Schedule 13G filing, if any, made by Barclays Global Investors, N.A. and certain of its affiliates (“BGI Entities”) and that as previously announced, on December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC.  As a result, substantially all of the BGI Entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

(4) As reported on Schedule 13G filed February 11, 2010 with the SEC by Donald Smith & Co., Inc.  This filing reported that all securities reported in this schedule are owned by advisory clients of Donald Smith & Co., Inc., no one of which, to the knowledge of Donald Smith & Co., Inc., owns more than 5% of the class.

*The only other outstanding class of equity securities of PNM Resources consists of the 477,800 shares of Convertible Preferred Stock, Series A issued to Cascade as discussed in footnote 1 above, and as reported by Cascade in its Schedule 13G/A filed February 17, 2009 with the SEC.  The filing reported that all preferred stock beneficially owned by Cascade may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class of Preferred Stock
Cascade Investment, L.L.C.	477,800 shares with sole voting and dispositive authority	100%
2365 Carillon Point
Kirkland, Washington 98033

The information provided above is based on reports filed with the SEC.  PNM Resources makes no representation as to the accuracy or completeness of the information.  These are the only persons known to PNM Resources to be the beneficial owners of more than five percent of PNM Resources’ common stock, as of March 30, 2010.

RELATED PERSON TRANSACTIONS

Since January 1, 2009, PNM Resources has not participated, and has no current plans to participate, in any transactions in which its directors or executive officers or any of their immediate family members have a material interest that is reportable under applicable SEC rules.  PNM Resources has participated in the following transactions with Cascade, a shareholder, which owns more than 5% of our common stock as indicated in the above table on page 20.

Optim Energy, LLC.  In January 2007, PNM Resources and ECJV, a wholly owned subsidiary of Cascade, created EnergyCo, LLC to serve expanding U.S. markets, principally in certain areas of Texas.  EnergyCo’s name was changed to Optim Energy, LLC (“Optim Energy”) on February 2, 2009.  References to Optim Energy in this discussion encompass periods prior to the name change.  PNM Resources and ECJV each have a 50 percent ownership interest in Optim Energy, a limited liability company.  PNMR Services Company provides corporate services to PNM Resources, its subsidiaries, and Optim Energy in accordance with shared services agreements.  Services provided to Optim Energy are billed at cost plus a profit element.  There is also a service agreement for Optim Energy to provide services to PNM Resources.

On June 1, 2007, Optim Energy entered into a bank financing arrangement with a term of five years, which includes a revolving line of credit.  This facility also provides for bank letters of credit to be issued as credit support for certain contractual arrangements entered into by Optim Energy.  Cascade and ECJV have guaranteed Optim Energy’s obligations on this facility and, to secure Optim Energy’s obligation to reimburse Cascade and ECJV for any payments made under the guaranty, have a first lien on all assets of Optim Energy and its subsidiaries.  In June 2007, Optim Energy distributed $87.5 million to each of PNM Resources and ECJV from a long-term borrowing under this facility.

In June 2009, Optim Energy and NRG Cedar Bayou completed a jointly developed 550 MW combined-cycle natural gas unit at the existing NRG Cedar Bayou Generating Station near Houston.   Optim Energy’s share of this unit is 275 MW and its share of the construction costs was $209.6 million.  Optim Energy financed its portion of the Cedar Bayou construction with borrowings under its existing credit facility and operating cash flows.

PNMR has no commitments or guarantees with respect to Optim Energy.  However, PNMR and ECJV are currently negotiating a contribution agreement where each party may agree to make a cash-equity contribution to Optim Energy of approximately $20 million each. It is anticipated Optim Energy would use such cash contribution to reduce debt.

All of the above-described Optim Energy transactions with Cascade were pre-approved by the full Board pursuant to the Policy and Procedures Governing Related Party Transactions discussed above on page 8.  In addition, the terms of the arrangements with Cascade regarding Optim Energy were arrived at in arms’ length negotiations between the two entities.  PNMR and Cascade were each represented in the arms’ length negotiations between themselves by competent counsel who represented their respective clients zealously.  As a result, PNMR believes that the terms were comparable to those that could have been obtained in transactions with unaffiliated third parties.

DIRECTOR COMPENSATION

The Board Governance and Human Resources Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board.  Salaried employees receive no compensation for board service. Thus, Ms. Collawn, our current CEO, receives no additional compensation for board service.  Similarly, while employed as CEO through March 1, 2010, Mr. Sterba received no additional compensation for serving as a director or as the Chairman of the Board.  Following his March 1, 2010 retirement as our CEO, at the request of the Board, Mr. Sterba continues to serve as our Chairman and, among other things, provides support on strategic and public policy issues to the Company.   He also continues to serve as chair of the First Choice Power board of managers and as PNMR representative on the board of Optim Energy, LLC and as its chairman.  As compensation, Mr. Sterba receives a separate annual retainer of $250,000 prorated from March 1, 2010 to December 31, 2010. This amount was determined to be a reasonable and competitive amount of compensation to pay to a retiring CEO who continues to serve as chairperson of the Company’s Board of Directors.     Other compensation matters relating to Mr. Sterba’s prior service as CEO are discussed in the CD&A.

The BGHRC seeks to recommend a reasonable compensation package for non-employee directors that will attract and retain highly qualified non-employee directors.  The BGHRC selects, weighs and reviews each element of director compensation on an annual basis to recommend a total compensation amount that approximates the 50th percentile of non-employee director compensation in similarly situated utility and energy companies.

On an annual basis, the BGHRC directs the Corporate Governance Department of the Company to prepare a compensation benchmark analysis based upon:

•                  compensation data available at salary.com compiled from the proxy statements filed by the utility and energy companies comprising the director compensation peer group discussed below; and

•                  the annual survey of director compensation provided by the National Association of Corporate Directors (“NACD survey”), which is also used to review trends in director compensation.

The Corporate Secretary reviews the compensation benchmark analysis and also confers with PRM to assess the significance of various trend indicators.  The Corporate Secretary then provides the analysis to the BGHRC together with a recommendation on any action to be taken on director compensation.

The BGHRC reevaluated its use of peer groups in 2009 and chose a smaller 14 member peer group (the “PNMR Peer Group”).  The BGHRC also concluded it was appropriate to use the same updated PNMR Peer Group for director compensation that is used for executive compensation. The 14 companies are similar to the Company in financial size, organizational and operational characteristics.  More than half of the companies in the new peer group were also a part of the prior peer group (referred to as the “Index Group” below and in the 2009 proxy statement).  The BGHRC believes the median of director compensation awarded by the companies in the Peer Group represents a reasonable comparative compensation level.

Non-employee directors receive their annual retainer in the form of cash and stock-based compensation as determined by the Board.  The annual retainer and fees for 2009 were as follows:

Annual Retainer:	$35,000 1,000 stock options(1), awarded annually 2,500 restricted stock rights(1), awarded annually
Annual Audit Committee Chair Fee: Annual Other Committee Chair Fee:	$10,000 $ 5,000
Attendance Fees:	$1,750 per Board meeting $1,500 per Board committee meeting
Teleconference Fees:

Regular attendance fees over one (1) hour duration; $0 for less than one (1) hour duration teleconference meetings (full Board and/or Committee meetings) established for each member of the Board, excluding those directors who are full-time employees of the Company

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions.

As discussed on pages 19-20 of the 2009 proxy statement, effective May 19, 2009, the 2009 annual retainer and fees were increased from 2008 by (1) increasing the amount of restricted stock rights awarded from 1,750 to 2,500 and decreasing the amount of options from 1,050 to 1,000; (2) increasing the non-audit chair fee from $4,000 to $5,000; and (3) increasing the meeting attendance fees from $0 to $1,750 per Board meeting, and from $1,250 to $1,500 per Board committee meeting (no attendance fees for teleconference meetings of less than one hour in duration).  The changes were made to bring cash and equity compensation for our non-employee directors closer to the 50th percentile of companies comprising the Index Group as of November 2008.  The majority of Index Group (and PNMR Peer Group) companies do not award stock options as a component of equity compensation.  Nonetheless, the BGHRC recommended, and the Board approved, retaining a modest award of stock options to mirror the type of equity awards received by executives and to align the interests of directors with those of the shareholders through both stock options and restricted stock awards.

In December 2009, the BGHRC conducted its annual review of director compensation.  The Company’s director equity compensation levels continued to be below the median compared to both the PNMR Peer Group and the previously used Index Group.  As shown in the table on page 25, the grant date fair value of the PNMR director 2009 equity awards was $1,870 for 1,000 stock options and $21,125 for restricted stock rights.  By comparison, the median grant date fair value of the PNMR Peer Group equity awards was $0 for stock options and $50,000 for restricted stock awards and the median grant date fair value of the Index Group director equity awards was $0 for stock options and $52,760 for restricted stock.   The annual cash retainer of $35,000 remains slightly below the median.

Accordingly, effective May 18, 2010, the BGHRC recommended and the Board approved increasing the 2010 annual retainer from the 2009 annual retainer described above by increasing the amount of restricted stock rights from 2,500 to 4,000.   No other changes were made to any other component of non-employee director compensation (i.e. stock options, the cash retainer, committee chair and meeting fees).  As discussed above, in February 2010, the Board asked Mr. Sterba to continue serving as Chairman following his retirement as CEO and approved a separate annual retainer of $250,000 pro-rated from March 1, 2010 to December 31, 2010 (in lieu of the $35,000 annual retainer received by other non-employee directors).

(1)                    Stock options and restricted stock rights granted under the PEP each vest in three equal annual installments beginning on the first anniversary of the grant date.  These awards are typically made at the annual meeting of directors, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy.  As set forth under the Stock Option Grant Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period.  The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) in the case of pre-approval during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period.  The exercise price of the stock option is equal to the closing price of the common stock on the New York Stock Exchange, or NYSE, on the date of the grant.   The PEP prohibits option re-pricing.

The Index Group used as part of the benchmark analysis for changes to 2009 director compensation consisted of the following companies comprising the Index Group as of November 2008:

AGL Resources, Inc. Alliant Energy Corporation Aqua America, Inc. Black Hills Corporation DPL Incorporated Energen Corporation Equitable Resources, Inc. Great Plains Energy Inc.	Hawaiian Electric Industries Idacorp Inc. Holding Company MDU Resources Group, Inc. National Fuel Gas Company Northeast Utilities NSTAR OGE Energy Corporation Oneok, Inc.	Puget Energy, Inc. SCANA Corporation NV Energy, Inc. UGI Corporation Vectren Corporation Westar Energy WGL Holdings, Inc.

The Index Group used as part of the benchmark analysis for changes to 2010 director compensation consisted of the following companies comprising the Index Group as of December 2009:

AGL Resources, Inc. Alliant Energy Corporation Ameren Corporation Black Hills Corporation Constellation Energy Group, Inc. El Paso Electric Company Energy East Corporation Great Plains Energy, Inc.	Idacorp Inc. Holding Company Integrys Energy Group, Inc. Nicor Inc. OGE Energy Corporation Peoples Energy Corporation Pinnacle West Capital Corp. Puget Energy, Inc. Questar Corporation	SCANA Corporation Sierra Pacific Resources Southwest Gas Corporation TECO Energy Corporation Unisource Energy Corporation Westar Energy Inc. Wisconsin Energy Corporation

The PNMR Peer Group used for the 2010 director compensation benchmark analysis consists of the following publicly-traded energy and utility companies:

Alliant Energy Corporation Black Hills Corporation CLECO Corporation DPL, Incorporated El Paso Electric Company	Great Plains Energy, Inc. Hawaiian Electric Industries, Inc. NSTAR NV Energy, Inc. Pinnacle West Capital Corp.	TECO Energy Corporation Unisource Energy Corporation Westar Energy Inc. Wisconsin Energy Corporation

SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION IN 2009

The following table summarizes the total compensation paid or earned by each of the non-employee directors for the year ended December 31, 2009.

Director Compensation

Name(1)	Fees Earned Or Paid In Cash ($)	Stock Awards ($)(2),(4)	Option Awards ($)(3),(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

A.E. Archuleta	67,250	21,125	1,870	0	0	0	90,245

J.A. Dobson	78,250	21,125	1,870	0	0	0	101,245

R. R. Nordhaus	60,750	21,125	1,870	0	0	0	83,745

M.T. Pacheco	68,250	21,125	1,870	0	0	0	91,245

R.M. Price	67,750	21,125	1,870	0	0	0	90,745

B.S. Reitz	68,750	21,125	1,870	0	0	0	91,745

D. K. Schwanz	60,750	21,125	1,870	0	0	0	83,745

J.B. Woodard	65,250	21,125	1,870	0	0	0	88,245

(1)Jeffry E. Sterba, Chairman and CEO during 2009, is not included in this table, as he was an employee of PNM Resources and received no compensation in 2009 for serving on the Board. Patricia K. Collawn became a director in March 2010 and will not receive any compensation, as she is an employee, i.e. President and CEO.In addition, Bruce W. Wilkinson is not included in this 2009 compensation table because he is a new director nominee seeking election to the Board as of May 18, 2010.

(2)Represents the grant date fair value of $8.45 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 2,500 restricted stock rights awarded under the PEP to each non-employee director on May 19, 2009. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2009. As of December 31, 2009, each non-employee director has the following number of restricted stock rights outstanding: A. E. Archuleta — 4,018; J. A. Dobson — 4,018; R. R. Nordhaus — 3,668; M. T. Pacheco — 4,018; R. M. Price — 4,018; B. S. Reitz — 4,018; D. K. Schwanz — 2,500; and J. B. Woodard — 4,018. The actual value that a director may realize on the vesting of the restricted stock will depend on the market price of our common stock at the date of vesting.

(3)Represents the grant date fair value of $1.87 per stock option calculated in accordance with FASB ASC Topic 718 of the 1,000 stock options awarded under the PEP to each non-employee director on May 19, 2009. See Note 13 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the determination of grant date fair value of stock option awards. As of December 31, 2009, each non-employee director has the following number of options outstanding: A. E. Archuleta — 20,200; J. A. Dobson — 22,450; R. R. Nordhaus — 2,050; M. T. Pacheco — 20,200; R. M. Price — 16,700; B. S. Reitz — 26,200; D. K. Schwanz — 1,000; and J. B. Woodard — 20,200. The actual value, if any, that a director may realize on the exercise of stock options, will depend on the excess of the stock price over the exercise price. The exercise price for the 1,000 stock options awarded on May 19, 2009 is $9.43.

(4)The options and restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant. The exercise price of the stock option is equal to the closing price of the common stock on the NYSE on the date of grant or immediately preceding trading day if the stock was not traded on the grant date. The Stock Option Grant Policy provides that for awards made on and after 2007, the grant date for awards approved on a non-trading date will be the immediately preceding trading day. As discussed below in “Stock Ownership Guidelines”, directors will hold 75% of the annual restricted stock award until they hold stock equal to the required multiple of annual cash retainer. This amount of restricted stock is held until six months after termination of board service.

Additional Information About Fees Earned or Paid in Cash in 2009

Name	Annual Retainer ($)	Board Meetings (#)	Board Meeting Fee ($)	Committee Chair Fee ($)	Committee Meetings (#)	Committee Meeting Fees ($)	Total ($)

A. E. Archuleta	35,000	7	12,250	5,000	10	15,000	67,250

J. A. Dobson	35,000	7	12,250	10,000	14	21,000	78,250

R. R. Nordhaus	35,000	7	12,250	—	9	13,500	60,750

M. T. Pacheco	35,000	7	12,250	—	14	21,000	68,250

R. M. Price*	35,000	7	12,250	2,500	12	18,000	67,750

B. S. Reitz	35,000	7	12,250	5,000	11	16,500	68,750

D. K. Schwanz	35,000	7	12,250	—	9	13,500	60,750

J. B. Woodard	35,000	7	12,250	—	12	18,000	65,250

*Mr. R. M. Price was elected Chair of the Finance Committee in May 2009 and received ½ of the Committee Chair fee.

STOCK OWNERSHIP GUIDELINES

The Board believes that directors should be shareholders and have a financial stake in the Company to help ensure that director financial interests are aligned with the financial interests of the Company’s longer term shareholders. Accordingly, the Board requires that newly elected directors, before commencing board service, become shareholders in the Company, and that over time, directors attain a significant level of Company stock ownership.

The BGHRC is responsible for recommending Board compensation levels and stock ownership guidelines to the Board for approval.  The current Stock Ownership Guidelines were adopted by the Board in December 2005 and amended in February 2006.

According to the guidelines, within three years, directors should hold stock equal to two times the annual cash retainer.  Within five years, the amount of ownership should be five times the annual cash retainer.  Directors will hold 75% of the annual restricted stock award until the required multiple of the annual cash retainer is achieved.  This amount of restricted stock is held until six months after termination of Board service. We believe these holding requirements are appropriate because they approximate the median of holding requirements found in the NACD survey and would require a reasonable amount of share acquisition in addition to the annual equity awards received by the directors. Similar stock ownership guidelines have been developed for executives and are discussed further below under “Compensation Discussion and Analysis — Stock Ownership Guidelines.”

The Stock Ownership Guidelines will be reviewed periodically for any appropriate changes.  The Guidelines can be found on page A-7 of the Corporate Governance Principles document, attached as Appendix A, and can also be found on PNM Resources’ website at pnmresources.com.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of the Audit Committee is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Audit Committee acts under a charter, which can be found on the PNM Resources web site at pnmresources.com. The Audit Committee reviews the adequacy of the charter at least annually. All Audit Committee members are independent, and one of our members is an audit committee financial expert under Securities and Exchange Commission rules. The Audit Committee held 9 meetings in 2009 at which, as discussed in more detail below, the committee had extensive reports and discussions with the independent auditors, internal auditors, and other members of management.

In carrying out our responsibilities, the Audit Committee looks to management and the independent auditors.  The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal control over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board.

In performing its oversight function, the Audit Committee reviewed and discussed the consolidated financial statements with management and Deloitte & Touche LLP (Deloitte), the independent auditors. Management and Deloitte informed the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.

The Audit Committee discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA Professional Standards, Vol. 1, AV Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Audit Committee reviewed and discussed management’s report on internal control over financial reporting and the related audit performed by Deloitte, which confirmed the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Deloitte required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with Deloitte’s the firm’s independence.

The Audit Committee discussed with the Company’s internal auditors and Deloitte the overall scope and plans for their respective audits. The committee met with the internal auditors and Deloitte at each meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee also assessed the performance of the independent auditors and have appointed Deloitte to audit the Company’s financial statements for 2010, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and Deloitte, and subject to the limitations of our role described above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit and Ethics Committee
Julie A. Dobson, Chair
Adelmo E. Archuleta
Manuel T. Pacheco
Robert M. Price

INDEPENDENT AUDITOR FEES

Audit Fees for 2009 and 2008

The following table represents aggregate fees billed to the Company for fiscal year ended December 31, 2009 and 2008 by Deloitte & Touche, the Company’s principal accounting firm.

	Fiscal Year Ended (in thousands) ($)
	2009	2008
Audit Fees (a)	2,203	3,820
Audit-related Fees (b)	—	3
Tax Fees	—	—
All Other Fees	—	—
Total Fees (c)	2,203	3,823

(a)          Audit fees are primarily the audit of the Company’s annual financial statements, review of financial statements included in the Company’s 10-Q filings and the annual Sarbanes-Oxley audit.  Audit fees in 2008 also include fees of $198,000 related to the audit of the gas operations in connection with the sale to New Mexico Gas Company, which were reimbursed by the buyer.

(b)         Primarily financial accounting and reporting consultations.

(c)          All fees have been approved by the Audit Committee.

The Audit Committee reviewed, and approved in advance, all audit related and tax services and concluded that the provision of these services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee preapproves all auditing services and all permitted non-audit services.  The Audit Committee also determined that, beginning March 31, 2002, the auditor of PNM Resources’ books and records would not be eligible to provide consulting services for PNM Resources without prior approval of the Audit Committee, and certain services prohibited by law.

PROPOSAL 2:  RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS (PROPOSAL 2 ON YOUR PROXY CARD)

The Board is recommending that the shareholders ratify the selection of Deloitte & Touche as independent public accountants for 2010.

The Audit Committee has performed its annual evaluation of the quality and cost of services provided by Deloitte & Touche and an assessment of auditor independence.  The Audit Committee reported to the Board complete satisfaction with the services provided by Deloitte & Touche and recommended that Deloitte & Touche be selected as independent public accountants for 2010.  The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee report contained in this proxy statement.

Representatives of Deloitte & Touche will be available at the Annual Meeting where they will have the opportunity to make statements and answer questions.

The Board of Directors unanimously recommends a vote FOR the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2010.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis (“CD&A”) should be read together with the Summary Compensation Table and other tables that are presented below, beginning at page 46.  Please note that this CD&A contains information about our corporate goals and performance targets (including Adjusted Cash Earnings, Incentive EPS and FFO/Debt Ratio), as well as the individual goals and performance targets of certain of our business units and executive officers.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation program, policies and practices.  This information should not be understood to represent our management’s estimates of our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

Introduction — Named Executive Officers

The purpose of this CD&A is to provide information about the compensation of our named executive officers (“NEOs”) and to provide context for the information disclosed in the Summary Compensation Table and other tables that follow the CD&A.  In addition, this CD&A explains the objectives of our executive compensation program, as well as the policies and practices that we use to determine the compensation of our NEOs.

In 2009, our NEOs were Jeffry E. Sterba, Chairman and Chief Executive Officer; Patricia K. Collawn, President and Chief Operating Officer; Charles N. Eldred, Executive Vice President and Chief Financial Officer; Alice A. Cobb, Senior Vice President and Chief Administrative Officer; and Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary.

Overview of Our Executive Compensation Program

Philosophy and Objectives

Attracting, motivating and retaining talented executives is critical to our achievement of the Company’s financial and strategic objectives.  Our executive compensation program is designed with that premise in mind, taking into account the interests of our shareholders.

The Company’s basic philosophy is that our NEOs should be paid for performance, as determined by a combination of individual, business unit and corporate performance measures.  We also believe that each NEO’s total direct compensation should be commensurate with the scope and impact of his or her responsibilities and reflective of external market and peer company compensation for similar positions.  Internal pay equity between and among the NEOs also is an important consideration.

The Compensation Committee also considers several other objective and subjective factors in determining the compensation of our NEOs, including: each NEO’s qualifications and expertise; the alignment of our executive compensation program with our business objectives and performance; our financial and operating results; the need to balance short-term operational and long-term strategic goals; maintaining competitiveness in the market for executive talent; and other objective or subjective factors deemed relevant by the Compensation Committee at the time of its determination (e.g., general economic conditions, economic conditions specifically applicable to the Company and other special circumstances).  The relative importance of these factors will vary from year to year and from NEO to NEO.

Elements of Executive Compensation

Our executive compensation program consists of three core elements — base salary, short-term cash incentive awards, and long-term equity and cash incentive awards.  The Compensation Committee does not apply a rigid formula in allocating an NEO’s total compensation between these three core elements, since rigid formulas ignore the ever-changing environment in which the Company operates.  Instead, the Compensation Committee sets targets for each element separately at approximately the median range (or 50th percentile) as described below and then makes appropriate adjustments if benchmarks change in the PNMR Peer Group and/or published surveys described below.

Our NEOs also participate in a broad-based retirement savings plan and one of two alternative supplemental executive savings programs.  In addition, they receive certain supplemental benefits.  We also provide severance and change in control benefits to our NEOs if certain events occur.

Base Salary

Base salary is paid to compensate an NEO for effectively discharging the duties and responsibilities of the NEO’s position.  When an NEO is first hired or promoted, the Compensation Committee sets the NEO’s initial base salary by considering a variety of factors, including, but not necessarily limited to, the scope of the NEO’s responsibilities, the NEO’s previous experience and the median of base salaries for comparable NEO’s within the PNMR Peer Group (which is discussed below) and other peers as reflected in the published surveys described below.  The Compensation Committee considers all of these factors in arriving at a salary level that makes sense under the circumstances.

In a typical year, salary adjustments are based on trends in the PNMR Peer Group and published survey data, the Company’s performance, internal pay equity between and among the NEOs and the Compensation Committee’s evaluation of the NEO’s performance.  Performance is primarily measured on the basis of individual performance management plans that include objective and subjective goals established at the beginning of the applicable year and specified leadership competencies.

In 2008, general economic conditions, economic challenges facing the Company and our industry and the need to contain costs lead the Compensation Committee to freeze our NEOs’ base salaries.  The salary freeze continued throughout 2009.

Short-Term Cash Incentive Awards

Our Officer Incentive Plan (in 2009, the “2009 OIP”) provides short-term cash incentives to reward our NEOs for the achievement of annual financial and operating goals.  The 2009 performance goals are described below beginning on page 34.  As a general rule, our philosophy is to set the Officer Incentive Plan award opportunities to approximate the median of similar award opportunities for comparable NEOs within the PNMR Peer Group and our other peers as reported in the published surveys described below.

Challenges facing the Company, our industry and the economy in general prompted the Compensation Committee to limit Officer Incentive Plan awards in 2007 and 2008.  Based on the recommendation of management, the Compensation Committee also lowered the 2009 target award opportunities to approximate 50% of the median opportunities for comparable NEOs within the PNMR Peer Group and our other peers.  In 2009, several of our various business units and individual NEOs generally achieved their performance goals at maximum levels.  As a result and as further described below, consistent with our “pay for performance” philosophy, in 2009 our NEOs received improved payouts under the 2009 OIP.

Long-Term Equity and Cash Incentive Awards

Our long-term incentive program rewards our NEOs for achieving and sustaining specified levels of financial performance over time periods of at least one year.  It is designed to align the interests of our NEOs with the interests of our shareholders, support our retention efforts and promote the achievement of our long-term performance goals.  In 2009, the Compensation Committee modified our long-term incentive program to further emphasize our pay for performance philosophy by, among other things, establishing performance hurdles for the restricted stock rights portion of the program, which previously utilized a more traditional time-vested approach.  A final traditional restricted stock rights award was made in 2009 to complete the prior long-term incentive program.

Our long-term incentive award opportunities are generally set to approximate the median of similar award opportunities for comparable NEOs within the PNMR Peer Group and our other peers as reported in the published surveys described below.  As modified in 2009, our long-term incentive awards are granted in three forms, which are allocated as follows:  performance-based restricted stock rights (40%); performance cash awards (40%); and stock option grants (20%).

The performance goals that relate to our 2009 long-term incentive awards are described beginning on page 40.  As further described below, for the 2009 performance period, the Company and our NEOs achieved the prescribed goals at maximum levels, resulting in maximum level awards and payments.

In 2009, we also made performance share and performance cash awards designed to reward NEOs for achieving and sustaining specified levels of financial performance (measured by the Company’s FFO/Debt Ratio) and achieving certain environmental goals over a 33-month performance period that began on April 1, 2009 and ends on December 31, 2011.  These awards are described in more detail beginning on page 42.

Retirement Benefits

Our NEOs participate in the Company’s Retirement Savings Plan (a broad-based 401(k) plan) and either a non-qualified supplemental deferred compensation plan (the ESP II) or an alternative plan (the After-Tax Plan).  Messrs. Sterba and Ortiz also have participated in the Company’s Employee Retirement Plan (a broad-based defined benefit plan, which has been frozen).  All of these programs are described in more detail below.

Supplemental Benefits

In order to competitively attract and retain key executive talent, our NEOs receive certain reasonable supplemental benefits that make up a very small component of their total direct compensation.  These supplemental benefits include insurance premiums for life, long-term care and disability insurance; executive spending accounts (which allow our NEOs to be reimbursed for personal financial management and estate planning services); and certain other limited prerequisites and personal benefits (for example, relocation expenses if applicable).

Potential Severance Benefits

The Company offers severance benefits to our NEOs to mitigate the possible difficulty they might have finding comparable employment within a reasonable period of time following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan is described in more detail in the tables and related footnotes below beginning on page 59.

Potential Change in Control Benefits

Our Retention Plan provides our NEOs with benefits if their employment is terminated under certain circumstances within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to provide our NEOs with reasonable protection from loss of employment resulting from a change in control and to better align their interests with the interests of our shareholders.  The provision of benefits pursuant to the Retention Plan also facilities our recruitment and retention of talented NEOs by providing reasonable, common and expected protections.  Our Retention Plan is described in more detail in the tables and related footnotes beginning on page 58.

Administration and Resources

Roles of Compensation Committee, Board of Directors and Executive Officers

Our Compensation Committee is primarily responsible for the administration of our executive compensation program, but our Board, our executive officers and our compensation consultant also play a role.

The Compensation Committee establishes and periodically reviews all elements of our executive compensation program.  The Compensation Committee also has the ultimate responsibility for determining the level of compensation paid to all of our NEOs other than our CEO.  Although the Compensation Committee makes a recommendation to our independent directors regarding the level of our CEO’s compensation, the final decision is made by the independent directors.  The full Board also approves all equity compensation plans and equity awards for our NEOs, based on the recommendations of the Compensation Committee.

In setting (or recommending in the case of our CEO) specific compensation levels, the Compensation Committee considers the CEO’s evaluation of the other NEOs and the self-evaluations prepared by the CEO and each other NEO.  Due to their unique knowledge of our business units and the role those business units play in achieving our corporate-level objectives, all of our NEOs are involved in developing the performance goals that are used in our executive compensation program.  Those performance goals are reviewed by our CEO.  After making any changes considered to be appropriate, the CEO then recommends the performance goals to our Compensation Committee for approval.  Our CEO also provides regular input to the Compensation Committee with respect to the overall structure of our executive compensation program, including how the program can be effectively aligned with the Company’s financial and strategic objectives.  The final decisions rest with the Compensation Committee.

Role of Independent Compensation Consultant

Pursuant to its Charter, our Compensation Committee has selected and retained (at the Company’s expense) an independent compensation consultant, PRM Consulting Group (“PRM”).   PRM advises the Compensation Committee on all matters relating to executive compensation and our executive compensation programs.(1)  On occasion, representatives of PRM interact with members of management, but all PRM services are provided and performed at the request of and pursuant to instructions provided by the Compensation Committee.  None of our NEOs are present during the Compensation Committee’s discussions with PRM regarding their individual compensation.

(1) PRM’s principal role is to advise the Compensation Committee regarding the mix of compensation paid under our executive compensation program as well as the compensation levels of our individual NEOs.  In this regard, PRM provides relevant market data and alternatives for consideration in connection with decisions regarding NEO compensation, which assist the Compensation Committee in evaluating our CEO’s recommendations.  PRM also assists the Compensation Committee in determining the compensation of our CEO.  Finally, PRM provides a variety of other services to the Compensation Committee upon its request from time to time (e.g., advice or analysis regarding the Company’s compensation plans and programs, education programs on executive compensation issues for our Board of Directors and other decision makers, and market comparison studies).

Other Resources Used by the Compensation Committee

In addition to its review of the performance of the Company and the individual performance of our NEOs, the Compensation Committee uses a number of tools and resources in administering our executive compensation program and determining the compensation paid to our NEOs.  In 2009, these other tools and resources included tally sheets,(2) benchmarking information prepared by PRM,(3) published surveys,(4) and comparison data regarding indirect compensation.(5)  In 2009, the Compensation Committee also received a benchmarking report prepared at the request of management.(6)

In 2009, the Compensation Committee approved revisions to the PNMR Peer Group to better align the peer group with the ownership structure, business focus and size of the Company.  Companies were reviewed based on the following criteria:  (1) ownership structure (publicly-traded), (2) business focus (electric utility and energy companies), (3) size (between one-half and three times the Company’s size in terms of revenues), (4) organizational structure (number of employees), (5) operational characteristics (nuclear generation ownership, multi-state regulated utilities and deregulated competitive energy businesses) and (6) likely competition for executive talent.  The table below lists the companies that were removed from, retained in, and added to the PNMR Peer Group in 2009.  The revised PNMR Peer Group includes 14 companies (down from 23 companies in 2003-2009) that the Compensation Committee believes will provide more relevant comparison data for its consideration in connection with making decisions about the compensation of our NEOs.

(2) The tally sheets summarize the overall compensation (including each element of direct compensation) paid to each NEO for each of the two most recently completed fiscal years.  The tally sheets assist the Compensation Committee in its evaluation regarding the effect on an individual NEO’s total compensation of adjusting one of more elements of his or her compensation.

(3) PRM uses compensation data from the PNMR Peer Group (as well as from public surveys) to calculate (1) median total cash compensation (including each element thereof) for each NEO’s position, (2) median total direct compensation (including each element thereof) for each NEO’s position, (3) average total cash compensation for the NEO group (using the sum of the median figures described above), and (4) average total direct compensation for the NEO group (using the sum of the median figures described above).  The Compensation Committee uses these figures to compare the total cash compensation and total direct compensation (including each element thereof) paid to our NEOs (both individually and as a group) to similar types and elements of compensation paid by our peers to their NEOs.  The analysis also includes year-to-year comparisons of total direct compensation paid to our NEOs with our total shareholder return for those periods, which helps the Compensation Committee evaluate how closely the total direct compensation element of our executive compensation program correlates to the performance of our common stock.

(4) The published surveys include the Towers Perrin Energy Services Compensation Database (which includes data on approximately 100 utility and energy companies) and the Watson Wyatt Executive Compensation Service Top Management Report (utilities sector data).  PRM uses data from these sources to supplement data from the PNMR Peer Group in connection with developing its benchmarking analysis for the Compensation Committee.  Data from these surveys is used especially to help the Compensation Committee compare pay versus performance trends between the Company and our peers.

(5) The Compensation Committee consults a variety of comparison sources with respect to the indirect elements of our compensation program, including the Towers Perrin Compensation Database, the U.S. Chamber of Commerce Employee Benefits Survey, the Watson Wyatt Survey of Perquisites and Supplemental Benefits and the proxy statement disclosures of companies in the PNMR Peer Group and other peer groups selected by the Compensation Committee from time to time.

(6) Management engaged Watson Wyatt to benchmark all elements of direct compensation for the Company’s officers (including our NEOs).  The Compensation Committee did not consider this benchmarking analysis in determining the 2009 compensation of our NEOs, but it is considering the analysis in determining 2010 compensation.

Removed	Retained	Added

Energy East Corporation
Peoples Energy Corporation
Puget Energy, Inc.
Constellation Energy Group Inc.
Integrys Energy Group, Inc.
Ameren Corporation
SCANA Corporation
Idacorp Inc. Holding Company
OGE Energy Corporation
NICOR Inc.
Questar Corporation
AGL Resources, Inc.
Southwest Gas Corporation

Alliant Energy Corporation

Black Hills Corporation

El Paso Electric Company

Great Plains Energy, Inc.

NV Energy, Inc.

(f/k/a Sierra Pacific Resources)

Pinnacle West Capital Corporation
TECO Energy Corporation
Unisource Energy Corporation
Westar Energy Inc.
Wisconsin Energy Corporation

Cleco Corporation DPL, Inc. Hawaiian Electric Industries, Inc. NSTAR

SUMMARY OF NEO COMPENSATION

Analysis of 2009 NEO Compensation

Base Salary

As noted above, the base salaries of our NEOs were frozen in 2008.  The salary freeze remained in effect throughout 2009 for all NEOs.  The 2009 base salaries of our NEOs were as follows:

NEO	Base Salary

Jeffry E. Sterba Chairman and Chief Executive Officer	$785,000

Patricia K. Collawn President and Chief Operating Officer	$440,000

Charles N. Eldred Executive Vice President and Chief Financial Officer	$400,000

Alice A. Cobb Senior Vice President and Chief Administrative Officer	$292,000

Patrick T. Ortiz Senior Vice President, General Counsel and Secretary	$268,000

Short-Term Cash Incentive Awards (2009 OIP)

The objective of the 2009 OIP was to motivate our NEOs to achieve certain performance goals tied to the Company’s financial recovery efforts and tailored to their individual business units and positions.  In addition, in order to ensure that awards could be funded by the Company’s earnings, no awards were to be made under the 2009 OIP unless the Company achieved Incentive EPS(7) of at least $0.41.  Maximum awards were to be made at Incentive EPS levels of $0.59 or higher.  In 2009, the Company’s actual Incentive EPS was $0.94, resulting in achievement at the maximum level.

(7) “Incentive EPS” means corporate earnings per share, excluding non-recurring items that do not factor into ongoing earnings, which non-recurring items accounted for $0.42 per share in the aggregate.  For detailed information about the adjustments, refer to the Glossary provided at the beginning of this proxy statement.

Award opportunities for our NEOs were subject to a positive or negative adjustment of up to 10% based on the ratio of the Company’s funds from operations to debt (the “FFO/Debt Ratio”).  The goals tied to the FFO/Debt Ratio ranged from 11.0% (threshold) to 12.5% (maximum).  In 2009, the Company’s actual FFO/Debt Ratio was 20.0%, resulting in achievement at the maximum level and a positive adjustment of 10% with respect to our NEOs’ award opportunities under the 2009 OIP.  Finally, the Compensation Committee retained the discretion to reduce (but not increase) individual awards by up to 33.33% based on its determination of whether each NEO met certain individual leadership effectiveness goals.

A more detailed description of each NEO’s award opportunities and performance goals under the 2009 OIP, as well as the actual 2009 awards approved on February 16, 2010, is set forth below.

Jeffry E. Sterba, Chairman and Chief Executive Officer

Goal	Weight	Threshold (0.5)	Target (1.0)	Maximum (2.0)	2009 Results	Weighted Score

Earning Allowed Cost of Capital in Regulated Businesses (1)	30% of Scorecard	Achievement level based on Board evaluation			1.4 (Above Threshold)	0.416

Execution of Plans to Facilitate Long-Term Growth (2)	20% of Scorecard	Achievement level based on Board evaluation			1.5 (Above Threshold)	0.303

Development of Necessary Human Resources for Corporate Success (3)	20% of Scorecard	Achievement level based on Board evaluation			1.6 (Above Threshold)	0.328

Performance and Leadership as Chairman and CEO (4)	30% of Scorecard	Achievement level based on Board evaluation			1.8 (Above Threshold)	0.536

Scorecard Results	20% Overall Weight					1.583

Incentive EPS Results	80% Overall Weight (achieved at Maximum level — $0.94)					2.0

Aggregate Performance Results						1.917

(1)                                 Components of goal included promoting a corporate culture focused on delivering value to our customers that exceeds the price they pay for our services (which, in turn, allows us to recover our costs and earn our authorized rate of return); driving multi-year effort to top-quartile efficiency and effectiveness of operations; filing and prosecuting rate cases for PNM and TNMP; and realigning financial processes for monitoring earnings and managing capital investment.

(2)                                 Components of goal included resolving and executing strategy for unregulated businesses; positioning for and enabling energy efficiency as a business; and seeking opportunities to expand and diversify regulated businesses.

(3)                                 Components of goal included executing CEO succession plan under the board’s direction; implementing deep succession planning/training/development for other officers; and re-energizing a culture focused on “utility of the future.”

(4)                                 Components of goal included creating increased opportunity for interaction between board and PNMR management; demonstrating strategic leadership; engaging critical public policy issues at the national and state levels to enhance PNMR’s position; engaging the board to maximize effectiveness through leadership and probative dialogue; and enhancing PNMR’s position in critical communities.

Under the 2009 OIP, Mr. Sterba was eligible to receive a target award of 60% of his base salary before taking into account modifiers for his aggregate performance results (as described above) and the Company’s FFO/Debt Ratio.

Based on Mr. Sterba’s aggregate performance results, he was eligible to receive a baseline award equal to approximately 115% of his base salary (the 60% target award multiplied by the 1.917 aggregate performance results modifier).  Mr. Sterba’s actual award, after taking into account the 10% positive adjustment resulting from the FFO/Debt Ratio, was $981,172 (approximately 125% of his base salary).

Patricia K. Collawn, President and Chief Operating Officer

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

Customer Satisfaction (J.D. Power and Assoc. Residential Survey)	16%	Middle of 3rd Quartile	Bottom of 2nd Quartile	Top of 2nd Quartile	Bottom of 3rd Quartile (Below Threshold)	0%

Reliability — SAIDI (1)	16%	88	75	62	75.23 (Above Threshold)	11%

Safety — ORIR (2)	20%	4.3	3.7	2.9	5.55 (Below Threshold)	0%

Baseload Plant Performance — EAF (3)	16%	86.25	87	88	85.8 (Below Threshold)	0%

Organizational Operations and Maintenance Expenses	16%	$244.3 M	$241.9 M	$239.4 M	$238.8 M (Maximum)	16%

Capital Expenditures	16%	$292.0 M	$286.3 M	$280.7 M	$253.6 M (Maximum)	16%

Aggregate Results						43%

(1)                                 The System Average Interruption Duration Index (“SAIDI”) is equal to the average outage duration (measured in minutes) for each customer served by the Company.  The calculation is as follows: sum of all customer interruption durations / total number of customers served.

(2)                                 The OSHA Recordable Incident Rate (“ORIR”) is designed to normalize PNMR’s recordable incident/injury rate to a company with 100 full-time employees working an entire year.  The calculation is as follows: (# of recordable incidents / total # of hours worked during the year) * 200,000.

(3)                                 The Equivalent Availability Factor (“EAF”) is generally a measure of the hours that a given generating unit is actually available during a period as compared with the total hours in the period.

Under the 2009 OIP, Ms. Collawn was eligible to receive a maximum potential award of 96% of her base salary before taking into account the FFO/Debt Ratio.  Based on her aggregate results, the Compensation Committee approved a baseline award of $181,633 (43% of her maximum potential award).  Ms. Collawn’s actual award, after taking into account the 10% positive adjustment resulting from the FFO/Debt Ratio, was $199,797.

Pursuant to a separate employment inducement program established when she joined the Company in 2007, Ms. Collawn also had the opportunity to earn an additional annual cash incentive bonus of $75,000 to $225,000 in 2009 if she achieved certain individual utility and generation incentive goals at the threshold ($75,000), stretch ($150,000), and optimal ($225,000) levels (with interpolation allowed between achievement levels).  Ms. Collawn’s additional bonus opportunity was tied to a combination of corporate (financial), business unit (workgroup) and individual performance goals similar to those set forth under the 2009 OIP, as described in the table above.  Ms. Collawn achieved at slightly above the stretch level under her employment inducement program, and the Compensation Committee approved an actual award of $157,500.

Charles N. Eldred, Executive Vice President and Chief Financial Officer

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

Gas TSA Services Stabilization and TSA Migration Objectives (1)	20%	Accounting processes stabilized after 2 monthly GL closes under TSA; achieve 4 of 9 TSA Migration Objectives	Accounting processes stabilized after 2 monthly GL closes under TSA; achieve 6 of 9 TSA Migration Objectives	Accounting processes stabilized after 2 monthly GL closes under TSA; achieve 8 of 9 TSA Migration Objectives	Contributed $13.5 M to earnings through billings and settlement of TSA; all 9 TSA Migration Objectives achieved (Maximum)	20%

Financial Planning Process Redesign (Budget Tool)	20%	Financial planning processes redesigned by August 1, 2009; Hyperion tool fully implemented for use in 2010 budget preparation	Financial planning processes redesigned by June 30, 2009; Hyperion tool fully implemented for use in 2010 budget preparation and completed below $1.8 M capital budget	Financial planning processes redesigned by June 1, 2009; Hyperion tool fully implemented for use in 2010 budget preparation and completed below $1.6 M capital budget	Financial planning process redesigned not completed by August 1, 2009; Hyperion tool not fully implemented for use in 2010 budget preparation (Below Threshold)	0%

CFO Transformation Initiatives (2)	20%	Complete 7 of 11 initiatives; develop detailed action plan for human capital initiatives	Complete 8 of 11 initiatives; develop and implement 1 human capital initiative	Complete 10 of 11 initiatives; develop and implement 2 human capital initiatives	Completed 11 of 11 initiatives; developed and implemented 2 human capital initiatives (Maximum)	20%

Organizational Operations and Maintenance Expenses	15%	Achieve O&M budget ($22.5 M)	Achieve 1% ($225,000) savings	Achieve 2% ($450,000) savings	Achieved 16% ($3.1 M) savings (Maximum)	15%

Incentive EPS (non-O&M)	20%	Achieve 2009 EPS Initiatives	Meet Annual Operating Plan plus $0.02 of EPS	Meet Annual Operating Plan plus $0.04 of EPS	Met Annual Operating Plan plus $0.20 of EPS (Maximum)	20%

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

Safety	5%	Achieve zero (0) recordable incidents; conduct 3 safety walks	Threshold goal plus have 70% of CFO employees attend one of certain prescribed safety training sessions	Threshold goal plus have 90% of CFO employees attend one of certain prescribed safety training sessions	Achieved zero (0) recordable incidents; conducted 21 safety walks; 100% of CFO employees attended one or more training session(s) (Maximum)	5%

Aggregate Results						80%

(1)                                  Objectives related to flow of funds, price adjustment calculations, transitioning financial systems, accuracy and timeliness of billings, employee support, recording the sales transaction on PNMR’s books during the first quarter of the fiscal year, systems testing and systems migration.

(2)                                  Initiatives included price curve automation, tax collections, automated work papers, increased contact with Wall Street, standardized reporting, forecasting with respect to cash and letters of credit amounts, a fraud risk assessment, internal audit effectiveness, shortening the monthly close cycle, creating a talent management program and implementing a performance management plan.

Under the 2009 OIP, Mr. Eldred was eligible to receive a maximum potential award of 96% of his base salary before taking into account the FFO/Debt Ratio.  Based on his aggregate results, the Compensation Committee approved a baseline award of $307,200 (80% of his maximum potential award).  Mr. Eldred’s actual award, after taking into account the 10% positive adjustment resulting from the FFO/Debt Ratio, was $337,920.

Alice A. Cobb, Senior Vice President and Chief Administrative Officer

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

People Services Development Portfolio	15%	100% of P16+ development plans are in place; complete assessment of barriers to executed development plans	50% of P14 through P15 development plans are in place; complete assessment of the quality of overall execution of development plans	80% of P14 through P15 development plans are in place; complete assessment of the quality of overall execution of development plans	100% of P16 development plans are in place; 90%+ of P14 through P15 development plans are in place (Maximum)	15%

Labor Relations Objectives	15%	Based on separate index (1)	Based on separate index	Based on separate index	80% score in separate index (Above Target)	12%

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

Employee Ambassador and Stakeholder Outreach Program	15%	Engage 50% of grade 16+ employees as ambassadors through board service	Engage 60% of grade 16+ employees as ambassadors through board service	Engage 70% of grade 16+ employees as ambassadors through board service	Engaged 70%+ of grade 16+ employees as ambassadors through board service (Maximum)	15%

Management and Implementation of Technology Portfolio Projects Scheduled for Completion in 2009	15%	For all projects, average implementation is 90% complete, within 5% of budget and 5% of schedule	For all projects, average implementation is 92% complete, on budget and on schedule	For 75% of projects, average implementation is 96% complete under budget and ahead of schedule	All projects at or under budget; implementation in excess of 92% complete (Above Target)	14%

Management and Implementation of 2009 Client Process Improvement Programs	15%	Average success indicator score of 2.5	Average success indicator score of 3.0	Average success indicator score of 4.0	Average success indicator score of 3.07 (Above Target)	10%

Organizational Operations and Maintenance Expenses	15%	Actual 2009 O&M expenses do not exceed 100% of budgeted amounts	Actual 2009 O&M expenses do not exceed 99% of budgeted amounts	Actual 2009 O&M expenses do not exceed 98% of budgeted amounts	Actual 2009 O&M expenses were below 98% of budgeted amounts (Maximum)	15%

Safety	10%	Based on separate index (2)	Based on separate index	Based on separate index	85% score in separate index (Above Target)	9%

Aggregate Results						90%

(1)                                  Separate index included reaching an acceptable settlement for a successor IBEW labor agreement, implementing a strategic labor relations management model, efficiently and effectively resolving employee grievances and other labor relations issues, and promptly responding to IBEW information requests.

(2)                                  Separate index included objective criteria based on (by business unit under Ms. Cobb’s supervision): the number of recordable safety incidents, the frequency of safety walks by certain personnel, holding safety meetings, updating evacuation programs, holding health fairs, ensuring OSHA and other regulatory compliance, and other safety-related events and initiatives.

Under the 2009 OIP, Ms. Cobb was eligible to receive a maximum potential award of 72% of her base salary before taking into account the FFO/Debt Ratio.  Based on her aggregate results, the Compensation Committee approved a baseline award of $170,294 (81% of her maximum potential award).  Ms. Cobb’s actual award, after taking into account the 10% positive adjustment resulting from the FFO/Debt Ratio, was $189,216.

Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary

Goal	Weight	Threshold (33%)	Target (67%)	Maximum (100%)	2009 Results	Weighted Percentage

Adjusted Legal Expense Ratio — ALER	20%	0.54%	0.52%	0.48%	0.58% (Below Threshold)	0%

Corporate Governance and Ethics Scorecard (1)	15%	Complete 4 of 7 items	Complete 5 of 7 items	Complete 6 of 7 items	Completed 6 of 7 items (Maximum)	15%

Legal Matters Scorecard (2)	15%	Complete 3 of 5 items	Complete 4 of 5 items	Complete 5 of 5 items	Completed 4 of 5 items (Target)	10%

Successful Resolution of 2008 PNMR Electric Rate Case	25%	Achievement determined by CEO evaluation			Above Target	24%

Successful Resolution of 2008 TNMP Electric Rate Case	20%	Achievement determined by CEO evaluation			Maximum	20%

Safety and LawCheck	5%	Achieve zero (0) recordable incidents	Threshold goal plus LawCheck Seminar on Workers’ Compensation	Target goal plus LawCheck Seminar on OSHA regulations	Achieved zero (0) recordable incidents; LawCheck Seminars completed (Maximum)	5%

Aggregate Results						74%

(1)                                  Separate index included goals of achieving zero (0) deficiencies under the Sarbanes-Oxley Act of 2002; deploying a minimum of 12 communications related to promoting a culture of legal compliance and ethical practices; developing an assessment tool with respect to the Optim Energy Ethics Compliance Program; developing an improved process for identifying and resolving conflicts of interest; conducting a training needs assessment; achieving zero (0) administrative errors in managing the Company’s stock administration process; and successfully transitioning to e-proxy and achieving at least 20% cost savings in connection with that transition.

(2)                                  Separate index included goals of resolving the Company’s reclamation decommissioning funding dispute; successfully completing certain TNMP financing transactions; achieving Renewable Portfolio Standard or obtaining a necessary waiver; successfully resolving certain pending legal matters; and undertaking a review of all routine contracts used by the Company.

Under the 2009 OIP, Mr. Ortiz was eligible to receive a maximum potential award of 72% of his base salary before taking into account the FFO/Debt Ratio.  Based on his aggregate results, the Compensation Committee approved a baseline award of $142,790 (74% of his maximum potential award).  Mr. Ortiz’s actual award, after taking into account the 10% positive adjustment resulting from the FFO/Debt Ratio, was $157,069.

Long-Term Equity and Cash Incentive Awards

Consistent with our pay for performance philosophy, 80% of our NEOs’ total long-term incentive compensation opportunities are dependent upon on the Company’s achievement of specific performance goals — and the corresponding long-term equity and cash incentive awards will not be paid if those goals are not achieved.  In past years, certain long-term incentive awards (e.g., traditional restricted stock rights awards) generally were not tied to performance goals and would be earned by our NEOs through their continued employment with the Company.

Detailed information regarding the long-term equity and cash incentive awards granted to our NEOs in 2009 and the underlying performance goals is set forth below.

Performance-Based Restricted Stock Rights and Performance Cash Awards (Adjusted Cash Earnings)

The table below describes the performance-based restricted stock rights (PS1) and performance cash (L$1) award opportunities available to our NEOs based on certain levels of Adjusted Cash Earnings for the one-year performance period beginning on January 1, 2009 and ending on December 31, 2009.  Actual Adjusted Cash Earnings for 2009, and actual 2009 awards approved on February 16, 2010, are also described below.  The performance cash awards were paid on February 26, 2010.

NEO	Type of Award	Threshold Award ($250 M — $260 M)	Target Award ($260 M — $275 M)	Maximum Award ($275 M +)	2009 Actual Award ($397 M)

Jeffry E. Sterba	PS1	11,250	22,500	33,750	33,750
	L$1	$168,750	$337,500	$506,250	$506,250

Patricia K. Collawn	PS1	4,625	9,250	13,875	13,875
	L$1	$69,375	$138,750	$208,125	$208,125

Charles N. Eldred	PS1	3,300	6,600	9,900	9,900
	L$1	$49,500	$99,000	$148,500	$148,500

Alice A. Cobb	PS1	2,650	5,300	7,950	7,950
	L$1	$39,750	$79,500	$119,250	$119,250

Patrick T. Ortiz	PS1	2,650	5,300	7,950	7,950
	L$1	$39,750	$79,500	$119,250	$0	(1)

(1)                                  Mr. Ortiz retired from the Company on December 31, 2009.  The terms of the Company’s standard Performance Cash Award Agreement require continued employment as of the date of payment as a condition to receiving an actual award.  As a result, Mr. Ortiz did not receive the performance cash award to which he was otherwise entitled based on the Company’s Adjusted Cash Earnings.

Stock Options and Traditional Restricted Stock Rights Awards

The table below summarizes the stock options and traditional restricted stock rights awards that were granted to our NEOs in 2009.  The traditional restricted stock rights awards were granted to complete our prior long-term incentive program, which, as described above, utilized a more traditional time-vested approach (rather than the performance-based approach utilized under our new program).

NEO	Stock Options		Traditional Restricted Stock Rights
Jeffry E. Sterba	110,000		30,000
Patricia K. Collawn	94,000	(1)	10,500	(1)
Charles N. Eldred	40,000		6,500
Alice A. Cobb	29,000		5,000
Patrick T. Ortiz	29,000		5,000

(1)                                  Includes 4,000 stock options and 4,000 traditional restricted stock rights granted to Ms. Collawn in August 2009 pursuant to her employment inducement agreement.

Long-Term Equity and Cash Incentive Awards (FFO/Debt Ratio and Environmental Goals)

As noted above, in 2009, management recommended and the Compensation Committee approved performance share and performance cash awards designed to reward our NEOs for achieving and sustaining specified levels of financial performance (measured by the Company’s FFO/Debt Ratio(8)) and achieving certain environmental goals(9) over a 33-month performance period that began on April 1, 2009 and ends on December 31, 2011.  The Compensation Committee believes these goals are especially relevant to the Company’s long-term success.  The Compensation Committee will determine what (if any) actual amounts will be paid with respect to these awards on or before February 28, 2012.  In the event of an NEO’s retirement, death or disability (but not voluntary or involuntary termination) during the performance period, such NEO would be eligible to receive a pro-rated award.

The tables below describe the performance share (PS2) and performance cash (L$2) award opportunities, which were divided into two equal components (each pertaining to one of the performance goals).

FFO/Debt Ratio Component of Award

NEO	Type of Award	Threshold Award (FFO/Debt Ratio 15.0% - 15.5%)	Target Award (FFO/Debt Ratio 15.5% - 16.0%)	Maximum Award (FFO/Debt Ratio > 16.0%)

Jeffry E. Sterba	PS2	3,375	6,750	10,125
	L$2	$20,250	$40,500	$60,750

Patricia K. Collawn	PS2	1,387.5	2,775	4,162.5
	L$2	$8,325	$16,650	$24,975

Charles N. Eldred	PS2	990	1,980	2,970
	L$2	$5,940	$11,880	$17,820

Alice A. Cobb	PS2	795	1,590	2,385
	L$2	$4,770	$9,540	$14,310

Patrick T. Ortiz (1)	PS2	795	1,590	2,385
	L$2	$4,770	$9,540	$14,310

(1)          Mr. Ortiz retired from the Company on December 31, 2009.  Under the terms of the applicable award agreements, he will be entitled to receive a pro rata award (9/33 of the total award opportunity) if the performance goals are met and amounts are actually paid in 2012.

Environmental Goal Component of Award (1)

			Target Award
NEO	Type of Award	Threshold Award (Favorable Variance of 10%-12%)	(Favorable Variance of 12%- 14%)	Maximum Award (Favorable Variance of 14%+)

Jeffry E. Sterba	PS2	3,375	6,750	10,125
	L$2	$20,250	$40,500	$60,750

(8) “FFO/Debt Ratio” means the Company’s funds from operations for the fiscal year ending on December 31, 2011, divided by the Company’s total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2011.

(9) The environmental goals tied to half of these awards require the Company to reduce nitrous oxide, sulfur dioxide, particulate matter and mercury emissions at its San Juan Generating Station during the performance period to levels that are less than the limits on the emissions of such pollutants set forth in the Consent Decree entered by the United States District Court for the District of New Mexico on May 10, 2005 in the case of Grand Canyon Trust and Sierra Club v. Public Service Company of New Mexico, Case No. CIV 02-552.  Those limits are as follows: nitrous oxide (3.24 pounds/megawatt hour); sulfur dioxide (1.51 pounds/megawatt hour); particulate matter (0.16 pounds/megawatt hour); and mercury (90% removal efficiency).

Environmental Goal Component of Award (1)

			Target Award
NEO	Type of Award	Threshold Award (Favorable Variance of 10%-12%)	(Favorable Variance of 12%- 14%)	Maximum Award (Favorable Variance of 14%+)

Patricia K. Collawn	PS2	1,387.5	2,775	4,162.5
	L$2	$8,325	$16,650	$24,975

Charles N. Eldred	PS2	990	1,980	2,970
	L$2	$5,940	$11,880	$17,820

Alice A. Cobb	PS2	795	1,590	2,385
	L$2	$4,770	$9,540	$14,310

Patrick T. Ortiz (2)	PS2	795	1,590	2,385
	L$2	$4,770	$9,540	$14,310

(1)          The Compensation Committee has the discretion to reduce (but not increase) actual awards tied to the environmental goals based on such factors as it may deem appropriate following the end of the performance period.

(2)          Mr. Ortiz retired from the Company on December 31, 2009.  Under the terms of the applicable award agreements, he will be entitled to receive a pro rata award (9/33 of the total award opportunity) if the performance goals are met and amounts are actually paid in 2012.

Recent Events and Decisions Relating to NEO Compensation

Retirement of Jeffry E. Sterba

In February 2010, our Board asked Mr. Sterba to continue to serve as Chairman following his retirement as CEO on March 1, 2010.  In his role as Chairman, Mr. Sterba will, among other things, provide support on strategic and public policy issues to the Company.  He also will continue to serve as the Chairman of the First Choice Power board of managers and as a PNMR representative on the board of Optim Energy, LLC and as its Chairman.  As compensation for his continued services, Mr. Sterba will receive a separate annual retainer of $250,000.  Mr. Sterba will also receive Board attendance fees and the annual equity award of 1,000 stock options and 4,000 traditional restricted stock rights typically made at the annual meeting of directors.  In addition, Mr. Sterba will be reimbursed for any Board-related expenses, such as travel expenses incurred to attend Board meetings.

Given his impending retirement, Mr. Sterba was not granted any stock options at the time of the Compensation Committee’s annual grants, which were approved by the Board on February 16, 2010.  At its February 15, 2010 meeting, the Compensation Committee (1) approved the accelerated vesting of the Company’s $273,308 supplemental contribution to Mr. Sterba’s ESP II account for 2008 and the Company’s $232,200 supplemental contribution to Mr. Sterba’s After-Tax Plan account for 2009; and (2) recommended that the Board approve a $750,000 discretionary contribution to Mr. Sterba’s After-Tax Plan account in recognition of his performance and leadership, as well as his tenured service to the Company.  That contribution was approved by the Board on February 16, 2010.  Based on Mr. Sterba’s recommendation, he will not participate in our 2010 Officer Incentive Plan or long-term incentive program.

Promotion of Patricia K. Collawn

On February 16, 2010, the Board formally named Ms. Collawn to be the CEO of the Company, and appointed Ms. Collawn to our Board, both effective as of March 1, 2010.  Ms. Collawn’s base salary was increased to $575,000 in connection with her promotion.

OTHER MATTERS RELATING TO NEO COMPENSATION

Stock Ownership Guidelines

To further align the interests of our NEOs and our shareholders, we have stock ownership guidelines that require our NEOs to accumulate and retain specified amounts of our common stock (measured by the value of each NEO’s holdings relative to his or her annual base salary).  These guidelines, which the Compensation Committee reviews periodically, are summarized in the following table:

NEO Position	Initial Holding Requirement (by the later of December 31, 2009 or 3 years after date of appointment or promotion)	Ultimate Holding Requirement (by the later of December 31, 2011 or 5 years after date of appointment or promotion)
Chief Executive Officer	2 times annual base salary	5 times annual base salary
President and Chief Operating Officer	2 times annual base salary	4 times annual base salary
Executive Vice President	2 times annual base salary	4 times annual base salary
Senior Vice President	2 times annual base salary	3 times annual base salary

All shares of common stock held by an NEO (regardless of the source of such shares or the account in which they are held) count towards his or her applicable holding requirement.  Each NEO is expected to hold 75% of his or her vested restricted stock awards until six months after his or her termination of employment, unless the applicable holding requirement described above is otherwise met.

The Compensation Committee believes that these stock ownership and retention guidelines are appropriate because, among other things, they approximate the median of holding requirements reported in the Fredric W. Cook & Co. Inc. Stock Ownership Policies and the National Association of Corporate Directors Compensation Report.  While the Compensation Committee does not believe that our stock ownership guidelines should require our NEOs to purchase large quantities of our common stock with their earnings, it does believe that requiring our NEOs to acquire a meaningful amount of shares above and beyond their equity awards promotes the alignment of the NEOs’ interests with those of our shareholders.  The guidelines also encourage the NEOs to manage the Company with a view toward the long-term benefit of our shareholders.

Tax and Accounting Considerations

In determining the total compensation of each NEO, as well as the structure of our executive compensation program, the Compensation Committee reviews and considers relevant tax and accounting considerations, including (1) the deductibility of executive compensation under Section 162(m) of the Tax Code, which is discussed in more detail below; (2) the impact of Section 409A of the Tax Code, which imposes certain limitations on deferred compensation; and (3) generally accepted accounting principles relating to executive compensation.

Under Section 162(m) of the Tax Code, we may not deduct annual compensation of more than $1 million paid to certain key executives who are considered “covered employees”, unless such compensation qualifies as “performance-based compensation.”  The PEP includes provisions that permit the Company to utilize the performance-based compensation exception in connection with various types of compensation paid to the NEOs who are covered employees, including stock options, restricted stock, restricted stock rights, performance shares, performance units and certain cash awards.

The Compensation Committee generally believes that it is in the best interests of the Company and our shareholders to maximize the Company’s ability to deduct the compensation paid to our NEOs.  There are, however, circumstances in which potentially non-deductible compensation is paid to our NEOs due to the structure or other objectives of our executive compensation program (including our philosophies regarding each element of compensation).  In 2009, we paid our NEOs a total of less than $1 million that may not be deductible for tax purposes, resulting in a lost tax deduction (if any) that is not material to the Company.

Traditionally, accounting-related considerations have not had a significant impact on the Compensation Committee’s decisions about the total compensation of our NEOs or the structure of our executive compensation program.  Likewise, although the Compensation Committee considers the personal tax implications for our NEOs of different forms of compensation in designing our executive compensation program (and individual plans), such considerations have not materially impacted the Compensation Committee’s ultimate decisions about executive compensation.

BOARD GOVERNANCE AND HUMAN RESOURCES COMMITTEE REPORT

The Board Governance and Human Resources Committee (also known as the Compensation Committee) has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussions, the Board Governance and Human Resources Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Board Governance and Human Resources Committee
Joan B. Woodard, Chair
Bonnie S. Reitz, Immediate Past Chair
Julie A. Dobson
Manuel T. Pacheco

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

The Company believes that its compensation policies and practices for its employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.

SUMMARY OF EXECUTIVE COMPENSATION

The table below summarizes the total compensation paid to or earned by our NEOs for the years ended December 31, 2009, 2008, and 2007.  We have not entered into employment agreements with any of our NEOs, except for a Retention Agreement with Mr. Sterba, SERPs with Messrs. Sterba and Ortiz, and the employment inducement agreement with Ms. Collawn discussed above.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in Pension Value and
				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and		($)	($)	($)	($)	($)	($)	($)	Total
Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	(7)	($)

Jeffry E. Sterba, Chairman and Chief Executive Officer	2009	874,067	—	515,218	173,800	1,487,422	71,924	409,745	3,532,176
	2008	830,288	—	429,238	129,921	—	—	361,317	1,748,764
	2007	830,087	—	862,800	317,250	—	—	442,869	2,453,006

Patricia K. Collawn President and Chief Operating Officer	2009	456,926	—	214,101	152,080	565,422	—	533,154	1,921,683
	2008	440,003	—	128,400	16,193	—	—	586,802	1,171,398
	2007	211,540	—	95,601	14,211	—	—	581,372	902,724

Charles N. Eldred, Executive Vice President and Chief Financial Officer	2009	434,615	—	133,837	63,200	486,420	—	235,706	1,353,778
	2008	419,231	—	89,719	10,655	60,000	—	171,512	751,117
	2007	372,885	—	143,800	65,800	—	—	355,330	937,815

Alice A. Cobb, Senior Vice President and Chief Administrative Officer	2009 2008 2007	303,231 292,000 288,000	— — —	105,814 72,630 143,800	45,820 7,991 65,800	308,466 50,000 —	— — —	217,686 195,613 211,086	981,017 618,234 708,686

Patrick T. Ortiz, Senior Vice President, General Counsel and Secretary (8)	2009	278,308	110,000	105,814	45,820	157,069	151,058	276,243	1,124,312
	2008	268,000	—	72,630	7,991	40,000	119,939	123,726	632,286
	2007	264,616	—	143,800	65,800	—	12,101	142,719	629,036

(1)          2009 salary amounts include cash compensation earned by each NEO during 2009 as well as any amounts earned in 2009 but contributed into the RSP, the ESP II or the After-Tax Plan (as applicable).  The 2009 and 2008 salary amounts include the following amounts received for the sale of paid time off hours: Mr. Sterba - $58,875 and $45,288; Mr. Eldred - $19,231 and $19,231.

(2)          The Board approved a $110,000 cash award to Mr. Ortiz on February 16, 2010 in recognition of Mr. Ortiz’s individual contributions to the Company over his long career and his 2009 work in closing the California proceedings against PNM.

(3)          Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718.  For 2009, the amount indicated is the aggregate grant date fair value of all grants of (1) traditional restricted stock rights awards granted in February and May 2009 (shown as RSA awards in the Grants of Plan-Based Awards table below), (2) performance-based restricted stock rights awards (shown as PS1 awards in the Grants of Plan-Based Awards table), based on a target performance outcome, which PNMR considered the probable outcome as of the May 19, 2009 grant date (although the amount actually earned in 2009 was determined to be at the maximum amounts shown below), and (3) performance share awards (shown as PS2 awards in the Grants of Plan-Based Awards table), based on a target performance outcome of the financial performance measure and a target outcome of the environmental performance measure, which PNMR considered the probable outcomes as of May 19, 2009.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  The actual cash value that the NEO may realize on the vesting of the restricted stock or performance shares will depend on the number of shares that ultimately vests, the market price of our common stock at the date of vesting, and, ultimately, the value received by the employee on the sale of the stock.  Restricted stock rights awards vest over a three-year period.  As discussed above on page 41, the Company’s Adjusted Cash Earnings in 2009 made the NEOs eligible to receive the maximum PS1 awards shown in the Grants of Plan-Based Awards table.  Given maximum performance of PS1 and assuming maximum performance of PS2 awards over the April 1, 2009 to December 31, 2011 performance period, the grant date fair value of all stock awards for the NEOs would be as follows:

Name	Stock Awards $
Sterba	660,677
Collawn	273,900
Eldred	176,505
Cobb	140,077
Ortiz	140,077

(4)          Represents the grant date fair value of stock options calculated in accordance with FASB ASC Topic 718.  For 2009, the amount indicated is the aggregate grant date fair value of all grants of stock option awards shown on the Grants of Plan Based Awards table below as OPT awards.   The assumptions used in determining the grant date fair value of stock options are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  The actual cash value, if any, that the NEO may realize on the exercise of stock options will depend on the excess of the stock price over the exercise price.  Stock option awards vest over a three-year period.  As of March 30, 2010, all outstanding options held by our NEOs that were awarded in 2007 and 2008 (except the 2,668 options remaining under Ms. Collawn’s August 2008 award) were underwater, meaning the exercise price is more than the market value of our common stock.

(5)          For 2009, reflects the amount of (1) short-term incentive cash awards under the 2009 OIP and (2) performance cash awards based on the Company’s Adjusted Cash Earnings, both of which were earned in 2009.  For Ms. Collawn, the amount also reflects an additional $157,500 earned under her additional employment inducement cash incentive plan.  Individual amounts are as follows:

Name	2009 OIP $	Employment Inducement Agreement $	Performance Cash Award $	Total $
Sterba	981,172	—	506,250	1,487,422
Collawn	199,797	157,500	208,125	565,422
Eldred	337,920	—	148,500	486,420
Cobb	189,216	—	119,250	308,466
Ortiz	157,069	—	—	157,069

(6)          Reflects the change in the present value of accumulated benefits under the ERP (and under Messrs. Sterba’s and Ortiz’ respective SERPs) at end of the indicated year (as shown in column (d) of the Pension Benefits table below for 2009) compared to the previous year-end present value for all NEOs except Mr. Eldred, Ms. Cobb and Ms. Collawn who do not participate in this plan.  There are no above-market or preferential rate earnings to report for the ESP II or the After-Tax Plan.

(7)          The table below reflects the types and dollar amounts of perquisites, additional compensation, and other personal benefits provided to the NEOs during 2009.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to us of providing the perquisite or other personal benefit to the NEOs.  The NEOs paid any taxes associated with these benefits without reimbursement from us.

Name	Payment of Officer Life Premium $	Payment of Long- Term Care Premium $	Payment of Long-Term Disability Premium $	Change in Post- Retirement Medical Value $	ESA Amounts ($) (a)	RSP Company Contributions $	ESP II Company Contributions $ (b)	After-Tax Plan Company Contributions $ (c)	Payments in Connection with Retirement $ (d)	All Other Compensation (Total) $
Sterba	19,253	1,245	1,350	19,773	23,000	30,625	—	314,499	—	409,745
Collawn	6,333	620	1,350	—	20,000	30,111	284,425	190,315	—	533,154
Eldred	11,710	1,708	1,350	—	18,000	21,623	—	181,315	—	235,706
Cobb	12,969	1,551	1,350	—	18,000	32,500	—	151,316	—	217,686
Ortiz	15,572	1,365	1,340	8,661	17,720	32,500	63,655	—	135,430	276,243

(a)          Reflects the amounts received by the NEOs under the ESA described on page 31.

(b)         Amounts are reflected in column (C) of the Nonqualified Deferred Compensation table on page 57.  Beginning in 2009, NEOs were required to elect between participating in the ESP II or in the After-Tax Plan (but not both).  For fiscal 2009, all NEOs except for Mr. Ortiz elected to participate in the After-Tax Plan; Mr. Ortiz continued to participate in the ESP II.  Pursuant to her employment inducement agreement, Ms. Collawn also received a supplemental ESP II contribution in the amount of $284,425 in August 2009.

(c)          In 2009, the Company made the following contributions to the After-Tax Plan on behalf of the NEOs listed below:

Name	Matching ($)	Age-Based ($)	Supplemental ($)		Total ($)
Jeffry E. Sterba	36,684	45,615	232,200	(x)	314,499
Patricia K. Collawn	21,392	12,923	156,000	(y)	190,315
Charles N. Eldred	21,392	12,923	147,000		181,315
Alice A. Cobb	15,908	10,108	125,300		151,316

(x)           Entire amount was unvested at December 31, 2009.

(y)         $81,000 was unvested at December 31, 2009.

(d)         Reflects the value on December 31, 2009 of 29,000 stock options granted on February 17, 2009 that vested on an accelerated basis in connection with Mr. Ortiz’s retirement.

(8)          On July 24, 2009, Mr. Ortiz notified the Company of his intention to retire as our Senior Vice President, General Counsel and Secretary, effective as of the close of business on December 31, 2009.  In connection with his announcement, Mr. Ortiz and the Company entered into a legal services retainer agreement (the “Retainer”) pursuant to which Mr. Ortiz will continue to provide private legal services to the Company during calendar 2010 in exchange for a monthly payment of $20,000.  The Retainer contemplates that Mr. Ortiz will provide up to 1,200 hours of services to the Company; he will be paid $275 per hour for any authorized services performed in excess of 1,200 hours.  Mr. Ortiz and the Company also entered into an Executive Transition Agreement (the “Transition Agreement”) setting forth certain terms for the Company’s transition to a successor general counsel.  These events and each of the Retainer and the Transition Agreement were described in more detail in a Current Report on Form 8-K that the Company filed on July 30, 2009.

Grants of Plan-Based Awards

The table below discloses the following 2009 grants of awards to our NEOs, all of which were made under the PEP: (1) short-term cash incentive plan awards under the 2009 OIP (“OIP”); (2) traditional restricted stock rights awards (“RSA”); (3) stock option awards (“OPT”); (4) performance cash awards based on Adjusted Cash Earnings (“L$1”); (5) performance-based restricted stock rights awards based on Adjusted Cash Earnings (“PS1”); (6) performance cash awards based on our FFO/Debt Ratio and certain environmental goals (“L$2”); and (7) performance share awards based on our FFO/Debt Ratio and certain environmental goals (“PS2”), as well as the grant date fair value of such equity awards.  All stock options and restricted stock rights awards vest in three equal annual installments beginning on the first anniversary of the grant date, except that the PS1 awards began vesting on February 16, 2010, the determination date for the amount of the awards based on the Company’s actual 2009 Adjusted Cash Earnings.  The exercise price of all stock options is equal to the closing market price of the Company’s common stock on the grant date (or on the immediately preceding trading day if the grant date is not a trading day), as reported on the New York Stock Exchange.  In addition, a separate annual cash award of $157,500 was earned in 2009 by Ms. Collawn under her employment inducement cash incentive plan, and is shown below as PC$.

GRANTS OF PLAN-BASED AWARDS IN 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Awards (1)
Jeffry E. Sterba	OIP 2/16/09	188,400	471,000	1,020,500
	L$1 5/19/09	168,750	337,500	506,250
	L$2 5/19/09	40,500	81,000	121,500
	PS1 5/19/09				11,250	22,500	33,750				181,841
	PS2 5/19/09				6,750	13,500	20,250				109,077
	RSA 2/17/09							20,000			139,800
	RSA 5/19/09							10,000			84,500
	OPT 2/17/09								110,000	7.98	173,800

Patricia K. Collawn	PC$ 2/16/09	75,000	150,000	225,000
	OIP 2/16/09	83,601	211,202	466,400
	L$1 5/19/09	69,375	138,750	208,125
	L$2 5/19/09	16,650	33,300	49,950
	PS1 5/19/09				4,625	9,250	13,875				74,757
	PS2 5/19/09				2,775	5,550	8,325				44,843
	RSA 2/17/09							4,400			30,756
	RSA 5/19/09							2,100			17,745
	RSA 8/5/09							4,000			46,000
	OPT 2/17/09								90,000	7.98	142,200
	OPT 8/5/09								4,000	12.48	9,880

Charles N. Eldred	OIP 2/16/09	76,000	192,000	424,000
	L$1 5/19/09	49,500	99,000	148,500
	L$2 5/19/09	11,880	23,760	35,640
	PS1 5/19/09				3,300	6,600	9,900				53,340
	PS2 5/19/09				1,980	3,960	5,940				31,996
	RSA 2/17/09							4,400			30,756
	RSA 5/19/09							2,100			17,745
	OPT 2/17/09								40,000	7.98	63,200

Alice A. Cobb	OIP 2/16/09	40,880	105,120	239,440
	L$1 5/19/09	39,750	79,500	119,250
	L$2 5/19/09	9,540	19,080	28,620
	PS1 5/19/09				2,650	5,300	7,950				42,834
	PS2 5/19/09				1,590	3,180	4,770				25,694
	RSA 2/17/09							3,400			23,766
	RSA 5/19/09							1,600			13,520
	OPT 2/17/09								29,000	7.98	45,820

Patrick T. Ortiz	OIP 2/16/09	37,520	96,480	219,760
	L$1 5/19/09	39,750	79,500	119,250
	L$2 5/19/09	9,540	19,080	28,620
	PS1 5/19/09				2,650	5,300	7,950				42,834
	PS2 5/19/09				1,590	3,180	4,770				25,694
	RSA 2/17/09							3,400			23,766
	RSA 5/19/09							1,600			13,520
	OPT 2/17/09								29,000	7.98	45,820

(1)          Represents the grant date fair value of the equity awards determined in accordance with FASB ASC Topic 718.  The assumptions used in determining the grant date fair value of stock awards are set forth in Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Outstanding Equity Awards

The following table includes certain information with respect to the value at December 31, 2009 of all unexercised options previously awarded to our NEOs from 2002 to 2009 under the PEP and granted prior to 2001 under the PSP, which expired in 2000.  The table also includes information with respect to unvested traditional restricted stock rights granted under the PEP from 2007-2009.  All stock options and restricted stock rights granted under the PEP vest in three equal annual installments beginning on the first anniversary of the grant.

In addition, the table includes information on the following equity incentive plan awards granted effective May 19, 2009: (1) performance-based restricted stock rights* and (2) the potential to earn performance shares.  These equity awards are discussed above on pages 41-43.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)(4)
J. E. Sterba	12/10/00		187,500	—	—	16.20	12/10/10	—	—	—	—
	02/18/02		90,000	—	—	17.17	02/18/12	—	—	—	—
	02/17/03		145,000	—	—	13.03	02/17/13	—	—	—	—
	02/16/04		42,600	—	—	20.84	02/16/14	—	—	—	—
	05/17/05		67,500	—	—	27.52	05/17/15	—	—	—	—
	02/13/06		67,500	—	—	24.06	02/13/16	—	—	—	—
	02/16/07		44,956	22,544	—	30.50	02/16/17	10,020	126,753	—	—
	02/19/08		28,096	56,279	—	13.17	02/19/18	25,013	316,414	—	—
	02/17/09		—	110,000	—	7.98	02/17/19	20,000	253,000	—	—
	05/19/09		—	—	—	—	—	10,000	126,500	—	—
	05/19/09	*	—	—	—	—	—	33,750	426,938	—	—
	05/19/09		—	—	—	—	—	—	—	13,500	170,776

P. K. Collawn	08/17/07		2,664	1,336	—	23.90	08/17/17	1,336	16,900	—	—
	02/19/08		7,991	16,009	—	13.17	02/19/18	5,254	66,463	—	—
	08/14/08		1,332	2,668	—	10.56	08/14/18	2,668	33,750	—	—
	02/17/09		—	90,000	—	7.98	02/17/19	4,400	55,660	—	—
	05/19/09		—	—	—	—	—	2,100	26,565	—	—
	08/05/09		—	4,000	—	12.48	08/05/19	4,000	50,600	—	—
	05/19/09	*	—	—	—	—	—	13,875	175,519	—	—
	05/19/09		—	—	—	—	—	—	—	5,550	70,208

(a)			(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
			Option Awards					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested ($)(4)
C. N. Eldred	02/13/06		9,338	—	—	24.06	02/13/16	—	—	—	—
	02/16/07		9,324	4,676	—	30.50	02/16/17	1,670	21,126	—	—
	02/19/08		7,991	16,009	—	13.17	02/19/18	5,254	66,463	—	—
	02/17/09		—	40,000	—	7.98	02/17/19	4,400	55,660	—	—
	05/19/09		—	—	—	—	—	2,100	26,565	—	—
	05/19/09	*	—	—	—	—	—	9,900	125,235	—	—
	05/19/09		—	—	—	—	—	—	—	3,960	50,094

A. A. Cobb	05/17/05		4,676	—	—	27.52	05/17/15	—	—	—	—
	02/13/06		9,338	—	—	24.06	02/13/16	—	—	—	—
	02/16/07		9,324	4,676	—	30.50	02/16/17	1,670	21,126	—	—
	02/19/08		5,993	12,007	—	13.17	02/19/18	4,253	53,801	—	—
	02/17/09		—	29,000	—	7.98	02/17/19	3,400	43,010	—	—
	05/19/09		—	—	—	—	—	1,600	20,240	—	—
	05/19/09	*	—	—	—	—	—	7,950	100,568	—	—
	05/19/09		—	—	—	—	—	—	—	3,180	40,228

P. T. Ortiz	02/16/04		3,051	—	—	20.84	02/16/14	—	—	—	—
	05/17/05		14,000	—	—	27.52	05/17/15	—	—	—	—
	02/13/06		14,000	—	—	24.06	02/13/16	—	—	—	—
	02/16/07		14,000	—	—	30.50	02/16/17	1,670	21,126	—	—
	02/19/08		18,000	—	—	13.17	02/19/18	4,253	53,801	—	—
	02/17/09		29,000	—	—	7.98	02/17/19	3,400	43,010	—	—
	05/19/09		—	—	—	—	—	1,600	20,240	—	—
	05/19/09	*	—	—	—	—	—	7,950	100,568	—	—
	05/19/09		—	—	—	—	—	—	—	3,180	40,228

(1)          Stock options shown with a grant date of 12/10/00 were awarded under the PSP.  The exercise price of stock options granted under both the PEP and the PSP is the closing market price on the NYSE on the date of the grant and stock options expire if not exercised within 10 years of the grant date. Stock options awarded under the PEP vest over a three-year period.  All outstanding unvested stock options shown with a grant date of February 16, 2007 vested on February 16, 2010.  One-half of the unvested stock options shown with a grant date of February 19, 2008 vested on February 19, 2010, and the remaining half will vest on February 19, 2011.  One-third of the unvested stock options shown with a grant date of February 17, 2009 vested on February 17, 2010, while one-third will vest on each of February 17, 2011 and 2012.    All outstanding unvested stock options shown with a grant date of August 17, 2007 vested on August 17, 2010.  One-half of the unvested stock options shown with a grant date of August 14, 2008 will vest on August 14,

2010, and the remaining half will vest on August 14, 2011.  One-third of the unvested stock options shown with a grant date of August 5, 2009 will vest on August 5, 2010, and the remaining two-thirds will vest in equal amounts on August 5, 2011 and 2012.  In connection with his retirement on December 31, 2009, all of Mr. Ortiz’s outstanding stock options granted in 2007-2009 vested on an accelerated basis pursuant to the PEP.

(2)          As of December 31, 2009, no equity incentive options had been granted under the PEP.

(3)          One share of our common stock underlies each restricted stock right.  Traditional restricted stock rights awards vest over a three-year period beginning on the grant date.  All remaining outstanding unvested traditional restricted stock rights shown with a grant date of February 16, 2007 vested on February 16, 2010.  One-half of the unvested traditional restricted stock rights shown with a grant date of February 19, 2008 vested on February 19, 2010, and the remaining half will vest on February 19, 2011.  One-third of the unvested traditional restricted stock rights shown with a grant date of February 17, 2009 vested on February 17, 2010, while one-third will vest on each of February 17, 2011 and 2012.  One-third of the unvested traditional restricted stock rights shown with a grant date of May 19, 2009 will vest on May 19, 2010, while one-third will vest on each of May 19, 2011 and 2012.  All remaining outstanding unvested traditional restricted stock rights shown with a grant date of August 17, 2007 will vest on August 17, 2010.  One-half of the unvested restricted stock rights shown with a grant date of August 14, 2008 will vest on August 14, 2010, and the remaining half will vest on August 14, 2011.  One-third of the unvested traditional restricted stock rights shown with a grant date of August 5, 2009 will vest on August 5, 2010, and the remaining two-thirds will vest in equal amounts on August 5, 2011 and 2012.

*Performance-based restricted stock awards were earned in 2009 based on maximum performance of the 2009 Adjusted Cash Earnings performance measure, as determined by the Compensation Committee and approved by the Board on February 16, 2010, and will vest over a three-year period beginning on the determination date of February 16, 2010.

(4)          Based on closing price of $12.65 for our common stock, as quoted on the NYSE on December 31, 2009, the last trading day of fiscal year 2009.

(5)       Performance share awards may vest in 2012 subject to achievement of two performance criteria measured over the 2009-2011 performance period as determined in 2012. The number of performance shares listed assumes that each officer will achieve target performance goals.  As of December 31, 2009, maximum performance is probable and so in the event that maximum performance is achieved over the entire 2009-2011 performance period, the number of unearned and unvested performance shares outstanding as of December 31, 2009 for each NEO is as follows (Mr. Ortiz’s potential award has been pro-rated to account for his actual retirement on December 31, 2009):

Name	Performance Shares (#)	Market Value ($)
J. E. Sterba	20,250	256,163
P. K. Collawn	8,325	105,311
C. N. Eldred	5,940	75,141
A. A. Cobb	4,770	60,341
P. T. Ortiz	1,301	16,457

Option Exercises and Stock Vested Table

The following table includes certain information with respect to our NEOs’ exercise of vested stock options during 2009, as well as the vesting during 2009 of traditional restricted stock rights held by our NEOs.  Options were awarded under the PSP prior to 2001 and under the PEP in and after 2002.

OPTION EXERCISES AND STOCK VESTED DURING 2009

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($) (1)
Jeffry E. Sterba	—	—	32,496	266,852
Patricia K. Collawn	—	—	5,285	52,267
Charles N. Eldred	—	—	5,956	48,660
Alice A. Cobb	—	—	5,457	44,793
Patrick T. Ortiz	—	—	5,457	44,793

(1)          Amounts indicated are the aggregate dollar value realized upon the vesting of restricted stock rights awards based on the number of shares acquired on vesting multiplied by the market value on the vesting date.  Market value is based on the $12.65 closing price of for our common stock on December 31, 2009, as quoted on the New York Stock Exchange.

Pension Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rates applying to older employees.  Employees direct their own investments in the RSP.

The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income.  Withdrawals and other distributions from the Roth 401(k) feature are generally tax-free.

We make age-based contributions regardless of whether the employee defers compensation into the RSP.  All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of our common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 17 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of: (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5), as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including our NEOs, may have materially different account balances because of a combination of factors, including the number of years they have participated in the plan, the amount of money contributed, or compensation deferred, at the election of the employee from year to year, and the investments chosen by the employee.  The RSP does not guarantee minimum returns or above-market returns and a employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan.  The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, Social Security covered compensation, and length of service upon separation.  Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.  Generally, compensation for these purposes does not include bonuses, payments for accrued vacation or overtime pay.

The maximum number of years generally taken into account for purposes of calculating benefits is 32½.  Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.  Service begins accumulating from the date of hire and vesting occurs after five years of total service.

The ERP was closed to employees hired on or after January 1, 1998.  Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants.  The ERP was amended as of January 1, 1998 to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service.  The amount of credited service after December 31, 1997 is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008.  Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits.  An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

Supplemental Employee Retirement Agreements (SERPs)

In 2000, our subsidiary, PNM, entered into separate supplemental employee retirement agreements or SERPs with Messrs. Sterba and Ortiz.  Messrs. Sterba’s and Ortiz’s SERPs provide them with a supplemental retirement benefit calculated, generally, using the ERP benefit formula, but disregarding certain limitations imposed by the Tax Code on the amount of compensation that may be considered in calculating an ERP benefit and the maximum benefit that may be provided under the ERP.  The benefits under each SERP are reduced by the benefits actually due under the ERP.

Under his SERP, Mr. Sterba was treated as having 30 years of credited service since he remained employed until February 28, 2005.  (Mr. Sterba had 22 years of credited service under the ERP as of January 1, 1999, his end date for accruing such ERP credited service.)  Mr. Sterba’s SERP also provided for payment of an enhanced lump sum severance payment equal to 16 months of base salary plus one additional week of base salary for each year of service credited to him under his SERP, in lieu of lump sum severance payment otherwise payable under the Severance Plan, discussed below under “Payments Made Upon a Change in Control — Severance Benefits”.  (Mr. Sterba did not actually receive any severance benefits in connection with his retirement on March 1, 2010.)  PNM awarded Mr. Sterba these SERP benefits in 2000 as part of his agreement to return to PNM as CEO and as an incentive to retain Mr. Sterba’s services during the key years following our transition to a holding company structure and implementation of our related business plan.  Mr. Sterba’s SERP was amended on December 18, 2008 to comply with the requirements of Section 409A of the Tax Code.  In 2003, we provided additional benefits to Mr. Sterba pursuant to a Retention Agreement, which was subsequently amended twice to satisfy the requirements of the short-term deferral exception to Section 409A of the Tax Code.  Pursuant to the Retention Agreement, Mr. Sterba earned a $1.6 million retention bonus for continuing to work as our CEO through March 1, 2010.  The bonus is payable in two equal installments, the first of which was paid on March 1, 2010.  The Company will pay the second and final installment on March 1, 2011.  Certain other benefits paid to Mr. Sterba in connection with his retirement from the Company are described above on page 43.

Mr. Ortiz’s SERP provided that he had 10 years of credited service as of January 1, 2000 and earned two years of credited service for each year of continuous employment for the years 2000 through 2009.  Accordingly, since Mr. Ortiz remained employed by us through December 31, 2009, he had 18.33 years of actual service, but was treated as having 30 years of credited service (8.33 years under the ERP as of January 1, 2000 and an additional

21.67 years under his SERP) as of that date.  If Mr. Ortiz had been terminated for cause, he would have received no additional service credit for purposes of the SERP.  If Mr. Ortiz had been terminated by us for any other reason, or was constructively terminated, Mr. Ortiz’s SERP also provided for payment of an enhanced lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service credited to him under his SERP, in lieu of the lump sum severance payment otherwise payable under the Severance Plan, which is discussed below.  (Mr. Ortiz did not actually receive any severance benefits in connection with his retirement on December 31, 2009.)  PNM awarded Mr. Ortiz these SERP benefits in 2000, including the significant additional service credits if he remained employed through 2009, because of the value to us of retaining Mr. Ortiz’ services during the transition to our holding company structure and implementation of our related business plan and regulatory compliance.  Mr. Ortiz’s SERP was amended on October 20, 2008 to comply with the requirements of Section 409A of the Tax Code.

We do not have a formal policy for granting extra service credits for purposes of the applicable benefit plans.  Nevertheless, in 2000, PNM provided the extra service credits to Messrs. Sterba and Ortiz when negotiating the terms of their respective SERPs.  The resulting extra retirement income benefits provided under these SERPs (based on their respective 1997 salary levels) do have the effect of reducing the amount of our supplemental target contributions to their respective ESP II or After-Tax Plan accounts, discussed below under the heading “Non-Tax Qualified Retirement Plans”.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to each of the NEOs who are participants under the ERP using interest rate and mortality rate assumptions consistent with those used in our financial statements.  See Note 13 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 regarding certain assumptions underlying ERP benefits.

PENSION BENEFITS 2009

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
J. E. Sterba (1)	ERP	22	$821,558	—
	SERP	30	$428,786	—
P. K. Collawn	—	—	—	—
C. N. Eldred	—	—	—	—
A. A. Cobb	—	—	—	—
P. T. Ortiz (2)	ERP	8.33	$172,235	—
	SERP	30	$469,170	—

(1)          Mr. Sterba had 22 years of credited service as of January 1, 1999, the end date for accruing credited service under the frozen ERP, but is treated as having 30 years of credited service under his SERP since he remained employed until February 28, 2005.  The present value of his pension benefits under the ERP, as supplemented by the SERP, totals $1,250,344.

(2)          Mr. Ortiz had 8.33 years of credited service as of January 1, 2000, the end date for accruing credited service under the frozen ERP, but is treated as having 30 years of service under his SERP as of December 31, 2009.  Thus, the present value of Mr. Ortiz’ pension benefits under the ERP, as supplemented by the SERP, totals $641,405.

Nonqualified Deferred Compensation

Non-Tax-Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant and the maximum amount of participant contributions, employer contributions and other amounts that can be allocated to any participant’s account.

We adopted the ESP in 1988 to address these Tax Code limitations.  The ESP is a non-qualified deferred compensation plan that provides executive officers with an opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  We froze the ESP in December 2004 when the Compensation Committee recommended, and the Board adopted, the ESP II, a non-qualified supplemental deferred compensation plan.  Effective as of December 17, 2008, the ESP was merged into the ESP II.

Executive officers may annually elect to defer eligible compensation into the ESP II or contribute such compensation to the After-Tax Plan (but not both).  The ESP II runs side-by-side with the RSP.  A participant may make before-tax deferrals to the ESP II up to 100% of eligible compensation.  We make a matching contribution equal to 75% of the first 6% of eligible compensation deferred.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP ($245,000 in 2009 and 2010), our age-based contribution continues to the ESP II.

If a participant elects to participate in the After-Tax Plan rather than the ESP II, the participant may make payroll savings on an after tax basis to the After-Tax Plan up to 100% of eligible compensation (after taxes and other deductions).  We make a matching contribution equal to 75% of the first 6% of eligible compensation saved, which the participant is taxed on when the matching contribution is made to the After-Tax Plan.  Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the After-Tax Plan, which the participant is taxed on at the time the age-based contribution is made to the After-Tax Plan.  Certain participants (including the NEOs) also receive a supplemental target contribution in the ESP II or the After-Tax Plan.  In general, these contributions have been set to achieve competitive replacement ratios of between 40% to 60% of pre-retirement income depending on years of service and age at retirement.  These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at an age 65 retirement.  Additionally, the Compensation Committee may elect to make discretionary credits or discretionary contributions to the ESP II or the After-Tax Plan for a participant during a plan year in any amount, and on such terms and conditions, that the committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment, installment payments or an annuity.  Participants also may elect to have the portion of their account that is hypothetically invested in a company stock fund distributed in shares of our common stock in lieu of cash.  Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code.  ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are our unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or us.  Unless the participant elects to receive all or a portion of his or her accounts on a specified date while the participant is employed by us, benefits payable under the ESP II will be paid within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code.  In 2008, PNMR allowed participants to file a new distribution election form in which the participants were permitted to change the time or form of payment under the ESP II, provided that the election change applied only to amounts that would be payable in 2009 or later, and provided further that the election change did not cause an amount to be paid in 2008 that would not otherwise be paid in 2008.

Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The table below shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2009, as reported by the administrator of the RSP.

Fund Name	Rate of Return – 2009
Vanguard 500 Index Fund Investor Shares	33.13%
American Funds Euro Pacific R5	39.55%
Vanguard Explorer Fund Investor Shares	40.07%
PIMCO Total Return Admin	13.55%
PNM Resources Stock Fund	21.06%
Vanguard Prime Money Market Fund	.38%
Vanguard PRIMECAP Fund Investor Shares	36.58%
Vanguard Retirement Savings Trust	2.96%
RS Partners	43.67%
Vanguard Target Retirement 2005	20.09%
Vanguard Target Retirement 2015	26.55%
Vanguard Target Retirement 2025	31.06%
Vanguard Target Retirement 2035	34.92%
Vanguard Target Retirement 2045	34.99%
Vanguard Target Retirement Income	17.37%
Vanguard Wellington Fund Investor Shares	27.04%
Vanguard Windsor II Fund Investor Shares	35.42%

In 2009, Mr. Ortiz elected to participate in the ESP II, and Mr. Sterba, Ms. Collawn, Mr. Eldred and Ms. Cobb elected to participate in the After-Tax Plan.  Accounts in the After-Tax Plan are in the names of the participants and are owned by the participants.  We will encourage and assist NEOs who elect to participate in the After-Tax Plan instead of the ESP II to use the proceeds from our contributions to the After-Tax Plan (net of income and payroll taxes that must be paid by the participant) to purchase investments on an after-tax basis from a third-party custodian or administrator.  Although we anticipate assisting our NEOs in this way, our role will be merely advisory; the NEO participant will own the investments in his or her name, and we will have no involvement with the investments as an owner, beneficiary, sponsor or otherwise.  Accordingly, participants may transfer amounts from the accounts or may withdraw the money from the accounts at any time after the deposit is made.  After-Tax Plan amounts are subject to the same vesting provisions as the RSP, with the exception of the supplemental contribution account under the After-Tax Plan, which has a two-year vesting requirement that may be accelerated.  As described above, benefits under the After-Tax Plan are available to participants at any time, regardless of whether the participant’s employment has terminated.

NONQUALIFIED DEFERRED COMPENSATION 2009

A	B	C	D	E	F
Name	Executive Contributions in Last Fiscal Year (2009) ($) (1)	Company Contributions in Last Fiscal Year (2009) ($) (2)	Aggregate Earnings in Last Fiscal Year (2009) ($)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year End (2009) ($) (4)
Jeffry E. Sterba ESP II	—	—	292,858	987,576	1,371,403	(5)
Patricia K. Collawn ESP II	—	284,425	135,763	228,337	964,328	(6)
Charles N. Eldred ESP II	—	—	18,146	291,702	70,340
Alice A. Cobb ESP II	—	—	—	589,532	—
Patrick T. Ortiz ESP II	8,000	63,655	75,741	—	741,862

(1)          All amounts are included as a component of “Salary” in column (c) of the Summary Compensation Table on page 46.

(2)          All amounts are included as a component of “All Other Compensation” in column (i) of the Summary Compensation Table and consist of the following 2009 Company Contributions to the ESP II (in the case of Mr. Ortiz):

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
Patrick T. Ortiz	14,324	7,331	42,000	63,655

(3)          Amounts were distributed from the ESP II plan during 2009 pursuant to (i) one-time participant distribution elections, and (ii) in the case of Mr. Sterba and Ms. Collawn, such NEOs’ elections to take distributions of their 2007 supplemental contributions (which vested during fiscal 2009) during the year.

(4)          The ESP II amounts above also include amounts previously allocated to the ESP for Mr. Sterba, Ms. Cobb and Mr. Ortiz.

(5)          $283,490 was unvested at December 31, 2009.

(6)          $762,477 was unvested at December 31, 2009.

Potential Payments Upon Termination or Change in Control

The tables below illustrate the amounts payable to each of our NEOs in the event of a termination of his or her employment, whether voluntary or involuntary including in connection with his or her retirement, death or disability, or termination following a change in control.  The amounts shown (1) assume a termination effective as of December 31, 2009, (2) are based on the closing price of our common stock on December 31, 2009, as reported on the New York Stock Exchange (i.e., $12.65), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2009.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.  Mr. Ortiz retired from the Company effective as of the close of business on December 31, 2009, as described above.

Payments Made Upon Termination

If a NEO’s employment terminates for any reason, he or she is entitled to receive amounts earned during his or her term of employment.  Such amounts include (1) base salary through the date of termination; (2) accrued but unused paid time off; (3) amounts contributed by the NEO and vested amounts contributed by the Company under the ESP II; and (4) stock options and restricted stock rights awards that have vested as of the termination date (unless the NEO is terminated for “cause,” in which case these vested stock options and restricted stock rights awards are forfeited).

In addition to the amounts described above, pursuant to a Retention Agreement, Mr. Sterba earned a $1.6 million retention bonus for continuing to work as our CEO through March 1, 2010.  The bonus is payable in two equal installments, the first of which was paid on March 1, 2010.  The Company will pay the second and final installment on March 1, 2011.  Certain other benefits paid to Mr. Sterba in connection with his retirement from the Company are described above on page 43.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon a NEO’s termination of employment because of retirement (upon the occurrence of certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding non-vested stock options granted under the PEP will immediately vest.  All of such retiring NEO’s restricted stock rights awards with service-based restrictions, and a pro rata portion of his or her restricted stock rights awards with performance-based restrictions, granted under the PEP, will also immediately vest.  As of December 31, 2009, Messrs. Sterba and Ortiz and Ms. Cobb were retirement-eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if a NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life and accidental death and dismemberment and disability programs.

Severance Payments

In addition to the amounts described above, if we terminate the employment of a NEO because we eliminate his or her position, the tables below reflect amounts payable under our Severance Plan.  This plan covers all non-union employees (including our NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump-sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.  (Mr. Sterba’s SERP provided for payment of an enhanced lump sum severance payment equal to 16 months of base salary plus one additional week of base salary for each year of service credited to him under his SERP, in lieu of lump sum severance payment otherwise payable under the Severance Plan.)  Members of the officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary), continuation of certain insurance benefits, and health care benefits for up to 12 months.  If an individual receives benefits under the Retention Plan discussed below, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if a NEO’s employment is terminated within 24 months in connection with a change in control, either by us without cause, or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of our NEOs.  Benefits are only payable if the officer is not retained or immediately re-employed by the successor company following a change in control and if the termination is (1) for reasons other than cause, death or disability or (2) by the officer due to constructive termination.  In addition, the officer must sign a customary release agreement to receive benefits.  The benefits include:

•                  a lump-sum severance payment equal to three times current base compensation;

•                  a pro rata award of the officer’s highest target incentive under the OIP in effect during the 24 months following the change in control;

•                  health, life, and accidental death and dismemberment insurance benefits that are substantially similar to those received by the officer immediately prior to termination of employment for a period of 30 months;

•                  supplemental retirement benefits for the NEOs as follows:

•                  the cash equivalent of the difference between the following two amounts, each calculated based on the participant’s age as of his or her separation from service: (i) the present value of the early or normal retirement benefit the participant would receive under the ERP if the participant had continued in employment for three additional years and then terminated employment and began receiving benefits immediately or as soon as possible as prescribed by the ERP, and (ii) the present value of the early or normal retirement benefit the participant is actually entitled to under the ERP assuming immediate termination of employment and benefit commencement as soon as possible thereafter as prescribed by the ERP; and

•                  the cash equivalent of our contributions to the participant’s RSP account in the amount of 7.5% of eligible compensation times the period which corresponds to the number of years equal to the multiplier used to calculate severance pay under the plan.

•                  three years of additional service credit for purposes of participation in the retiree benefit plan;

•                  reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and

•                  a lump sum tax gross-up payment for excise taxes such that if an officer receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Tax Code, then the officer will be reimbursed in an amount equal to that which places the officer in the same after-tax position as if no excise tax had been imposed.  This gross-up benefit, which has been in place since 2003, is only provided if the participant’s benefit after the gross-up exceeds 115% of the benefit that the participant would have received if the total amounts paid to the participant are reduced until the total payments are deductible by the Company under Section 280G of the Tax Code.

We also sponsor certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II and After-Tax Plan, which provide for additional company matching, standard and supplemental credits or contributions under the ESP II or After-Tax Plan equal to three times the matching, standard and supplemental credits or contributions under the ESP II or After-Tax Plan that were allocated to the participant in the prior plan year and the PEP, which provides for immediate vesting of outstanding equity awards upon eligible termination due to a change in control.  In addition, the annual short-term cash Officer Incentive Plans typically provide that the participants are entitled to a pro-rata award equal to 50% of the maximum award available under the plan in the event of a change in control.  The long-term incentive plan also provides that each NEO will receive a pro-rata award for the number of months of service during the performance period prior to the change in control event.

Upon a change in control, all outstanding, unvested stock option awards and, either all restricted stock rights awards with service-based restrictions or a pro rata portion of restricted stock rights awards with performance-based restrictions, granted under the PEP will fully vest.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1)              subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;

2)              during any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board (i) directors who were directors at the beginning of the two year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least 2/3 of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts (1), (3) or (4) of this definition summary;

3)              the shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the Change In Control, unless the merger or consolidation results in the Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or

4)              the adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No Change in Control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a Change in Control closes.

The following table summarizes the value of the termination payments and benefits that Mr. Sterba would have received if he had terminated employment on December 31, 2009, under the circumstances shown.  The table excludes (1) amounts accrued through December 31, 2009, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP, which are generally available to all of our salaried domestic employees.

Benefits and Payments	Name	Voluntary Termination by Executive	Termination without Cause or Constructive Termination (1)	Termination for Cause	Disability	Death	Constructive or without Cause Termination due to Change in Control (2)	Retirement or Impaction (3)
OIP (4)	J. Sterba	—	—	—	981,172	981,172	981,172	981,172
Stock Options (5)	J. Sterba	—	—	—	513,700	513,700	513,700	513,700
Restricted Stock Units (6)	J. Sterba	—	—	—	822,667	822,667	822,667	822,667
2009-2011 Performance Shares (7)	J. Sterba	—	—	—	69,863	69,863	69,863	69,863
2009 Performance Cash (8)	J. Sterba	—	—	—	—	—	—	—
2009-2011 Performance Cash (7)	J. Sterba	—	—	—	33,136	33,136	33,136	33,136
ESP II Plan Balances (9)	J. Sterba	1,093,028	1,093,028	1,093,028	1,093,028	1,093,028	1,093,028	1,093,028
After-Tax Plan	J. Sterba	—	—	—	232,200	232,200	928,800	232,200
Cash Equivalent — ESP II/After-Tax Contributions	J. Sterba	—	—	—	285,049	285,049	285,049	285,049
SERP	J. Sterba	428,786	428,786	428,786	428,786	428,786	428,786	428,786
Health and Welfare Benefits	J. Sterba	—	—	—	—	—	80,698	32,279
Cash Equivalent —RSP	J. Sterba	—	—	—	—	—	66,000	—
Cash Equiv — PV of Add’l Pension	J. Sterba	—	—	—	—	—	—	—
Life Insurance Proceeds	J. Sterba	—	—	—	—	1,400,000	—	—
Cash Severance	J. Sterba	—	—	—	—	—	3,768,000	1,256,000
Excise Tax and Gross Up	J. Sterba	—	—	—	—	—	—	—
Legal Fees (10)	J. Sterba	—	—	—	—	—	20,000	—
Retention Bonus (12)	J. Sterba	—	1,600,000	—	1,600,000	1,600,000	1,600,000	1,600,000
TOTAL ($)	J. Sterba	1,521,814	3,121,814	1,093,028	6,059,601	7,459,961	10,624,899	7,347,880

(1)          The term “Constructive Termination” is defined under Mr. Sterba’s SERP as (a) a reduction in base salary, (b) a reduction in title or a reassignment of duties that are inconsistent with the executive’s status or responsibilities immediately prior to the reassignment, or (c) a relocation of his principal office more than 70 miles from the current location,  The term “Constructive Termination” is defined under Mr. Sterba’s Retention Agreement as a termination of employment within two years following the occurrence of one or more of the following events without Mr. Sterba’s consent:  (a) a material diminution in his compensation; (b) a material diminution of his authority, duties and responsibilities; (c) a material change in the geographic area of his principal office; or (d) any other action or inaction that constitutes a material breach by us of Mr. Sterba’s Retention Agreement.  Mr. Sterba must give us written notice that any of these events has occurred within 90 days following the initial occurrence of any of these events.  He also must give us 30 days following the receipt of such notice to correct the event.

(2)          The term “Constructive Termination” is defined under the Retention Plan as the occurrence of any of the following during the two year period following a change in control (the “Protection Period”):  (a) a reduction in the executive’s base salary, (b) a significant degradation in the executive’s employment status, duties or responsibilities as compared to the executive’s status, duties or responsibilities immediately prior to the Protection Period or a substantial adverse alteration in the nature or status of the executive’s responsibilities compared to those in effect before the Protection Period, (c) relocation of the executive’s principal office to a location more than 50 miles from the location during the Protection Period, (d) our failure to get a timely written agreement by any successor to assume and agree to perform our obligations under the Retention Plan, (e) a purported termination of the executive’s employment by us which is not effected by proper notice, or (f) the requirement that, for continued employment with us, the executive maintains a residence located more than 50 miles from the executive’s residence during the Protection Period.  The executive’s continued employment for a period exceeding 60 days following an event that constitutes Constructive Termination constitutes the executive’s consent to or waiver of rights with respect to such Constructive Termination event.

(3)          Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59½, or (d) any age and 30 years of service and “Impaction” is defined as an involuntary termination due to elimination of job, position, department, work unit or general downsizing.  The cash severance reflected is payable only for impaction and is not payable in the event of retirement.

(4)          The amount represented is the amount payable under the 2009 OIP as set forth in column (g) of the Summary Compensation Table on page 46 and the related footnote thereto.

(5)          The amount represented is the value of unvested options that would become vested under certain termination events.  As of December 31, 2009, the only outstanding unvested options held by Mr. Sterba that had an exercise price lower than the market price on December 31, 2009 were the 110,000 options granted on 2/17/2009 with an exercise price of $7.98.

(6)          The amount represented is the value of all restricted stock units that would become vested under certain termination events based on the closing market price of our common stock on December 31, 2009 of $12.65.

(7)  The amount represented is an estimate at maximum performance that would be payable in 2012, if at all, only upon the achievement of the applicable two performance measures at maximum levels of achievement following the completion of the 2009-2011 performance period.  For performance shares, the number indicated assumes that the market price on delivery in 2012 of any such performance shares will be the same as the closing price on December 31, 2009 ($12.65).

(8)          Under the relevant award agreement, the NEO has to be employed at the time the cash awards are determined.  Thus, the amount shown is zero instead of the amount actually paid under the 2009 performance cash award program as set forth in column (g) of the Summary Compensation Table on page 46 and the related footnote thereto.

(9)          The amount represented includes the employee’s own contributions, company contributions and earnings from investments, but does not include unvested company contributions because such unvested amounts would be forfeited under all termination events unless the Compensation Committee decided otherwise.

(10)    Mr. Sterba is eligible for reimbursement of reasonable legal expenses under a termination for a change in control.  The amount reflected in the table is a reasonable estimate of the amount that may be reimbursable.

(11)    Mr. Sterba’s retention bonus consists of a lump sum of $1,600,000 payable in two equal installments on March 1, 2010 and on March 1, 2011, since Mr. Sterba remained employed by us through March 1, 2010.

The following table summarizes the value of the termination payments and benefits that Ms. Collawn, Mr. Eldred, and Ms. Cobb would have received if they had terminated employment on December 31, 2009, under the circumstances shown.  The table excludes (1) amounts accrued through December 31, 2009, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP, which are generally available to all of our salaried domestic employees.

Benefits and Payments	Name	Voluntary Termination by Executive	Elimination of Position or Constructive Termination (1)	Termination for Cause	Disability	Death	Constructive or without Cause Termination due to Change in Control	Retirement or Impaction (2)
OIP (3)	P.K. Collawn	—	—	—	199,797	199,797	199,797	199,797
	C. N. Eldred	—	—	—	337,920	337,920	337,920	337,920
	A. A. Cobb	—	—	—	189,216	189,216	189,216	189,216
Stock Options (4)	P.K. Collawn	—	—	—	426,557	426,557	426,557	426,557
	C. N. Eldred	—	—	—	186,800	186,800	186,800	186,800
	A. A. Cobb	—	—	—	135,430	135,430	135,430	135,430
Restricted Stock Units (5)	P.K. Collawn	—	—	—	249,938	249,938	249,938	249,938
	C. N. Eldred	—	—	—	169,815	169,815	169,815	169,815
	A. A. Cobb	—	—	—	138,175	138,175	138,175	138,175
2009-2011 Performance Shares (6)	P.K. Collawn	—	—	—	28,721	28,721	28,721	28,721
	C. N. Eldred	—	—	—	20,493	20,493	20,493	20,493
	A. A. Cobb	—	—	—	16,457	16,457	16,457	16,457
2009 Performance Cash (7)	P.K. Collawn	—	—	—	157,500	157,500	157,500	157,500
	C. N. Eldred	—	—	—	—	—	—	—
	A. A. Cobb	—	—	—	—	—	—	—
2009-2011 Performance Cash (6)	P.K. Collawn	—	—	—	13,623	13,623	13,623	13,623
	C. N. Eldred	—	—	—	9,720	9,720	9,720	9,720
	A. A. Cobb	—	—	—	7,805	7,805	7,805	7,805
ESP II Plan Balances (8)	P.K. Collawn	224,318	224,318	224,318	964,328	964,328	964,328	964,328
	C. N. Eldred	70,340	70,340	70,340	70,340	70,340	70,340	70,340
	A. A. Cobb	—	—	—	—	—	—	—
After-Tax Plan	P.K. Collawn	—	—	—	—	—	243,030	—
	C. N. Eldred	—	—	—	—	—	441,000	—
	A. A. Cobb	—	—	—	—	—	375,900	—
Cash Equivalent — ESP II /After-Tax Contributions	P.K. Collawn	—	—	—	81,010	81,010	81,010	81,010
	C. N. Eldred	—	—	—	—	—	—	—
	A. A. Cobb	—	—	—	—	—	—	—
Cash Equivalent — RSP	P.K. Collawn	—	—	—	—	—	66,000	—
	C. N. Eldred	—	—	—	—	—	—	—
	A. A. Cobb	—	—	—	—	—	—	—
Health and Welfare Benefits	P.K. Collawn	—	—	—	—	—	38,363	15,345
	C. N. Eldred	—	—	—	—	—	62,235	24,894
	A. A. Cobb	—	—	—	—	—	55,355	22,142
Life Insurance Proceeds	P.K. Collawn	—	—	—	—	1,000,000	—	—
	C. N. Eldred	—	—	—	—	1,000,000	—	—
	A. A. Cobb	—	—	—	—	1,000,000	—	—
Cash Severance	P.K. Collawn	—	—	—	—	—	1,953,600	651,205
	C. N. Eldred	—	—	—	—	—	1,776,000	592,000
	A. A. Cobb	—	—	—	—	—	1,191,360	397,120
Excise Tax and Gross Up	P.K. Collawn	—	—	—	—	—	970,851	—
	C. N. Eldred	—	—	—	—	—	986,362	—
	A. A. Cobb	—	—	—	—	—	—	—
Legal Fees (9)	P.K. Collawn	—	—	—	—	—	20,000	—
	C. N. Eldred	—	—	—	—	—	20,000	—
	A. A. Cobb	—	—	—	—	—	20,000	—
TOTAL ($)	P.K. Collawn	224,318	224,318	224,318	2,121,474	3,121,474	5,368,318	2,788,024
	C. N. Eldred	70,340	70,340	70,340	795,088	1,795,088	4,080,685	1,402,433
	A. A. Cobb	—	—	—	487,083	1,487,083	2,129,698	906,345

(1)          “Impaction” is defined under our Severance Plan as the elimination of an executive’s position by us after the executive receives notice from us stating that the executive’s position has been eliminated and the executive’s termination of employment as a result of such elimination.

(2)          Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59½, or (d) any age and 30 years of service and Impaction is defined as an involuntary termination due to elimination of job, position, department, work unit or general downsizing.  The cash severance reflected is payable only for impaction and is not payable in the event of retirement.

(3)          The amount represented is the amount payable under the 2009 OIP as set forth in column (g) of the Summary Compensation Table on page 46 and the related footnote thereto.

(4)          The amount represented is the value of unvested options that would become vested under certain termination events.  As of December 31, 2009, the only outstanding unvested options that were above water were the options granted on February 17, 2009 to all NEOs, the 2,668 options granted to Ms. Collawn on August 14, 2008,  and the 4,000 options granted on August 5, 2009 to Ms. Collawn.

(5)          The amount represented is the value of all restricted stock units that would become vested under certain termination events based on the closing market price of our common stock on December 31, 2009 of $12.65.

(6)          The amount represented is an estimate at maximum performance that would be payable in 2012, if at all, only upon the achievement of the applicable two performance measures at maximum levels of achievement following the completion of the 2009-2011 performance period.  For performance shares, the number indicated assumes that the market price on delivery in 2012 of any such performance shares will be the same as the closing price on December 31, 2009 ($12.65).

(7)       Under the relevant award agreement, the NEO has to be employed at the time the cash awards are determined.  Thus, the amount shown is zero instead of the amount actually paid under the 2009 performance cash award program as set forth in column (g) of the Summary Compensation Table on page 46 and the related footnote thereto.  Under the PNM Resources Inc. Annual Performance Cash Program for the Utilities President, Ms. Collawn earned a cash award of $157,500.

(8)          The NEOs listed above elected to take distributions of all or part of their entire ESP II account balances during fiscal 2009.

(9)          The NEOs listed above are eligible for reimbursement of reasonable legal expenses under a termination for a change in control.  The amount reflected in the table is a reasonable estimate of the amount that may be reimbursable.

The following table summarizes the value of termination payments and benefits that were actually received by Mr. Ortiz upon his retirement effective December 31, 2009.  The table excludes (a) amounts accrued through his retirement that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (b) vested account balances under the RSP which are generally available to all of our salaried domestic employees.

Event	2009 OIP Award (1)	ESP II Plan Balance (2)	Accelerated Vesting of Stock Options (3)	Cash Service Award (4)	2009-2011 Performance Cash (5)	2009-2011 Performance Shares (5)	SERP	TOTAL ($)
Retirement	157,069	741,826	135,430	110,000	7,805	16,457	469,170	1,637,757

(1)          The amount represented is the amount payable under the 2009 OIP as set forth in column (g) of the Summary Compensation Table on page 46 and the related footnote thereto.

(2)          Includes Mr. Ortiz’s personal contributions, Company contributions, and earnings on investments as of his retirement date.

(3)          Reflects the value of unvested stock options that vested on an accelerated basis in connection with Mr. Ortiz’s retirement.  At December 31, 2009, the only outstanding unvested stock options held by Mr. Ortiz that had an exercise price lower than the $12.65 per share market price of our common stock were 29,000 stock options granted on February 17, 2009 (with an exercise price of $7.98 per share).

(4)          The Board approved a $110,000 cash award to Mr. Ortiz on February 16, 2010 in recognition of Mr. Ortiz’s individual contributions to the Company over his long career and his 2009 work in closing the California proceedings against PNM.

(5)          The amount represented is an estimate at maximum performance that would be payable in 2012, if at all, only upon the achievement of the applicable two performance measures at maximum levels of achievement following the completion of the 2009-2011 performance period.  For performance shares, the number indicated assumes that the market price on delivery in 2012 of any such performance shares will be the same as the closing price on December 31, 2009 ($12.65).  Mr. Ortiz’s potential awards are pro-rated based on his employment with the Company for nine months of the 33-month performance period.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2009

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	4,295,760	18.36	5,133,798
Equity compensation plans not approved by security holders (ESP II)	181,337	16.46	76,163
Total	4,477,097	18.28	5,209,961

5,133,798 securities remain available for future issuance under the PEP.

Under the ESP II (as referenced under the caption “Non-Tax Qualified Retirement Plans” on page 56), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources.  A participant who chooses to invest in the PNM Resources Stock Fund may elect to settle that portion of his or her account in either common stock or cash.  As of December 31, 2009, a total of 257,500 shares of common stock were reserved by PNM Resources for issuance under the ESP II.  As of December 31, 2009, 181,337 shares of PNM Resources’ common stock were allocated to participants in ESP II and 76,163 shares remain available for issuance.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires PNM Resources’ executive officers and directors to file certain reports of ownership and changes in ownership with the SEC within two business days of a transaction.  We believe all executive officers’ and directors’ applicable filing requirements were met.

Annual Report and Other Matters

Pursuant to the Notice of Internet Availability of Proxy Materials mailed April 7, 2010, PNM Resources’ Annual Report, along with a copy of the 2009 Annual Report on Form 10-K, was made available to shareholders beginning on April 7, 2010.  Copies of the Annual Report on Form 10-K are available without charge upon written request to Gina Jacobi, Director, Investor Relations, Alvarado Square, Mail Stop 2702, Albuquerque, New Mexico 87158, or electronically at www.pnmresources.com.  You may also obtain our SEC filings through the Internet at www.pnmresources.com or www.sec.gov.

Shareholder Proposals for the Year 2011 Annual Meeting

If you want PNM Resources to consider including a proposal in our 2011 proxy statement and form of proxy next year, you must submit the proposal to us in accordance with applicable rules of the SEC and Article I, Section 4(d) of our bylaws, and your proposal must be received at our principal executive offices no later than the close of business (5:00 p.m. Mountain Standard Time) on December 9, 2010.

We strongly encourage any shareholder interested in submitting a proposal to contact our Corporate Secretary in advance of this deadline to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws.  Submitting a shareholder proposal does not guarantee that we will include it in our proxy statement.

In addition, even if you do not want the proposal to be included in our next year’s proxy statement and form of proxy, under our bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our 2011 annual meeting, must give notice to our Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on December 9, 2010. The notice must include information specified in Article I, Section 4(d) of our bylaws, including information concerning the nominee or proposal, as the case may be, and information about the shareholder’s ownership of and agreements related to our stock.  We will not entertain any proposals or nominations at the annual meeting that do not meet the requirements set forth in our bylaws.

For information on recommending individuals for consideration as nominees, see page 17 of this proxy statement.

Shareholder proposals should be delivered to or mailed and received by us on or before the above dates addressed to:

Corporate Secretary

PNM Resources, Inc.

Alvarado Square, MS-2822

Albuquerque, NM  87158

If you would like a copy of the procedures for submitting shareholder proposals contained in our bylaws, please contact:

Assistant Corporate Secretary

PNM Resources, Inc.

Alvarado Square, MS-2850

Albuquerque, NM  87158

505-241-2205

For next year’s Annual Meeting of Shareholders, the persons appointed by the proxy to vote shareholders’ shares will vote those shares according to their judgment on any shareholder proposal that PNM Resources receives after December 9, 2010.  If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our judgment on any such shareholder proposal or nomination.

By Order of the Board of Directors,

Patrick V. Apodaca
Senior Vice President, General Counsel
and Secretary

APPENDIX A

PNM RESOURCES, INC.

CORPORATE GOVERNANCE PRINCIPLES

Adopted:  October 7, 2003

(Amended:  February 16, 2010)

INTRODUCTION

The Board of Directors of PNM Resources, Inc. (“PNM Resources” or the “Company”) recognizes the importance of corporate governance to the proper management of the Company and has organized the various governance policies adopted and practiced over the years into this consolidated Corporate Governance Principles document so that investors, employees, customers, regulators and the community may be aware of the policies followed by the Company.  The Board has taken advantage of the opportunity to create this document to revisit its policies and modify or adapt them to the dynamic corporate governance environment globally. These principles have been approved by the full Board after analysis of the policy considerations for the principles.  The Board chose the practices, which it believes to be in the best interests of its investors.  Because the Board recognizes the on-going debate with regard to corporate governance practices, it has charged its Board Governance and Human Resources Committee (“BGHRC”) with reviewing the principles at least annually (or more often if necessary) and to recommend any necessary changes to the Board.

I.   BOARD OF DIRECTORS: GENERAL

A.     Responsibilities

The primary responsibility of the Board is to oversee the management of the Company to optimize its long-term value for its shareholders.  The management of the Company is conducted on a daily basis under the direction of the Chief Executive Officer (“CEO”) selected by the Board.  The Board and management agree that shareholder value is optimized by operating the Company in an ethical and forthright manner and responsibly addressing the concerns of its various constituencies, including employees, customers, government officials, suppliers, the communities it serves and the public at large.  Board members oversee the management of the Company and advise and counsel the CEO and the executive management team relative to matters of policy, business affairs, and overall strategy. The Board seeks to assure that the Company’s business is conducted with the highest standards of ethical conduct and in conformity with applicable laws and regulations.  Except for matters requiring shareholder action, the Board is the ultimate decision-making body of the Company.  Among the Board’s most important responsibilities are the election, evaluation and compensation of the Company’s CEO and the other members of the executive management team.  In addition the Board oversees the process of succession planning for the CEO and other members of senior management; reviews, approves and monitors fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company and reviews options for their mitigation; assures processes are in place for sustaining the integrity of the Company including the integrity of its financial statements, its compliance with law and its Code of Conduct and its relationships with customers, regulators, other government officials, employees and its other constituencies.

The Board reviews and discusses reports by management on the Company’s performance, its plans and prospects and immediate issues facing the Company.  In accordance with the Company’s Bylaws, the Board determines the requirements for service as a director and the fees for the Board.  Directors will act with integrity and demonstrate a commitment to the Company and its strategies, and to building shareholder value.  Although the Board exercises vigorous and diligent oversight over the Company’s affairs, it does not perform or duplicate the role of management, which is to operate the Company on a daily basis.

B.     Board Meetings, Materials and Information

The number of scheduled Board meetings will vary with circumstances; however, a minimum of five meetings are held annually.  Special meetings are called as necessary in accordance with the Company’s Bylaws.  Directors are responsible for attending all meetings and for reviewing materials provided in advance of each meeting.  Meeting materials are distributed sufficiently in advance of the meeting to allow for prior review.  For Regular Meetings of the Board, meeting materials are generally distributed the week prior to the meeting.  Directors are expected to actively participate in Board and committee meetings. In addition, the Board has access to the Company Intranet for timely news and information, in addition to receiving monthly performance reports and other information from the Company that is helpful in the performance of directors’ responsibilities.  The CEO also uses a dedicated message line to communicate urgent or critical information to the Board. The Chairman of the Board determines Board agendas, with input from Directors and other members of executive management.  At the December Board meeting, Committees and the Board review and approve a schedule of key issues to be addressed during the course of the next calendar year to be aligned with the respective Committee Charters.

C.     Board Size

The Company’s Articles of Incorporation require the Board to have between 5 and 12 members, with the exact number fixed by the Board.  The Board has determined that ten members is the appropriate size for the Company.  The Board will deviate from that number (within the limits established by the Articles) only to facilitate the orderly addition and development of new Board members to replace departing directors.

D.     Director Elections; Voting Requirements

Directors are elected to serve one-year terms.  In order to be elected, a director must receive the affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting and entitled to vote on the election.  Abstentions by those represented at the meeting and entitled to vote have the effect of a vote against the nominee.  “Broker non-votes” are not counted.  Any nominee in an uncontested election who does not receive the affirmative vote of a majority of the shares represented at the meeting and entitled to vote must promptly submit his or her resignation for consideration by the BGHRC which shall make a recommendation to the full Board within a reasonable period of time.  A quorum for purposes of holding a valid meeting at which directors are elected is at least a majority of the Company’s outstanding common stock entitled to vote, represented at the meeting either in person or by proxy.   Directors added to the Board during the course of the year will stand for election at the next Annual Shareholders Meeting.

E.    Process for Director Nominations

The Board is responsible for recommending director nominees for election by the shareholders and for selecting directors to fill vacancies until voted upon by the shareholders.  The Board has delegated the director screening process to the BGHRC, which has the responsibility to recommend candidates to the Board.  The BGHRC will consider suggestions from current directors, officers and employees of the Company, shareholders, industry associations, special interest groups, recruiting firms, and others. Shareholders wishing to provide suggestions for nominees should submit their suggestions together with a description of the potential nominee’s qualifications, appropriate biographical information and signed consent to serve to the Corporate Secretary, PNM Resources, Inc., Alvarado Square MS-2822, Albuquerque, New Mexico 87158.

F.    Nominations Policy

Corporate boards are confronted with a highly complex, ever-changing body of law governing their role to direct the management of corporations, which are affected by and responsible to an increasingly diverse and active set of constituencies. In order to represent the interests of shareholders, Directors must be aware of and understand the interests of institutional investors, pension fund managers, the communities in which the corporation operates, individual shareholders, customers, government officials and employees. In this context, an effective director search process begins with a careful evaluation of the Board’s needs and culture. By auditing itself for missing talents, future trends and strategic issues, the Board can make the new director search much more productive.

The Board of Directors recognizes that the contribution of the Board depends not only on the character and capabilities of the Directors individually, but also on their collective strengths. It further recognizes the importance of a well-balanced board, which reflects the interests of the Company’s shareholders, customers, employees, regulators and the communities it serves. It is the intent of this Board to fill vacancies by thoroughly reviewing the current strengths and weaknesses of the Board, the size of the Board, the potential future service of current members, and the diversity of the Board, including age, ethnicity, geographic representation, experience, and education. The Board recognizes the need to be flexible and responsive to the needs of all the Company’s constituencies in order to optimize the long-term value of the Company for its shareholders.

The BGHRC of the Board is responsible for seeking out possible candidates and otherwise aiding in attracting highly qualified candidates as Directors. In considering potential nominees for election, the Board will consider the attributes listed above, as well as any potential obligations (employment or otherwise), which could be considered a hindrance to the performance of the duties of a Director or a threat or opportunity to the Company.  The BGHRC has also developed detailed guidelines to facilitate the candidate search and nomination process.  In identifying possible candidates for the Board, the BGHRC will not consider persons who provide professional services for the Company such as legal counsel, investment bankers and accountants.

G.    General Board Attributes

Recognizing that the contribution of the Board will depend not only on the character and capabilities of the Directors taken individually but also on their collective strengths, the Board should be composed of:

(a)          directors chosen with a view toward bringing to the Board a variety of experience and background relevant to the Company’s business;

(b)         directors who will form a balanced core of business executives with varied expertise including having accounting or related financial management expertise;

(c)          directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example;

(d)         directors who are financially literate and who satisfy the definition of audit committee financial expert promulgated by the New York Stock Exchange;

(e)          directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and

(f)            A majority of directors who are independent according to criteria established by the New York Stock Exchange.

H.    Director Qualifications

In addition to conformance to the general board attributes described above, candidates for election as directors should possess the following qualifications:

(a)          each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

(b)         each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

(c)          each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

(d)         each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

(e)          each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

(f)            each director should have an equity ownership interest in the Company prior to commencing service on the Board with such ownership interest increasing over time, consistent with the approved director stock ownership guidelines.

I.    Orientation for New Directors; Continuing Education

New Directors participate in an orientation program including visits to Company facilities and discussions with key executives.  New Directors are provided a Director Reference Manual during orientation.  Continuing education programs are recommended to the Directors, and Directors are encouraged to periodically attend director education programs.

J.    Board Evaluation

In assessing the strengths and weaknesses of the Board, an annual evaluation is performed to determine: (1) how well its members’ talents and expertise are suited to guiding the Company into the future; (2) areas of focus for development of current directors, potential future candidates, and the Board in general; (3) the effectiveness of Board processes in assisting the Directors in fulfilling their duties; and (4) in general to determine whether the Board and its committees are functioning effectively. The Board evaluation process includes individual Director evaluations.  The BGHRC administers the evaluation process and recommends the frequency and format of the individual Director evaluations.

K.   Limits on Number of Board Memberships

Service on other corporate boards often broadens and deepens the knowledge and experience of our directors.  In addition, officers of the Company who serve on other boards frequently gain valuable insight and experience, which proves beneficial to the Company.  However, service on too many boards can interfere with an individual’s ability to perform his or her responsibilities.  Before accepting an additional board position, a Director is expected to consult with the Chair of the BGHRC and the Chairman of the Board to determine whether or not a conflict of interest exists.  In addition, a Director will consider whether the acceptance of a new directorship would compromise his or her ability to perform present responsibilities.  No Director may serve on more than four boards of public companies.  No Director may serve on more than three audit committees of public companies.  An officer of the Company may not serve on a board of a public company without the prior approval of the Chief Executive Officer.

L.    Communication with the Board

Shareholders wishing to communicate with the Board, or with a specific director, may do so by writing to the Board, or to the particular director, and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158. All shareholder communications will be relayed to the Board of Directors or an appropriate committee of the Board.  If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board.  The Corporate Secretary shall promptly forward the unopened envelope to the Board.  From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to the Company’s website www.pnmresources.com for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the presiding director or with the non-management directors as a group may do so by writing to Presiding Director, c/o Corporate Secretary, PNM Resources, Inc., Alvarado Square, MS-2822, Albuquerque, New Mexico 87158.

II.   INDEPENDENCE AND COMMITTEES

A.    Majority of Independent Directors/Definition of Director Independence

The Board has and will have a majority of independent directors.  At most, two members of management, including the CEO, may serve as Directors. The definition of independence follows applicable law and meets or exceeds the requirements of the New York Stock Exchange (“NYSE”) Corporate Governance Listing Standards.  The Board reviews annually the relationship each Director has with the Company. No Director is considered independent unless the Board affirmatively determines that the Director has no material relationship with the Company.  PNM Resources will disclose in the Company’s annual proxy statement those determinations and the basis for a Board determination that a relationship is not material.

B.    Committee Composition

The Audit and Ethics and the Board Governance and Human Resources Committees are both composed entirely of independent directors. The remaining two committees, Finance and Public Policy and Sustainability, have a majority of independent directors, and are composed entirely of non-employee (i.e. non-management) directors.  Each committee has a written charter that complies with the requirements of applicable law and stock exchange listing standards.  In general, committees of the Board are used to focus on issues that may require more in-depth scrutiny.  The specific duties of each committee are detailed in the committee charters, and are approved by the Board of Directors.  Charters are available on the Company website and will be mailed to shareholders upon request.  Each committee reviews its charter on an annual basis, or more frequently if necessary, and recommends any amendments to the full Board.

The membership of each committee is recommended to the Board by the BGHRC and is rotated based on the following principles: (1) rotation of committee chair every three-to-seven years, and (2) rotation of other committee members every three-to-five years.  The committees themselves select committee chairs from their membership.  The committees meet in conjunction with regularly scheduled Board meetings, except for the Board meetings held in connection with the Annual Meeting and the Board retreat.  In addition, the Audit and Ethics Committee meets every quarter to review the Company’s 10-K and 10-Q filings with the Securities and Exchange Commission.  The committees will also meet at additional times as the need arises.

C.    Leadership Structure

The Board retains the right to exercise its discretion in combining or separating the offices of Chairman of the Board and Chief Executive Officer, as well as to determine whether, if the positions are separated, the Chairman may be an employee, non-employee, or an independent director.  This determination is made depending on what is best for the Company in light of all circumstances prevailing at the time.  Currently, the Board believes it to be in the best interests of the Company to separate the two positions.  The Board has separated the two offices on four different occasions since the late 1980s; most recently, the Board separated the two offices again effective March 1, 2010.

D.    Lead Director Position

The Chairman of the Board presides at all meetings of the stockholders and of the Board.  In circumstances where the non-management directors meet without the Chairman, the Board selects a presiding director.    A presiding Director is selected each year.  The Director selected is responsible for facilitating and chairing the non-management directors meetings scheduled for that year.  The non-management directors meet at least twice a year without management present and will meet more often as the need arises.

III.   PLANNING / OVERSIGHT FUNCTIONS

A.            Directors Have Direct Access to Management (Director access to management and, as necessary and appropriate, independent advisors.)

Directors are encouraged to have contact with members of executive management and to familiarize themselves with the Company’s operations.  Members of management are assigned as committee coordinators to assist the committee chairs and members with various committee duties.  Members of executive management attend Board meetings and members of the workforce are routinely called upon to make Board presentations.  Sound judgment is used in striking the balance of engagement with management and avoiding inappropriate involvement in the daily operations of the Company.

B.            Independent Directors Formally Review CEO Performance

The independent directors make this evaluation annually, and communicate the results to the CEO.  The evaluation is based upon objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, and other criteria established by the Board.  This evaluation is used by the BGHRC in establishing the CEO’s compensation program and in determining the appropriate compensation level for the CEO to recommend to the Board.

C.            Succession Planning

At least annually the CEO must review management development and succession planning with the Board to assure the effectiveness of the process and identify areas of need.  The Board focuses specifically upon succession planning for the CEO and reviews the CEO’s plans for other members of executive management.

D.            Ethics and Conflicts of Interest

The Company is committed to the highest standards of ethical behavior.  Directors, officers, employees and all other agents and representatives of the Company are expected to observe both the letter and spirit of the law in every transaction and make their own personal commitment to ethical behavior.  Every person working for PNM Resources and its affiliates must act in conformity with its Principles of Business Conduct expressed in its Do the Right Thing guidebook.  The Principles of Business Conduct are grounded in our shared values of Safety, Integrity, Stewardship, Accountability, Innovation and Teamwork.  The Board has not permitted any waiver of any ethics policy for any Director or Executive Officer.  The Board has authorized the BGHRC to consider requests for waivers of the Company’s Principles of Business Conduct for a Director or Executive Officer.  There is a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any Director or Executive Officer will be referred to the full Board for ratification and, if upheld, will promptly be disclosed to shareholders.

The Directors and officers complete a Conflict of Interest Questionnaire annually.  The BGHRC has oversight responsibility regarding conflicts of interest.  If an actual or potential conflict of interest arises for a Director, the BGHRC addresses the matter with the Director and promptly informs the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Director is expected to resign. A Director is required to disclose to the full Board when any matter under consideration involves a conflict of interest, whether direct or indirect.   Directors are recused from any discussion or decision affecting their personal, business or professional interests. The Board resolves any conflict of interest issue involving the CEO.  The CEO resolves any conflict of interest issue involving any other officer of the Company.

E.              Board Has its Own Advisors

The Board and its committees have the right to communicate directly with the Company’s principal external and internal advisors and to retain at the Company’s expense independent legal counsel, investment bankers, accountants and other consultants.

IV.   COMPENSATION OF DIRECTORS

A.            Directors Paid Partially in Stock

Only non-employee directors are compensated for their service as Directors. Their compensation is intended to be sufficient to attract qualified candidates.  Director compensation is a mix of cash and stock-based compensation.  The latter is intended to align the interests of the Directors with those of the shareholders.  Directors are paid an annual retainer fee, and a meeting fee for each committee meeting they attend.  The Company has no retirement program for Directors.  Director compensation is established and reviewed by the Board from time to time.  The BGHRC is responsible for making recommendations to the Board concerning director compensation.

B.   Stock Ownership Guidelines for Directors/Officers

The Board believes that directors should be stockholders and have a financial stake in the Company. The Board requires that newly elected Directors, before commencing Board service, become shareholders in the Company.  The BGHRC establishes and recommends to the full Board, minimum stock ownership guidelines for Directors.  The BGHRC establishes stock ownership guidelines and holdings requirements for officers.  The guidelines are reviewed periodically for any appropriate changes.

According to the guidelines, within three years, Directors should hold stock equal to two times the Annual Retainer, and within five years, Directors should hold stock equal to five times the Annual Retainer.

The stock ownership guidelines for officers (as amended in December 2008 to allow current officers an additional year to reach their respective holding requirements) are as follows:

No later than December 31, 2009, or within three years of the date of hire or promotion to the officer position, whichever is later, the officer must accumulate and hold stock valued at two times their respective base salary (except that vice-presidents must only show progress towards reaching their ultimate two times holding requirement).  No later than December 31, 2011, or within five years after the effective date of appointment or promotion to the position, whichever is later, the amount of ownership must be as follows:

Officer Position	Holding Requirement
Chief Executive Officer	5 times annual base salary
President and Chief Operating Officer	4 times annual base salary
Executive Vice President	4 times annual base salary
Senior Vice President	3 times annual base salary
Vice President	2 times annual base salary

Seventy-five percent of the amount of restricted stock awards must be held until six months after termination of Board service, or in the case of officers, after termination of employment, unless the stock ownership levels are otherwise met.  In December 2008, the Board suspended the officer requirement to hold 75% of restricted stock vesting in 2009 for the limited purpose of allowing the officer to sell additional stock to pay applicable taxes.

V.     DIRECTOR SERVICE

A.   Term Limits for Directors

A Director is not eligible for nomination for another term if election for that term would result in the Director serving for more than twelve (12) years, except:  (1) under extraordinary circumstances involving the Company where the Board in its discretion deems it to be in the best interest of the Company for the Director to continue serving on the Board for more than twelve (12) years; or (2) the service beyond twelve (12) years is due to the Director having been selected to fill a vacancy resulting in serving for a portion of an unexpired term.  A nominee for Director for a term which would result in service in excess of twelve (12) years is required to submit a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable.

B.   Inside Directors

A Director who is also an employee of the Company is required to submit a written resignation to the Board on the date of his or her leaving the Company, for acceptance at such time as the Board, in its discretion, deems advisable.

C.   Periodic Review

The establishment of term limits does not mean that a Director will be nominated to serve additional terms up to the maximum number of terms allowable.  Nominations for successive terms are not routine, it being understood that an evaluation process is used to determine that each nomination is in the best interest of the Company.

D.   Change In Employment and Health Condition

Directors are chosen based on their overall qualifications and the particular skill sets needed by the Board at the particular point in time.  Key to the selection is the Director’s professional and community achievements and the Director having the ability to devote to the substantial duties of a Board member.  Directors who undergo a significant change in their business or professional career are required to submit a letter of resignation to the Chair of the BGHRC.  The Board, in its discretion, will determine acceptance of the resignation.   A Director who experiences a change, such as a disabling health condition, that prevents the proper performance of the duties of a director is required to submit a letter of resignation.  The determination as to whether a change warrants resignation shall be made by the Chair of the BGHRC.

E.   Chief Executive Officer

By virtue of the position, the CEO of the Company is a Director and the Board’s policy regarding term limits does not apply to the CEO as a Director.  When the Director no longer holds the position of CEO of the Company: (1) he or she is required to submit a written resignation as a Director to the Board for acceptance at such time as the Board, in its discretion, deems advisable; (2) the provisions of the Board’s policy regarding service as an Inside Director and term limits applies to the Director; and, (3) any service on the Board by the Director, including the time served on the Board as CEO, is counted for purposes of determinations under this policy.

F.   Policy Changes

The adoption of this policy does not mean a contract exists with any individual Director.  The Board fully reserves the absolute right to change any policy with respect to service on the Board or nomination of a person for service on the Board at any time.

APPENDIX B

PNM RESOURCES, INC.

BOARD OF DIRECTORS

STOCK OPTION GRANT POLICY

Approved:  December 5, 2006
(Amended:  February 13, 2007)

BACKGROUND

PNM Resources, Inc. (the “Company”) has adopted the Omnibus Performance Equity Plan (the “PEP” or “Plan”) by which it provides incentives for performance by granting stock options and other equity awards. Participants in the Plan are employees of the Company and its subsidiaries which have adopted the PEP, as well as the Company’s non-employee directors.  The Board Governance and Human Resources Committee (the “Committee”) of the Board of Directors administers the PEP.

The purpose of this policy is to provide increased transparency in the Company’s governance practices.  This policy describes the Company’s process and practices related to the awarding of equity compensation, including stock options.  To ensure adherence to this policy, the Company’s Audit Services Department will annually review the process and practices used by the Company in awarding equity compensation.

POLICY

1.     Equity compensation awards shall be made only in compliance with the terms of the PEP and with applicable laws and regulations.  The Senior Vice President and Chief Administrative Officer of the Company is charged with the responsibility of assuring equity compensation compliance.

2.     The Board shall determine the amount of any award of equity compensation to non-employee directors.  The date of award of any equity compensation to non-employee directors shall generally be the date of the Annual Meeting of Shareholders.

3.     The Committee shall approve the award of equity compensation to officers.  In doing so the Committee shall give due consideration to the recommendations of the CEO of the Company.  In determining an award of equity compensation to the Company’s CEO, the Committee shall solicit the input of the outside directors of the Company’s Board, provided that the Committee shall have sole discretion to determine the award, if any, of equity compensation to the CEO.

4.     The President of the Company shall propose to the Committee annually a pool of stock options to be made available for the award of options to non-officer employees with recommendations for the allocation of the pool among the eligible employees.

5.     The Committee shall generally make any award of equity compensation to employees at its first regularly scheduled meeting each year, unless the meeting occurs during a black-out period for trading in Company securities in accordance with the Company’s Insider Trading Policy.  Under those circumstances, the Committee may (a) schedule a special meeting for the consideration of equity compensation awards to be held after the expiration of the blackout period; (b) award the equity compensation by means of unanimous consent executed after the expiration of the black-out period; or (c) pre-approve the equity compensation with an effective date of the first trading day after expiration of the black-out period.  In accordance with the Company’s Insider Trading Policy, a black-out period expires on the third trading day after release of the material, non-public information causing the black-out period.  The related award agreements are prepared and distributed as soon as administratively feasible following the date on which the awards are approved.

6.     If it is determined that equity compensation should be awarded to an employee after the Committee has awarded equity compensation pursuant to its annual process, for example in the case of new hires, any such equity compensation will generally be awarded by the Committee at its next regularly scheduled meeting.  The

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Committee may award such equity compensation by one of the alternative means identified in Section 5 of this policy.

7.     Equity compensation awards are prospective only.  The date of awards is the date on which the Committee approves the awards unless: (a) the date of approval is a non-trading day, in which case the date is the immediately preceding trading date; or (b) in the case of pre-approval during a black-out period, in which case the date is the first trading date after expiration of the black-out period.  The date of the award cannot be changed.  The exercise price of stock options is the closing price of Company stock on the day the stock options are awarded.  If an equity compensation award is made by unanimous consent, the effective date of the award shall be the date the last signature is received unless another date is specified in the resolutions in accordance with this policy.

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APPENDIX C

PNM Resources, Inc.

Board of Directors

Policy and Procedure Governing Related Party Transactions

Approved:  February 13, 2007

It is the policy of the Board of Directors of PNM Resources, Inc. (the “Company”) that any transaction, arrangement, or relationship or series of similar transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, with a Related Party (defined below) where the aggregate amount involved is expected to exceed $120,000 in any calendar year (“Related Party Transactions”) shall be subject to approval or ratification in accordance with the procedures set forth below.  It is the purpose of this Policy and Procedure to supplement, rather than displace, existing approval processes for Company transactions.

1.     The Board Governance and Human Resources Committee (the “Committee”) of the Board of Directors shall review the material facts of any Related Party Transaction and either approve or disapprove the transaction, subject to the exceptions identified below.  If advance approval is not feasible, then the Committee must ratify the Related Party Transaction at its next regularly scheduled meeting or the transaction must be rescinded.  In determining if a Related Party Transaction should be approved or ratified, the Committee shall consider, among other factors it deems appropriate, such factors as (i) the extent of the Related Party’s interest in the Related Party Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Party Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the Related Party Transaction.

2.     For purposes of this Policy and Procedure, “Related Party” means:

a.     Any person who is or was an executive officer, director or nominee for election as a director (since the beginning of the last fiscal year); or

b.     Any person or group who is a greater than 5% beneficial owner of the Company’s voting securities; or

c.     Any immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee).

3.     The Company’s Corporate Governance Department shall collect and maintain a master list of all Related Parties and distribute that list to appropriate officers and employees so that such officers and employees may identify and bring forward any proposed Related Party Transactions.  The Company’s Corporate Governance Department, in consultation with the Company’s Law Department, shall review each proposed transaction where the aggregate amount involved is reasonably expected to exceed $120,000 in a calendar year and present it to the Committee for review.

4.     No director of the Company may engage in any Committee or Board discussion or approval of any Related Party Transaction in which he or she is a Related Party; provided however, that such director must provide to the Committee or Board, as the case may be, all material information reasonably requested concerning the Related Party Transaction.

5.     All ongoing Related Party Transactions must be reviewed and approved annually by the Committee.

6.     The following types of transactions have been reviewed by the Committee and are hereby pre-approved (“Pre-Approved Transactions”):

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a.     Any compensation paid to a director if the compensation is pursuant to the Board-approved standard compensation arrangements for directors;

b.     Any compensation paid to an executive officer, solely resulting from the employment relationship with the Company if the compensation is reviewed and approved by the Human Resources and Compensation Committee or by the Board.

c.     Any transaction with another company at which a Related Party’s only relationship is as director or beneficial owner of less than a 10% equity interest of that company’s shares;

d.     Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids, or any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

e.     Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;

f.     Any transaction in which the Related Party’s interest arises solely from the ownership of the Company’s equity securities and all holders of the Company’s equity securities received the same benefit on a pro rata basis (e.g. dividends);

g.     Transactions available to employees generally;

h.     Transactions approved by another Committee or the Board in the normal fulfillment of its charter and responsibilities.

In conjunction with implementing this Policy and Procedure, the Committee shall review any existing Related Party Transactions entered into during 2006 and make a determination whether to ratify or rescind the transaction, unless the transaction is a Pre-Approved Transaction.

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APPENDIX D

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

CHARTER

AUDIT AND ETHICS COMMITTEE

Committee Coordinator — J. D. Trujillo

A.  PURPOSE

1.     The Audit and Ethics Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors to assist the Board in monitoring:

a. the integrity of the Company’s financial statements;

b. the Company’s compliance with legal and regulatory requirements;

c.  the independent auditor’s qualifications and independence; and

d. the performance of the Company’s internal audit function and independent auditors.

2.     The Committee shall monitor the Company’s system of disclosure controls and system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established.

3.     The Committee shall be responsible for preparing the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

4.     Because the function of the Committee is oversight, the authority and responsibilities contained in this Charter do not include the duties to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Board Governance and Human Resources Committee (“BGHRC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the Board Governance and Human Resources Committee.  At least one member shall be designated by the Board as the “audit committee financial expert” as defined by applicable law.  Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2.     The Committee shall meet as often as it deems appropriate, but no less often than quarterly.  The Committee shall provide the opportunity at each regularly scheduled meeting and other appropriate times for separate executive sessions with management, internal auditors and independent auditors.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors, as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to the independent auditor for preparing or issuing an audit report or performing other audit, review or attest services for the Company; payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  The independent auditors shall report directly to the Committee.

2.     The Committee shall pre-approve all auditing services and permitted non-audit services to be performed for the Company by its independent auditors in accordance with applicable law.  If the Committee delegates its pre-approval authority to one or more of its members, any pre-approvals granted pursuant to the delegation shall be reported to the full Committee at its next meeting.

3.     At least annually, the Committee shall review the qualifications, performance and independence of the independent auditors.  The Committee’s evaluation shall include a review of the audit firm’s lead partner.  As part of this review, the Committee shall obtain and review a report by the independent auditors describing:

a.     the firm’s internal quality control procedures;

b.     any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with those issues; and

c.     all relationships between the independent auditors and the Company to assist the Committee in assessing the auditor’s independence.

4.     As part of the annual review of the independent auditors, the Committee shall discuss with the independent auditors any relationships or services provided to the Company that may impact their objectivity and independence and significant legal matters involving the firm.  For purposes of this discussion, significant legal matters do not include litigation that is merely incidental to the practice of the accounting profession.

Significant legal matters include:

a.     legal matters that may have a significant adverse effect on the firm or its reputation;

b.     lawsuits or enforcement actions that have been filed by the SEC against the firm;

c.     criminal actions concerning the firm’s professional practice in which the firm or any of its partners or professional staff is a defendant;

d.     SEC investigations involving an individual who would be providing services for the Company; and

e.     any other matters that may affect the firm’s continuing ability to perform auditing services in a manner that maintains investor confidence in the integrity of the Company’s financial statements.

5.     The Committee shall recommend to the Board any appropriate action to be taken as a result of the annual review of the independent auditors that may be necessary to satisfy itself of the independence of the independent auditors and their ability to satisfactorily perform auditing services.

6.     The Committee shall assure the rotation of the lead audit partner every five years and other audit partners every seven years and shall establish hiring policies regarding employees and former employees of the independent auditors.  The Committee shall have the authority to adopt, review and revise policies regarding the regular rotation of the audit firm.

7.     The Committee shall review and discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the footnotes, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the certifications of the Chief Executive Officer and the Chief Financial Officer required by applicable law regarding the Company’s financial statements and reports filed with the SEC.  In conducting its review, the Committee shall review:

a.     major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

b.     analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and

c.     the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

8.     The Committee shall discuss the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.  The discussions may be general in nature, consisting of the types of information to be disclosed and the types of presentations to be made.

9.     The Committee shall discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the independent auditors, including the coordination of the audit effort with the Audit Services Department.

10.  The Committee shall discuss all items required to be communicated in accordance with applicable law, auditing standards or other professional accounting standards relating to the conduct of the audit, including reviewing with the independent auditors any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

11.  The Committee shall discuss policies regarding risk assessment and risk management in order to evaluate their effectiveness in identifying and mitigating significant risks and exposures, including business and financial risks, financial reporting and accounting controls, litigation issues, computerized information system controls and security, compliance with laws and regulations, other internal controls, and areas of operational risk that may impact the Company’s financial health.  The Committee shall review and monitor risk mitigation and management methods designed to address these risks.

12.  The Committee shall review material written communications prepared by the internal and independent auditors and the actions taken by management in response to the internal and independent auditors’ suggestions.

13.  The Committee shall review and monitor the Company’s Code of Conduct Ethics and Compliance Program, including the effectiveness of the Program for monitoring compliance with laws and regulations and the results of management’s investigations and handling of any instances of non-compliance, including disciplinary action.

14.  The Committee shall review policies and procedures regarding officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal or independent auditors.

15.  The Committee shall establish procedures for:

a.     the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

b.     the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.  The Committee shall review and consult with management regarding management’s appointment, evaluation, replacement, reassignment and dismissal of the Director of Audit Services.

17.  The Committee shall review the Audit Services Department’s objectives, resources and effectiveness; its organizational position, objectivity and status within the Company; its compliance with relevant professional standards; and its annual audit plan, including its coordination with the examination performed by the independent auditors.

18.  The Committee shall review the results of the internal audit activities for the year, internal audit’s consideration of the internal control structure and its evaluation of the adequacy of the internal controls over the financial reporting process, computer controls and security and Company-wide risk management.

19.  The Committee shall review with the General Counsel significant litigation and regulatory matters involving the Company and review with the General Counsel and the independent auditors related disclosures made in the financial statements and related footnotes.

20.  The Committee shall make regular reports to the Board of its ongoing activities, actions taken, and, in particular, shall report to the Board regarding any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal auditors.

21.  The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

22.  The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

APPENDIX E

APPROVED BY THE BOARD OF DIRECTORS

DECEMBER 9, 2008

(Amended:  02/16/10)

CHARTER

BOARD GOVERNANCE AND HUMAN RESOURCES COMMITTEE

Committee Coordinator — A. A. Cobb

A.  PURPOSE

1.     The Board Governance and Human Resources Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     identify individuals qualified to become board members;

b.     recommend to the Board director nominees for election to the Board;

c.     recommend to the Board committee assignments;

d.     review and recommend board compensation;

e.     review and determine board independence;

f.      provide continuing education opportunities for directors;

g.     develop and recommend to the Board a set of corporate governance principles applicable to the Company; and desirable changes as appropriate;

h.     shall have oversight responsibility regarding conflicts of interest;

i.      oversee the evaluation of the Board and Committees;

j.      review and approve corporate goals and objectives relevant to CEO compensation;

k.     evaluate the CEO’s performance in light of those goals and objectives;

l.      determine and recommend for approval by the independent directors of the Board the CEO’s compensation level based on this evaluation; and

m.    oversees the performance evaluation process of the CEO

2.     The Committee shall discuss and review the evaluation of senior officer performance.  The Committee shall be responsible for making recommendations to the Board regarding senior officer compensation, incentive-compensation plans and equity-based plans.

3.     The Committee shall be responsible for preparing the report on senior officer and director compensation required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of independent directors appointed by the Board upon the recommendation of the Board Governance and Human Resources Committee.  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment and shall meet the membership requirements established by the New York Stock Exchange.  The Committee shall annually elect one of its members to be the Chair.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities, and is authorized to retain the services and evaluate performance of internal or outside legal, accounting and other advisors, as it deems necessary in the fulfillment of its duties.

4.     The Committee shall have sole authority to retain and terminate any search firm to be used to identify director candidates, and any compensation consulting firm to be used to assist the Committee in the evaluation of CEO or senior officer compensation, and to approve the consulting/search firm’s fees and other retention terms.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.

5.     The Committee shall have sufficient funding to carry out its duties, including funding for payment of compensation to search firms used to identify director candidates; payment for any advisors used by the Committee; payment to compensation consulting firms; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

6.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

7.     The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

8.     The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

C.  DUTIES AND RESPONSIBILITIES - GOVERNANCE

1.     The Committee shall develop candidate qualifications for Board membership.  General qualifications for Board membership shall be included in the corporate governance principles recommended by the Committee and approved by the Board.

2.     The Committee shall recommend to the Board nominees to fill Board vacancies.

3.     The Committee shall recommend to the Board the composition, the optimum size of the Board, and organization of the Board, including committee assignments.  The Committee shall recommend nominees for committee chairs.

4.     The Committee shall develop and recommend to the Board standards for determining director independence consistent with the requirements of the New York Stock Exchange and other applicable laws or regulations, and recommend the affirmation of Director independence to the Board as appropriate.  The Committee shall review and assess these standards on a periodic ongoing basis.

5.     The Committee shall review any proposed amendments to the Company’s Articles of Incorporation and Bylaws and recommend appropriate action to the Board.

6.     The Committee shall recommend Board compensation levels and stock ownership guidelines, and shall review director stock ownership on an annual basis, in compliance with the director stock ownership guidelines.

7.     The Committee shall review Board practices, which influence the effectiveness of the Board, including conflict of interest and Board effectiveness evaluations.  The Committee shall develop and recommend evaluation processes for use by the committees of the Board in conducting their annual self-evaluations.

8.     The Committee shall recommend criteria for a continuing education program for directors and provide information on corporate board and utility industry education programs.

9.     The Committee shall have responsibility regarding conflicts of interest, and shall develop and circulate to the Directors and Officers a Conflict of Interest Questionnaire to be completed annually.  If an actual or potential conflict of interest arises for a Director, the Committee shall address the matter with the Director and promptly inform the CEO and the Board.  If a significant conflict exists and cannot be resolved, the Committee shall seek the Director’s resignation.  Any conflict of interest issue involving the CEO shall be referred to the Board for resolution.  Any conflict of interest issue involving any other Officer of the Company shall be referred to the CEO for resolution with the requirement that the CEO shall report to the Committee how the matter was resolved.

10.   The Committee shall have authority to consider requests for waivers for a director or senior officer of the Company’s Principles of Business Conduct.  There shall be a strong presumption against providing any waivers.  Any waivers granted must be accompanied by terms and conditions sufficient to protect the Company under the circumstances.  Any waiver of the principles for any director or senior officer shall be referred to the full Board for final approval and if granted, shall promptly be disclosed to shareholders.

11.   The Committee shall have the responsibility to review the material facts of any related party transaction and approve such transaction in accordance with the Policy and Procedure Governing Related Party Transactions.

D.  DUTIES AND RESPONSIBILITIES — HUMAN RESOURCES & COMPENSATION

1.     The Committee shall review the Company’s compensation policies and benefit programs and how they relate to the attainment of goals.  The Committee shall recommend to the Board the compensation philosophy and guidelines for the entire officer and managerial group, giving emphasis to rewarding long term results and maximizing shareholder value.  The Committee shall make recommendations to the Board regarding use of equity-based compensation plans.

2.     The Committee shall establish an appropriate compensation program for the CEO based on a review of compensation practices for CEO’s and various senior officers in the Company’s own industry, as well as comparable positions nationally.  This program shall include attainment of corporate goals as a key part of its structure.

3.     The Committee shall review and recommend to the independent directors the CEO’s compensation level, including incentives, each year and communicate this to the CEO.  The level of compensation shall be measured against attainment of goals.

4.     The Committee shall review and approve the annual compensation levels, including incentives for senior officers, giving due consideration to the CEO’s recommendations.  As part of this review, the Committee shall discuss the performance evaluations provided by the CEO for the senior officers.

5.     The Committee shall review and approve compensation, including incentive compensation, above the 50Th percentile of market for new hire senior officers (above the level of vice president).  For compensation of a newly hired senior officer, the CEO shall have the discretion to approve salary offers up to the 50th percentile of market.  The Committee shall approve all equity compensation.

6.     The Committee shall recommend to the Board the total amount of equity awards to be authorized each year and the amount of individual awards to be approved for officers.  The Committee shall review such information as it shall require to assure that the awards issued to both officers and non-officers are no more than the amount of equity awards authorized by the Board and that the amount of equity awarded to non-officers is appropriately allocated consistent with the long-term best interest of the Company.  The Committee shall report its findings to the Board.

7.     The Committee oversees, and includes the independent directors in the annual performance evaluation of the CEO, giving emphasis to the CEO’s performance relative to the performance goals established by the Board for that year.

8.     The Committee shall recommend Officer stock ownership guidelines and shall review Officer stock ownership on an annual basis, in compliance with the Officer stock ownership guidelines.

9.     The Committee shall review, and make recommendations to the Board concerning any contracts or other transactions with current or former senior officers of the Company, including consulting arrangements, employment contracts, and severance or termination arrangements, unless provided for under existing retention and severance plans.  Additionally, the Committee permits management to make administrative and timing accommodations in the actual execution of these plans for employees and officers, as long as these accommodations do not materially change the benefits under said plans.

10.   The Committee shall plan for management continuity through annual review and approval of a succession plan for the CEO and review of the CEO’s plans for other members of senior officers.

11.   The Committee shall review and monitor the Company’s Affirmative Action program.

12.    The Committee shall review management’s recommendations on health, retirement and other related employee benefit programs.  The Committee shall approve new plans or substantive changes to existing programs in accordance with Board resolutions adopted February 19, 2002.  The Committee shall review reports regarding the adequacy and diversity of the investment fund options under the Company’s 401(k) plan and the educational programs provided to employees regarding participation in the 401(k) plan.

13.   The Committee shall review and approve any additional employee benefits plans and any amendments to employee benefits plans, including those currently in effect and those that may be added in the future, except:

a.     those plans and amendments that exclusively affect the benefits of employees included in a unit of employees covered by a collective bargaining agreement with a labor union;

b.     amendments that are not essential to the meaning of the plan;

c.     amendments to plan design that do not increase the costs of the plan by 10% or more over the costs of the plan in the prior year;

d.     amendments that do not alter the purpose of the plan;

e.     amendments that are required by applicable tax law;

f.      amendments that do not change the participants eligible to participate in the plan nor the intended benefits of the plan;

g.     amendments to correct obvious errors such as typographical or grammatical errors;

h.     amendments required by changes in legal requirements applicable to the plan; and

i.      amendments necessary to clarify the meaning of one or more provisions of the plan.

13.   The Committee shall review any additional employee benefits plans and amendments for which committee approval is not required.

14.   The Committee shall review and approve any employee benefits plan and amendment that is solely for the benefit of one or more officers.

For purposes of this Charter, “employee benefits plan” includes all plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the trusts or other funding mechanisms for the plans, and individually negotiated severance or deferred compensation agreements, whether or not covered by Section 3(3) of ERISA.

APPENDIX F

APPROVED BY THE BOARD OF DIRECTORS

December 17, 2003

(Amended:  02/17/09)

CHARTER

FINANCE COMMITTEE

Committee Coordinator — C. N. Eldred

A.   PURPOSE

1.     The Finance Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     review and recommend to the Board the Company’s capital structure and financial strategy, including dividend policy;

b.     oversee the Company’s financial performance, capital expenditures and investment procedures and policies;

c.     oversee the Company’s investments in subsidiaries; and

d.     oversee financial risk management strategies and policies.

2.     The Committee shall have responsibility to oversee the governance, performance and funding level of the pension fund and the performance of the 401(k) plan funds.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three independent directors appointed by the Board upon the recommendation of the Board Governance and Human Resources Committee (“BGHRC”).  All members of the Committee shall be free of any relationships that would interfere with their exercise of independent judgment.  The Committee shall annually elect one of its members to be the Chair, giving due consideration to the nominee recommended by the BGHRC.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors as it deems necessary in the fulfillment of its duties.  The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties, including funding for payment for any advisors used by the Committee; and ordinary administrative expenses necessary and appropriate in carrying out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall review the Company’s liquidity position, and recommend to the Board changes in capital structure, financial strategy and dividend policy for the Company.

2.     The Committee shall assist the Board in reviewing the Company’s financial results compared to the business plan (the Annual Operating Plan (AOP)) and assess operational performance.

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3.     The Committee shall review and approve the Company’s pension and corporate investment procedures, policies, investment performance, and compliance of fund managers with company policy.

4.     The Committee shall review and approve the Company’s Capital Development & Approval Process (CDAP) and Capital Allocation Policy.

5.     The Committee shall review the Company’s Capital Expenditure Budget and recommend the appropriate spending levels to the Board for approval.

6.     The Committee shall review and approve all single capital projects in excess of $10 million for compliance with corporate strategic goals, and review summary lists of all capital projects of $1 million or more.  All capital projects shall have previously been approved by the CEO or any officer of the Company to whom such authority has been properly delegated.  This section shall not apply to capital projects of subsidiaries in which the Company does not have a majority interest.

7.     The Committee shall review and approve all equity and debt financing and capital contributions to subsidiaries of $10 million up to $75 million within a twelve-month period  (including, e.g., leases, special purpose vehicles, refinancing, restructuring and early retirement) and review and recommend approval by the Board for amounts in excess of $75 million within a twelve-month period.

8.     The Committee shall review and approve intercompany loan agreements of more than $50 million.

9.     The Committee shall review the financial implications of any significant transactions related to mergers, acquisitions, reorganizations and divestitures.

10.   The Committee shall review transactions, or a series of similar transactions within a twelve month period, which involve the sale, transfer or other disposition of assets valued at $50 million or more or, in the case of subsidiaries in which the Company has less than a majority interest, $100 million.

11.   The Committee shall review and approve Company guarantees of the obligations of its subsidiaries in excess of $10 million.  If the guarantee exceeds $50 million, the Committee shall review and recommend approval to the Board.

12.   The Committee shall review reports regarding the performance of the Company’s 401(k) plan funds.

13.   The Committee shall review and consult with management on risk management policies and procedures.  The Committee shall approve the Risk Management Policy, Risk Management Committee members, and authorize risk tolerance and review trading in derivative instruments.

14.   The Committee shall review the Company’s insurance program for adequacy of coverage.

15.   The Committee shall review presentations to ratings agencies and the financial implications of ratings agency actions and shall report its findings via a written report to the Audit and Ethics Committee.

16.   The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.  The report shall include a listing of all transactions conducted during the year in the $10-75 million range.

17.  The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

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APPENDIX G

APPROVED BY THE BOARD OF DIRECTORS

DECEMBER 9, 2008

(Amended:  02/17/09)

CHARTER

PUBLIC POLICY AND SUSTAINABILITY COMMITTEE

Committee Coordinator — E. J. Ferland

A.  PURPOSE

1.     The Public Policy and Sustainability Committee (the “Committee”) shall be a standing committee appointed by the Board of Directors with responsibility to:

a.     oversee the Company’s activities in the area of corporate responsibility that may have an impact on the Company’s business operations or public image, in light of political and social trends, and public policy issues;

b.     assess management’s implementation of the Company’s corporate responsibility programs;

c.     assess the public policy positions and activities of the Company regarding pending legislative or other governmental initiatives or actions significant to PNM Resources, Inc. or its affiliates; and shareholder proposals involving issues related to political and social trends and public responsibility;

d.     review Company practices and procedures, not otherwise reviewed by another Committee of the Board, to assess the sustainability impacts of its operations and products on the environment;

e.     review the policies and procedures to protect the health and safety of employees, contractors and the public at large;

f.      review the Company’s policies regarding charitable and political contributions.

2.     The Committee shall be responsible for monitoring, evaluating and recommending appropriate actions to the Board regarding the Company’s public responsibilities, corporate image, environmental standards, and corporate citizenship with a goal that the Company is held in high regard by its customers, shareholders, government officials, and the public at large.

B.  STRUCTURE AND OPERATIONS

1.     The Committee shall consist of at least three directors appointed by the Board upon the recommendation of the Board Governance and Human Resources Committee.  The Committee shall annually elect one of its members as Chair.

2.     The Committee shall meet as often as it deems appropriate, but not less frequently than three times a year.

3.     The Committee has the authority to initiate and supervise investigations into any matters within the scope of its authority and responsibilities.  The Committee is authorized to retain the services of internal or outside legal, accounting and other advisors, as it deems necessary in the fulfillment of its duties. The Committee and its designees shall have unlimited accessibility to all the Company’s records, property, and employees.  The Committee shall have sufficient funding to carry out its duties.

4.     The Committee may delegate specific responsibilities to a subcommittee of one or more of its members provided that the subcommittee shall keep the full Committee informed of its activities.

C.  DUTIES AND RESPONSIBILITIES

1.     The Committee shall review the Company’s key public policy positions taken regarding legislative, regulatory, judicial and other governmental matters.

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2.      The Committee shall monitor and assess the progress and success of the Company’s public image strategy, community involvement, and communication initiatives, including PNM Resources Foundation and corporate charitable giving programs.

3.      The Committee shall have the responsibility to review the Corporate Environmental Management Systems, monitor the implementation of Corporate Environmental Policy, environmental strategies and results, including progress towards meeting the Company’s environmental goals.

4.      The Committee shall review significant social, governmental, and environmental trends and issues that may affect the Company’s operations, and advise the Board accordingly.

5.      The Committee shall review the Company’s policies and public positions regarding the impact on sustainability of its operations and products, specifically its impact on the environment, its promotion of energy efficiency and use of renewable energy resources.

6.      The Committee shall assure that the Company addresses relevant public affairs issues from a perspective that emphasizes the interests of its key constituents, recognizing the long-term interests of shareholders.

7.      The Committee shall review and make recommendations to the Board on shareholder proposals, for inclusion in the Company’s proxy materials, that relate to political or social trends or corporate public responsibility issues.

8.      The Committee shall review the Company’s programs and results regarding safety for employees, contractors and the public at large.

9.      The Committee shall review Company policies with respect to charitable and political contributions, and make recommendations to the Board, if appropriate, with respect to such policies.

10.    The Committee shall review reports and presentations from employee affinity organizations, such as Llave and the American Indian Employee Organization (AIEO).

11.    The Committee shall conduct an annual evaluation of its performance and shall submit an annual report to the Board regarding the evaluation and confirming that all responsibilities described in this Charter have been fulfilled.

12.    The Committee shall review this Charter at least annually and recommend any appropriate changes to the Board for approval.

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Directions to

PNM Resources, Inc.

Annual Meeting of Shareholders

Tuesday, May 18, 2010 — 9:00 a.m. (MDT)

South Broadway Cultural Center

1025 Broadway SE

Albuquerque, New Mexico

69280-bl FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 AM Eastern Time on May 13, 2010. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/pnm-emp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Adelmo E. Archuleta 02 Patricia K. Collawn 03 Julie A. Dobson 04 Robert R. Nordhaus 05 Manuel T. Pacheco 06 Bonnie S. Reitz 07 Donald K. Schwanz 08 Jeffry E. Sterba 09 Bruce W. Wilkinson 10 Joan B. Woodard (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2010.

69280-bl Dear RSP Participant: In connection with the Annual Meeting of Shareholders of PNM Resources, Inc., on May 18, 2010, you may direct the voting of shares of PNM Resources, Inc. common stock held by the PNM Resources, Inc., Retirement Savings Plan (“RSP”), which are allocated to your account as of the record date of March 29, 2010. Instructions are set forth below for providing your timely express directions over the Internet, by telephone or by mail. The RSP requires us to provide voting instructions to the Trustee, The Vanguard Fiduciary Trust Company, for all shares held under the plan. Your voting directions will be received in confidence and tallied by the tabulator for PNM Resources, Inc., BNY Mellon Shareowner Services, who will only provide us with the cumulative results of all of the express directions received, so that we may instruct the Trustee to vote your allocated shares in accordance with the express directions received from you. No individual participant vote information will be provided to us. If no timely express directions are received from you, then we shall instruct the Trustee to vote the shares allocated to your account as follows: • FOR the election of the ten (10) nominees for directors of PNM Resources, Inc. • FOR the appointment of Deloitte & Touche LLP as independent public accountants for 2010. The Corporate Investment Committee will vote all shares held in the RSP on any other matter that is properly raised at the Annual Meeting in accordance with its judgment. We encourage you to direct the voting of the shares allocated to your RSP account by voting over the Internet or by telephone on or before May 13, 2010, at 11:59 AM, Eastern Time, or by signing and mailing the vote authorization form so that it is received on May 13, 2010. If you vote over the Internet or by telephone, you may change your express voting directions up until the deadline for voting over the Internet or by telephone. Please note that the deadline for voting your RSP shares is earlier than for any shares held directly by you so that there is adequate time to instruct the Trustee to vote the RSP shares. Sincerely, Corporate Investment Committee, Terry Horn Committee Chairperson (Please note that this form is only for voting RSP shares. You must use the separate proxy card provided to you to vote shares held directly by you.) Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The 2010 Proxy Statement, 2009 Annual Report to Shareholders and 2009 Form 10-K are available at: http://www.proxyvoting.com/pnm VOTE AUTHORIZATION FORM I understand that The Vanguard Fiduciary Trust Company is the holder of record and custodian of all shares of PNM Resources, Inc. common stock held by the PNM Resources, Inc., Retirement Savings Plan (“RSP”) which are allocated to my RSP account. Further, I understand that my voting instructions are solicited on behalf of PNM Resources, Inc.’s Board of Directors for the Annual Meeting of Shareholders of PNM Resources, Inc. to be held on May 18, 2010. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

PNM Resources, Inc. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting Tuesday, May 18, 2010 at 9:00 AM You are receiving this communication because you hold shares of PNM Resources, Inc. and are entitled to vote at our Annual Meeting. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/pnm NOTICE OF ANNUAL MEETING OF SHAREHOLDERS Dear Shareholder: You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 18, 2010, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of this Notice card. You are entitled to vote all shares of common stock held by you as of the record date of March 29, 2010. At the meeting, shareholders are being asked to: • Elect ten (10) directors. • Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2010. • Transact any other business properly brought up at the meeting. The proxy statement and form of proxy were first made available to our shareholders on or about April 7, 2010. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Your vote is extremely important. After reading the proxy statement, please vote at your earliest convenience so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. Your continued interest in the business of PNM Resources, Inc. is appreciated and we hope you will be able to attend the Annual Meeting. Sincerely, Jeffry E. Sterba Patricia K. Collawn Chairman of the Board President and Chief Executive Officer If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 10, 2010 to facilitate timely delivery. TO REQUEST PAPER COPIES OF PROXY MATERIALS: (please reference your 11-digit control number when requesting materials) If you request paper copies we will provide paper copies for future proxy materials until you revoke this request. Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688). Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email) Internet: http://www.proxyvoting.com/pnm CONTROL NUMBER 69277 TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares. YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

Important Notice Regarding the Internet Availability of Proxy Materials for PNM Resources, Inc. 2010 Annual Shareholder Meeting The following materials are available for you to review online: • the Company’s 2010 Proxy Statement (including all attachments thereto); • the Company’s 2009 Annual Report; • the Company’s 2009 Form 10-K; and • any amendments to the foregoing materials that are required to be furnished to shareholders. To request a paper copy of the Proxy Materials: (you must reference your 11-digit control number located on the reverse side of this form) Telephone: 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688) Email: shrrelations@bnymellon.com (you must reference your 11-digit control number in your email) Internet: http://www.proxyvoting.com/pnm Voting Items: The Board of Directors of PNM Resources recommends that you vote FOR the following: 1. Elect ten (10) directors (Adelmo E. Archuleta, Patricia K. Collawn, Julie A. Dobson, Robert R. Nordhaus, Manuel T. Pacheco, Bonnie S. Reitz, Donald K. Schwanz, Jeffry E. Sterba, Bruce W. Wilkinson, Joan B. Woodard) 2. Ratify the appointment of Deloitte & Touche, LLP as independent public accountants for 2010. The Proxy Materials for PNM Resources, Inc. are available to review at: http://www.proxyvoting.com/pnm Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. 69277 HOW TO VOTE BY INTERNET We encourage you to review the proxy materials online before voting. Use the Internet to vote your shares. On the landing page of the above website in the box labeled “To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Have this notice in hand when you access the website. You will need to reference the 11-digit control number located on the reverse side. To Vote In Person: You may vote your shares in person by attending the Annual Meeting. Meeting Location: South Broadway Cultural Center 1025 Broadway SE Albuquerque, NM Directions to Annual Meeting

Fulfillment 69470 69277 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time on May 17, 2010. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/pnm Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Mark Here for Address Change or Comments SEE REVERSE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X A VOTE “FOR” THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS 01 Adelmo E. Archuleta 02 Patricia K. Collawn 03 Julie A. Dobson 04 Robert R. Nordhaus 05 Manuel T. Pacheco 06 Bonnie S. Reitz 07 Donald K. Schwanz 08 Jeffry E. Sterba 09 Bruce W. Wilkinson 10 Joan B. Woodard (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2010.

Fulfillment 69470 69277 April 7, 2010 Dear Shareholder: You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 18, 2010, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of the proxy statement for your reference. You are entitled to vote all shares of common stock held by you as of the record date of March 29, 2010. At the meeting, shareholders are being asked to: • Elect ten (10) directors. • Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2010. • Transact any other business properly brought up at the meeting. The proxy statement and form of proxy were first made available to our shareholders on April 7, 2010. We are pleased to take advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to our shareholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Your vote is extremely important. After reading the proxy statement, please vote at your earliest convenience so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. Your continued interest in the business of PNM Resources, Inc. is appreciated and we hope you will be able to attend the Annual Meeting. Sincerely, Jeffry E. Sterba Patricia K. Collawn Chairman of the Board President and Chief Executive Officer Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The 2010 Proxy Statement, 2009 Annual Report to Shareholders and 2009 Form 10-K are available at: http://www.proxyvoting.com/pnm Annual Meeting of Shareholders – May 18, 2010 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints B.S. Reitz, D.K. Schwanz and J.B. Woodard and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc., to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, NM, at 9:00 a.m., Mountain Daylight Time, on May 18, 2010, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSALS 1 and 2. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

PNM Resources, Inc. Alvarado Square Albuquerque, NM 87158

Notice of Annual Meeting of Shareholders

Tuesday, May 18, 2010

9:00 a.m., Mountain Daylight Time

South Broadway Cultural Center

1025 Broadway SE

Albuquerque, New Mexico

(PNM Resources, Inc. Convertible Preferred Stock, Series A)

April 7, 2010

Dear Cascade Investment, L.L.C.

You are cordially invited to attend the Annual Meeting of Shareholders of PNM Resources, Inc. The meeting will be held on Tuesday, May 18, 2010, at 9:00 a.m. (Mountain Daylight Time), at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, New Mexico. A map to the meeting location is included on the back page of the proxy statement for your reference.

As the holder of all of our outstanding 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A (“preferred stock”) on the record date of March 29, 2010, you are entitled to vote together with the holders of our common stock on all matters which are to be voted upon at the Annual Meeting by our shareholders, except the election of directors. Each share of preferred stock is entitled to 10 votes at the Annual Meeting because each share of preferred stock is convertible into 10 shares of common stock, subject to certain anti-dilution requirements.

At the meeting, shareholders are being asked to:

•                  Elect ten (10) directors (only common shareholders will vote on this matter).

•                  Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2010

•                  Transact any other business properly brought up at the meeting.

The proxy statement and form of proxy were first made available to our shareholders on or about April 7, 2010.

Your vote is extremely important.  After reading the Proxy Statement, please vote, at your earliest convenience, by completing, signing and faxing the proxy card for the preferred stock to our tabulator, David Cary, BNY Mellon Shareowner Services at (214) 922-4455 so that it is received on or before Friday, May 14, 2010. Please also mail the original completed proxy card to Mr. Cary in the enclosed envelope. We are unable to offer voting of the preferred stock by telephone or the Internet and are providing you with paper copies of the proxy statement, 2009 annual report to shareholders, 2009 Form 10-K, and the proxy card for voting the preferred stock. Please vote so that we can be assured of having a quorum present at the meeting and so your shares may be voted in accordance with your wishes. Your continued interest in the business of PNM Resources, Inc. is appreciated and we hope you will be able to attend the Annual Meeting.

Sincerely,

Jeffry E. Sterba	Patricia K. Collawn
Chairman of the Board	President and Chief Executive Officer

PNM Resources, Inc. Annual Meeting of Shareholders – May 18, 2010

Proxy Solicited on Behalf of the Board of Directors

(PNM Resources, Inc. Convertible Preferred Stock, Series A)

The undersigned appoints B.S. Reitz, D.K. Schwanz, and J. B. Woodard and each or any one of them, true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote PNM Resources, Inc. Convertible Preferred Stock, Series A of the undersigned at the Annual Meeting of Shareholders of PNM Resources, Inc. to be held at the South Broadway Cultural Center, 1025 Broadway SE, Albuquerque, NM at 9:00 a.m. Mountain Daylight Time on May 18, 2010, and at any continuation of the meeting, if adjourned, on all matters coming before the meeting, except the election of directors. Pursuant to the proxy statement, said proxies are directed to vote as indicated on this proxy, and otherwise in accordance with their judgment with respect to any other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR PROPOSAL 2.

Please complete, sign and fax this proxy card to our tabulator, David Cary, BNY Mellon Shareowner Services, at (214) 922-4455 so that it is received on or before Friday, May 14, 2010. Please also mail the original completed proxy card to Mr. Cary in the enclosed envelope.

Cascade Investment, L.L.C. does hereby vote the 477,800 shares of PNM Resources, Inc. Convertible Preferred Stock, Series A in the following manner:

Proposal 2 - Ratify appointment of Deloitte & Touche LLP as independent public accountants for 2010.

FOR	AGAINST	ABSTAIN

CASCADE INVESTMENT, L.L.C

By:
	Name:	Date
Title: